Exhibit 10.22

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

among

JPMorgan Chase Bank, National Association,
as Buyer

QL Ginnie EBO, LLC,
as Seller

and

QL Ginnie REO, LLC,
as REO Subsidiary

and

Quicken Loans Inc.,
as Guarantor

Dated December 14, 2017

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SCHEDULES

SCHEDULE 1-A	REPRESENTATIONS AND WARRANTIES RE: UNDERLYING REO PROPERTY
SCHEDULE 1-B	REPRESENTATIONS AND WARRANTIES RE: UNDERLYING MORTGAGE LOANS
SCHEDULE 1-C	REPRESENTATIONS AND WARRANTIES RE: REO SUBSIDIARY INTERESTS
SCHEDULE 1-D	REPRESENTATIONS AND WARRANTIES RE: POOLED LOANS

ii

SCHEDULE 1-E	REPRESENTATIONS AND WARRANTIES RE: PARTICIPATION INTERESTS
SCHEDULE 2	AUTHORIZED REPRESENTATIVES
SCHEDULE 3	LITIGATION
SCHEDULE 4	SELLER PARTY AND GUARANTOR NAMES FROM TAX RETURNS

EXHIBITS

EXHIBIT A	FORM OF CONFIRMATION LETTER
EXHIBIT B	SELLER PARTIES’ AND GUARANTOR’S TAX IDENTIFICATION NUMBERS
EXHIBIT C	FORM OF ASSET SCHEDULE
EXHIBIT D	FORM OF SECTION 8 CERTIFICATE
EXHIBIT E	FORM OF POWER OF ATTORNEY
EXHIBIT F	FORM OF REPURCHASE/RELEASE REQUEST
EXHIBIT G	RESERVED
EXHIBIT H	SERVICER NOTICE
EXHIBIT I	SELLER PARTIES’ AND GUARANTOR’S SUBSIDIARIES

iii

MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT, dated as of December 14, 2017, among QL GINNIE EBO, LLC, a Delaware limited liability company, as seller (“Seller”), QL GINNIE REO, LLC, a Delaware limited liability company, as REO Subsidiary (“REO Subsidiary” and together with Seller, the “Seller Parties”), QUICKEN LOANS INC., a Michigan corporation, as owner and servicer and as guarantor (“Guarantor”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association organized under the laws of the United States (the “Buyer”).

Section 1.              Applicability. On the initial Purchase Date, the Seller shall transfer to Buyer the Participation Interests (which Participation Interests represent all of the economic, beneficial, and equitable ownership interests in the Underlying Mortgage Loans, including the Servicing Rights related thereto) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Participation Interests at a date certain not later than the Termination Date in connection with a transfer of funds by Seller. From time to time, the Seller may request Purchase Price Increases for the Transaction in conjunction with the allocation of an Underlying Mortgage Loan to the Participation Interests resulting in an increase in the Asset Value of such Participation Interests. Each such transaction and Purchase Price Increase shall be referred to herein as a “Transaction” and shall be governed by this Agreement, unless otherwise agreed in writing, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. This Agreement is not a commitment by Buyer to enter into the Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into the Transactions with the Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

From time to time, upon foreclosure or other conversion of an Underlying Mortgage Loan, the Seller shall contribute to the REO Subsidiary its economic, beneficial, and equitable ownership interests in the resulting REO Property; provided, however, that bare legal title to such REO Property shall remain with Guarantor, as Nominee. In order to further secure the Obligations hereunder, (a) Guarantor shall pledge its interest, if any, in the Purchased Assets, Underlying Assets and the Pledged Items and (b) the REO Subsidiary shall pledge its interest, if any, in the Purchased Assets, Underlying REO Properties and the Pledged Items, in each case, to Buyer.

On the initial Purchase Date, Seller will pledge the Eligible REO Subsidiary Interests with respect to the REO Subsidiary in connection with the initial Transaction.

Section 2.              Transaction Overview. Guarantor will purchase delinquent, defaulted, modified and to be modified Mortgage Loans from Ginnie Mae Securities. Guarantor will issue a Participation Interest to Seller representing a beneficial interest in certain of such Mortgage Loans which Participation Interests (and the Underlying Mortgage Loans) shall be subject to Transactions hereunder. To the extent that an Underlying Mortgage Loan becomes an REO Property, such REO Property (other than the bare legal title) shall be transferred to REO Subsidiary, and the corresponding increase in the Asset Value of the pledged REO Subsidiary

Interests shall be intended to support the outstanding Purchase Price paid for the related Mortgage Loan following the Conversion Date.

This Agreement refers to REO Subsidiary Interests representing direct beneficial interests in Underlying REO Property. The parties understand that Underlying REO Property is owned by the REO Subsidiary and that the REO Subsidiary Interest represents the ownership interest in the Underlying REO Property. Accordingly, to the extent that this Agreement refers to beneficial interests in Underlying REO Property owned by REO Subsidiary or any other property owned by a separate legal entity, such references shall be construed as referring to such Underlying REO Property owned by REO Subsidiary or other such property owned by such separate legal entity.

Notwithstanding anything herein to the contrary, the parties expressly agree that unless there has occurred and is continuing an Event of Default, (i) once a Transaction is entered into, the Seller is not required to repurchase the Purchased Assets related thereto until the earlier of the Repurchase/Release Date or the Termination Date (regardless of whether the Underlying Mortgage Loan converts to Underlying REO Property), and (ii) in the event that a Purchased Asset, Underlying Asset or Pledged Asset becomes a Defective Asset, such change shall only impact the Asset Value attributed to the applicable Purchased Asset, Underlying Asset or Pledged Asset (which could result in a Margin Call, but shall not, by itself, result in an accelerated Repurchase/Release Date for the Purchased Asset, Underlying Asset or Pledged Asset).

Section 3.              Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 3 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa).

“1934 Act” shall have the meaning set forth in Section 35(a) hereof.

“Accepted Servicing Practices” shall mean, with respect to any Underlying Mortgage Loan or Underlying REO Property, those servicing practices of prudent servicers which service mortgage loans and real estate owned properties of the same type as such Underlying Mortgage Loan or Underlying REO Property in the jurisdiction where the related Mortgaged Property or Underlying REO Property is located and which are in compliance with FHA Regulations, VA Regulations or USDA Regulations, as applicable.

“Additional Guarantor Pledged Items” shall have the meaning set forth in Section 9(a) hereof.

“Additional REO Subsidiary Pledged Items” shall have the meaning set forth in Section 9(a) hereof.

“Adjusted Tangible Net Worth” shall mean with respect to Guarantor and its Subsidiaries on a consolidated basis on any day, the excess of the consolidated total assets over consolidated total liabilities of Guarantor, each to be determined in accordance with GAAP consistent with those applied in preparation of Guarantor’s financial statements, minus the following (without duplication):

(i)                the book value of all transactions with, loans to, receivables from and investments in its non-consolidated Subsidiaries;

(ii)               any other assets of Guarantor and consolidated subsidiaries that would be treated as intangibles under GAAP, including, goodwill, research and development costs, trademarks, trade names, copyrights, patents, rights to refunds and indemnification and unamortized debt discount and expenses, excluding Servicing Rights owned;

(iii)              those assets that would be deemed by HUD to be unacceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in Chapter 8 “HUD-Approved Title I Nonsupervised Lenders and Loan Correspondents Audit Guidance” of the HUD Consolidated Audit Guide, as amended, or any successor or replacement audit guide published by HUD;

plus the then-unpaid principal amount of all Qualified Subordinated Debt of Guarantor and its consolidated Subsidiaries.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Agency” shall mean Ginnie Mae.

“Agency Account” shall mean the Quicken Loans Payment Clearing Account maintained with JPMorgan Chase Bank, N.A., having an account number of [***] and an ABA number of [***].

“Agency Approval” shall have the meaning set forth in Section 14(aa)(iii) hereof.

“Agency Claim Process” shall mean the USDA, FHA or VA claim process, as applicable, with respect to any Mortgage Loan that remains a defaulted mortgage loan.

“Agency Eligible Mortgage Loan” shall mean a mortgage loan that is in compliance with the eligibility requirements for swap or purchase by the Agency, under the Ginnie Mae Guide and/or Ginnie Mae Program.

“Agreement” shall mean this Master Repurchase Agreement among Buyer, the Seller Parties and Guarantor, dated as of the date hereof as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 13(y) hereof.

“Appraised Value” shall mean the value set forth in (a) an appraisal made in connection with the origination of the related Underlying Mortgage Loan as the value of the Mortgaged Property (and which, accordingly, shall be deemed the value of the Underlying REO Property), or, as applicable, (b) the most recent AVM or (c) the most recent BPO Value.

“Asset Documents” shall mean, with respect to an Underlying Mortgage Loan or Underlying REO Property, each of the documents comprising the Asset File for such Underlying

Mortgage Loan or Underlying REO Property, as applicable, as more fully set forth in the Custodial Agreement.

“Asset File” shall have the meaning assigned thereto in the Custodial Agreement.

“Asset Schedule” shall mean a hard copy or electronic format incorporating the fields identified on Exhibit C and any other information agreed to between the Buyer and the Seller from time to time for each such Underlying Mortgage Loan or Underlying REO Property, respectively.

“Asset Value” shall have the meaning assigned thereto in the applicable Pricing Side Letter.

“Assignment and Acceptance” shall have the meaning set forth in Section 22 hereof.

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

“Attorney Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.

“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of a Seller Party or Guarantor, as applicable, listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

“Available Warehouse Facilities” shall mean, as the context requires, (i) at any time the aggregate amount of used and unused available warehouse lines of credit, purchase facilities, repurchase facilities, early purchase program facilities, off-balance sheet funding facilities and similar facilities (whether committed or uncommitted) to finance Mortgage Loans, owned Servicing Rights or mortgage servicing advances available to Seller or Guarantor at such time or (ii) such warehouse lines of credit, purchase facilities, repurchase facilities, early purchase program facilities, off-balance sheet funding facilities and similar facilities themselves.

“AVM” shall mean an automated valuation model, providing computer generated home appraisals for mortgages and are based on comparable sales in area of the Mortgaged Property, title records and other market factors.

“Bank” shall mean (a) JPMorgan Chase Bank, N.A., in its capacity as the bank with respect to the Collection Account and (b) JPMorgan Chase Bank, N.A., in its capacity as the bank with respect to the Reserve Account.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Blanket Bond Required Endorsement” shall mean endorsement of Guarantor’s mortgage banker’s blanket bond insurance policy to provide that for any loss affecting Buyer’s interest, Buyer will be named on the loss payable draft as its interest may appear.

“BPO” shall mean an opinion of the fair market value of a Mortgaged Property or parcel of real property given by a licensed real estate agent or broker in conformity with customary and usual business practices, which generally includes three comparable sales and three comparable listings.

“BPO Value” shall mean the market value of a Mortgaged Property or parcel of real property specified in the BPO.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York or State of California or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean JPMorgan Chase Bank, National Association, its successors in interest and assigns, and with respect to Section 8, its participants.

“Buyer Deed” shall mean with respect to any Underlying REO Property, a duly executed deed or similar instrument in blank, on such Underlying REO Property, which Buyer Deed shall be in recordable form in accordance with applicable state law.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Cash Equivalents” shall mean any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States Government or issued by any agency thereof, in each case maturing within [***] or less after the date of the applicable financial statement reporting such amounts, (b) certificates of deposit, time deposits or Eurodollar time deposits having maturities of [***] or less after the date of the applicable financial statement reporting such amounts, or overnight bank deposits, issued by any well-capitalized commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than [***], (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than [***] with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A 1 or the equivalent thereof by S&P or P 1 or the equivalent thereof by Moody’s and in either case maturing within [***] after the day of acquisition, (e) securities with maturities of [***] or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of [***] or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds, (h) [***] of the market value as of the date of determination of such marketable securities that are then held in Guarantor’s investment securities accounts, less any margin or other Indebtedness secured by any of such accounts, or (i) the Maximum Current Advance Capacity.

“Change in Control” shall mean any event after the occurrence of which either:

(i)            Rock Holdings Inc. no longer beneficially owns, directly or indirectly, fifty-one percent (51%) or more of the Capital Stock (or equivalent equity interests) of Guarantor;

(ii)           the group consisting of Dan Gilbert and Family Affiliates no longer owns, directly or indirectly, fifty percent (50%) or more of the Capital Stock (or equivalent equity interests) of Guarantor;

(iii)          any transaction or event as a result of which Guarantor ceases to own, directly 100% of the Capital Stock of Seller;

(iv)          any transaction or event as a result of which Seller ceases to own, directly 100% of the Capital Stock of REO Subsidiary (which, for the avoidance of doubt, shall exclude the pledge of such Capital Stock pursuant to the terms of this Agreement); or

(v)           the sale, transfer, or other disposition of all or substantially all of any Seller Party’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” shall mean the account established by the Bank for the benefit of Buyer subject to a Collection Account Control Agreement, into which all Income related to Underlying Assets shall be deposited.

“Collection Account Control Agreement” shall mean a “shifting control” account control agreement with respect to the Collection Account among Seller, Buyer, and the Bank in form and substance acceptable to Buyer, as the same may be amended from time to time.

“Compliance Certificate” shall mean a compliance certificate in a form acceptable to Buyer, completed, executed by the chief financial officer of Guarantor on behalf of Guarantor and submitted to Buyer.

“Confidential Information” shall have the meaning set forth in Section 33(b) hereof. “Confidential Terms” shall have the meaning set forth in Section 33(a) hereof. “Confirmation” shall mean a confirmation letter in the form of Exhibit A hereto. “Conversion Date” shall have the meaning set forth in Section 4(d)(ii) hereof.

“Corporate Advances” shall mean Servicing Advances made in connection with the foreclosure or servicing of an Underlying Mortgage Loan or Underlying REO Property, other than, for the avoidance of doubt, Servicing Advances made on account of delinquent principal and interest payments.

“Costs” shall have the meaning set forth in Section 18(a) hereof.

“Custodial Agreement” shall mean that certain Custodial Agreement dated as of the date hereof, among Seller Parties, Guarantor, Buyer and Custodian as the same may be amended, supplemented or otherwise modified from time to time.

“Custodian” shall mean Deutsche Bank Trust Company Americas and any successor thereto under the Custodial Agreement.

“Cut-off Date” shall mean, with respect to Pooled Loans, the first calendar day of the month in which the Settlement Date is to occur.

“Cut-off Date Principal Balance” shall mean, with respect to Pooled Loans, the outstanding principal balance of such Underlying Mortgage Loans on the Cut-off Date after giving effect to payments of principal and interest due on or prior to the Cut-off Date whether or not such payments are received.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defective Asset” shall mean, as applicable, a Purchased Asset, Underlying Asset or Pledged Asset that ceases to meet the eligibility requirements of an Eligible Asset, as set forth herein.

“Delinquency Early Buyout” shall mean the purchase of a Mortgage Loan from Ginnie Mae Securities due to a delinquency.

“Dollars” and “$” shall mean lawful money of the United States of America. “Due Diligence Cap” shall have the meaning set forth in the Pricing Side Letter. “Due Diligence Costs” shall have the meaning set forth in Section 21 hereof.

“Due Diligence Documents” shall have the meaning set forth in Section 21 hereof.

“Due Diligence Review” shall mean the performance by Buyer or its designee of any or all of the reviews permitted under Section 21 hereof with respect to any or all of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans or Underlying REO Properties or any Seller Party, Guarantor or any Servicer or subservicer, as desired by Buyer from time to time.

“Early Buyout” shall mean the purchase of a modified or defaulted mortgage loan from a Ginnie Mae Security.

“Early Buyout Mortgage Loan” shall mean a Mortgage Loan which is subject to an Early Buyout.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 4(a) shall have been satisfied.

“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement among Buyer, Seller, Guarantor, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended from time to time.

“Eligible Asset” shall mean an Eligible Ginnie Mae Security, Eligible Mortgage Loan, Eligible REO Property, Eligible REO Subsidiary Interest or Eligible Participation Interest, as the context requires, and shall include all outstanding Servicing Advances to the extent that such Servicing Advances are not:

(i)            Corporate Advances on FHA Loans and REO Property related to FHA Loans which exceed 66% of the outstanding balance of Corporate Advances on all Underlying Mortgage Loans and Underlying REO Properties;

(ii)           on USDA Loans or REO Property related to USDA Loans which have been subject to or otherwise pledged in connection with a Transaction for greater than 210 days plus the applicable state specific time limit under the USDA Regulations;

(iii)          on VA Loans which exceed the maximum reimbursable amount under the published VA Regulations, unless the VA has approved a variance from such VA Regulations.

“Eligible Ginnie Mae Security” shall mean a Ginnie Mae Security issued with respect to Pooled Loans subject to a Transaction hereunder.

“Eligible Mortgage Loan” shall mean a Mortgage Loan with respect to which an Eligible Participation Interest is held by Seller at the time Buyer enters into the Transaction and thereafter, any Mortgage Loan shall remain an Eligible Mortgage Loan only so long as it satisfies the criteria set forth below:

(i)            there is not a material breach of a representation and warranty set forth on Schedule 1-B with respect to such Mortgage Loan or on Schedule 1-D with respect to such Mortgage Loan that is a Pooled Loan;

(ii)           the complete Asset File has been delivered to the Custodian and a Trust Receipt has been provided to Buyer without Exceptions unless otherwise expressly waived by Buyer;

(iii)          such Mortgage Loan is not a Title I FHA insured mortgage loan;

(iv)          such Mortgage Loan is either a FHA Loan or a VA Loan or a USDA Loan with FHA Mortgage Insurance or VA Loan Guaranty Agreement or the USDA guaranty, as applicable, in force and effect, which may have been part of a Ginnie Mae pool and satisfies Ginnie Mae’s delinquency and modification criteria for repurchase of Mortgage Loans;

(v)           such Mortgage Loan has not had a claim rejected by HUD, VA or USDA for any reason which impairs the FHA Mortgage Insurance or VA Loan Guaranty Agreement or the USDA guaranty, as applicable, which results in a loss in any portion of the principal balance of the related Mortgage Loan;

(vi)          such Mortgage Loan is not a Mortgage Loan which was assumed by a new Mortgagor after becoming subject to a Transaction hereunder; and

(vii)         such Mortgage Loan shall not be, prior to becoming subject to a Transaction, a Mortgage Loan where the related Mortgaged Property has been conveyed, a partial claim has been paid and a portion of the unpaid principal balance remains outstanding.

“Eligible Participation Interest” shall mean a Participation Interest issued by Guarantor that satisfies the criteria set forth below:

(i)            with respect to such Participation Interest the representations and warranties set forth on Schedule 1-E are true and correct in all material respects;

(ii)           such Participation Interest has been issued pursuant to the Participation Agreement, on or prior to the initial Purchase Date or any subsequent Purchase Date, that has not been amended except in accordance with the Participation Agreement; and

(iii)          such Participation Interest represents a 100% participation interest in the Underlying Mortgage Loans.

“Eligible REO Property” shall mean an Eligible Mortgage Loan converted to an Underlying REO Property that satisfies the criteria set forth below:

(i)            with respect to such Underlying REO Property the representations and warranties set forth on Schedule 1-A are true and correct in all material respects;

(ii)           legal title to such Underlying REO Property is in the name of Guarantor as Nominee for REO Subsidiary;

(iii)          such Underlying REO Property has not had a claim rejected by HUD, VA or USDA for any reason which impairs the FHA Mortgage Insurance or VA Loan Guaranty Agreement or the USDA guaranty, as applicable, which results in a loss in any portion of the principal balance of the related Mortgage Loan; and

(iv)          such Underlying REO Property, prior to being pledged in connection with a Transaction, shall not be an Underlying REO Property that has been conveyed, a partial claim has been paid and a portion of the unpaid principal balance remains outstanding.

“Eligible REO Subsidiary Interest” shall mean an REO Subsidiary Interest issued by the REO Subsidiary that satisfies the criteria set forth below:

(i)            with respect to such REO Subsidiary Interest the representations and warranties set forth on Schedule 1-C are true and correct in all material respects;

(ii)           such REO Subsidiary Interest has been issued pursuant to the REO Subsidiary Agreement, on or prior to the initial Purchase Date or any subsequent Purchase Date, that has not been amended except in accordance with the REO Subsidiary Agreement; and

(iii)          such REO Subsidiary Interest represents 100% interest in the REO Subsidiary.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person which, together with Seller or Guarantor is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Event of Default” shall have the meaning set forth in Section 15 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, the occurrence of a Reportable Event, or (ii) the withdrawal of Seller, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430 (j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, Guarantor or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA (other than for PBGC premiums) or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.

“Exception” shall have the meaning assigned thereto in the Custodial Agreement.

“Excess Margin Notice” shall have the meaning set forth in Section 5(e) hereof.

“Excluded Taxes” shall have the meaning set forth in Section 8(e) hereof.

“Expenses” shall mean all present and future reasonable third-party out-of-pocket expenses incurred by or on behalf of Buyer in connection with this Agreement or any of the other Facility Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Facility Documents” shall mean this Agreement, the Pricing Side Letter, the Guaranty, the Custodial Agreement, the Servicer Notices, if any, the Netting Agreement, the Verification Agent Agreement, the Participation Agreement, the REO Subsidiary Agreement, the Intercreditor Agreement, the Joint Securities Account Control Agreement, the Electronic Tracking Agreement, the Collection Account Control Agreement and the Power of Attorney for each Seller Party and Guarantor.

“Facility Termination Threshold” shall have the meaning set forth in the Pricing Side Letter.

“Family Affiliates” shall mean (i) Family Members, (ii) Family Trusts, (iii) Family Entities and (iv) Family Charities.

“Family Charity” shall mean an organization described in Section 501(c)(3) of the Code, (i) that is controlled by Family Members or (ii) that has received substantially all its support from Family Members, Family Trusts and/or Family Entities.

“Family Entity” shall mean (i) a partnership, limited liability company, corporation or association in which the sole beneficial owners are, directly or indirectly, Family Members, Family Trusts and/or other Family Entities.

“Family Member” shall mean (i) any individual who is a descendant (including by adoption) of the parents of Dan Gilbert or the parents of Dan Gilbert’s spouse, (ii) any individual who is a current or former spouse of any such descendant and (iii) the estate of any such descendant or spouse.

“Family Trust” shall mean an inter vivos or testamentary trust of which the primary beneficiaries are Family Members, Family Entities and/or Family Charities.

“Fannie Mae” shall mean the Federal National Mortgage Association, or any successor thereto.

“FCPA” shall have the meaning set forth in Section 13(ee) hereof.

“FDIA” shall have the meaning set forth in Section 34(c) hereof

 “FDICIA” shall have the meaning set forth in Section 34(d) hereof.

“Fee Cap” shall have the meaning set forth in the Pricing Side Letter.

“FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulations.

“FHA LEAP System” shall mean FHA’s Lender Electronic Assessment Portal, together with any successor FHA electronic access portal.

“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Loss Rate Trigger 3” shall have the meaning set forth in the Pricing Side Letter.

“FHA Mortgage Insurance” shall mean, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” shall mean the regulations promulgated by HUD under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Financial Statements” shall mean the consolidated and consolidating financial statements of Guarantor prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by an independent certified public accountant.

“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation or any successor thereto.

“Funds” shall have the meaning set forth in Section 32(b) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Ginnie Mae” shall mean the Government National Mortgage Association and any successor thereto.

“Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Ginnie Mae Program” shall mean the specific mortgage backed securities swap program under the Ginnie Mae Guide or as otherwise approved by the Agency pursuant to which the Ginnie Mae Security is to be issued.

“Ginnie Mae Security” shall mean a mortgage-backed security guaranteed by Ginnie Mae pursuant to the Ginnie Mae Guide.

“GLB Act” shall have the meaning set forth in Section 33(b) hereof.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep- well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean Quicken Loans Inc. and/or any successor in interest thereto.

“Guaranty” shall mean that certain Guaranty dated as of the date hereof executed by Guarantor in favor of Buyer, as the same may be amended, supplemented or otherwise modified from time to time.

“Hedging Arrangement” shall mean any forward sales contract, forward trade contract, interest rate swap agreement, interest rate cap agreement or other contract pursuant to which Seller has protected itself from the consequences of a loss in the value of a Mortgage Loan or its portfolio of Mortgage Loans because of changes in interest rates or in the market value of mortgage loan assets.

“High Cost Mortgage Loan” shall mean a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) a “high cost,” “high risk,” “high rate,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any applicable state, federal or local law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice under any applicable state, federal, county or local law.

“HUD” shall mean the Department of Housing and Urban Development.

“Income” shall mean all principal and interest received with respect to the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property, including all sale, refinance or Liquidation Proceeds (excluding proceeds relating to origination fees or gain-on-sale), insurance proceeds of any kind, including FHA insurance payments (including debenture interest) or VA guarantee payments or USDA payments, all interest payments, dividends or other distributions payable thereon, all reimbursement payments or collections of Servicing Advances; in all cases, excluding any amounts related to escrow payments (unless such payments are reimbursement payments or collections of Servicing Advances). For the avoidance of doubt, all reimbursement payments or collections of Servicing Advances are considered Income; provided that all servicing and subservicing fees will be netted out of Income; provided further that following the occurrence of an Event of Default, the Servicer (to the extent that it is the Seller) shall not be entitled to net any fees from Income.

“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner; provided, however, that Indebtedness does not include loan loss reserves, deferred taxes arising from capitalized excess service fees, operating leases, Qualified Subordinated Debt, liabilities associated with Guarantor’s or its Affiliates’ securitized Home Equity Conversion Mortgage (HECM) loan inventory where such securitization does not meet the GAAP criteria for sale treatment, obligations under Hedging Arrangements or transactions for the sale of Mortgage Loans.

“Indemnified Party” shall have the meaning set forth in Section 18 hereof.

“Independent Member” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by a nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller, Guarantor or Servicer, and that provides professional independent directors and independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of managers of such limited liability company.

“Insolvency Event” shall mean, for any Person:

(i)            that such Person shall discontinue operation of its business; or

(ii)           that such Person (or with respect to Seller or Guarantor, any Material Subsidiary) shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(iii)          a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person (or with respect to Seller or Guarantor, any Material Subsidiary) in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person (or with respect to Seller or Guarantor, any Material Subsidiary), or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

(iv)          the commencement by such Person (or with respect to Seller or Guarantor, any Material Subsidiary) of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person’s (or with respect to Seller or Guarantor, any Material Subsidiary’s) consent to the entry of an order for relief in an involuntary case under any such laws, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(v)           that such Person (or with respect to Seller or Guarantor, any Material Subsidiary) shall become insolvent as defined under the applicable bankruptcy laws; or

(vi)        if such Person (or with respect to Seller or Guarantor, any Material Subsidiary) is a corporation, such Person (or such Material Subsidiary), or any of its Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (i), (ii), (iii), (iv) or (v).

“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of April 4, 2012, among the Buyer, Credit Suisse First Boston Mortgage Capital LLC, Guarantor, One Reverse Mortgage, LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, Royal Bank of Canada, Bank of America, N.A., Morgan Stanley Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC and Deutsche Bank National Trust Company, as securities intermediary, as the same may be amended or restated from time to time.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

“Joint Securities Account Control Agreement” shall mean the Joint Securities Account Control Agreement, dated as of April 4, 2012, among the Buyer, Credit Suisse First Boston Mortgage Capital LLC, Guarantor, One Reverse Mortgage, LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, Royal Bank of Canada, Bank of America, N.A., Morgan Stanley Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC and Deutsche Bank National Trust Company, as securities intermediary, as the same may be amended or restated from time to time.

“LIBOR Rate” shall mean, with respect to each day or portion thereof, the rate of interest appearing on Reuters ICE Libor Rates Page LIBOR01 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Buyer from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on that day, as the rate for delivery on that day of one (1) month U.S. dollar deposits, and in an amount comparable to the amount of the Purchase Price of Transactions to be outstanding on such day. In the event that such rate is not available at such time for any reason, then LIBOR Rate for the relevant day shall be the rate at which one (1) month U.S. dollar deposits are offered by the principal London office of Buyer in immediately available funds in the London interbank market at approximately 11:00 a.m. London time on that day, and in an amount comparable to the amount of the Purchase Price of Transactions to be outstanding on such day.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Liquidation Proceeds” shall mean, with respect to an Underlying Mortgage Loan or Underlying REO Property, all cash amounts received by the Servicer in connection with: (i) FHA Mortgage Insurance coverage, VA Loan Guaranty Agreement coverage or USDA guaranty coverage, (ii) the liquidation of the related Mortgaged Property or other collateral constituting security for such Underlying Mortgage Loan or Underlying REO Property, through trustee’s sale, foreclosure sale, disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor, and, if applicable, (iii) the realization upon any deficiency judgment obtained against a Mortgagor.

“LTV” shall mean with respect to any Mortgage Loan, the ratio of the original principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination, or (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

“Margin Call” shall have the meaning set forth in Section 5(b) hereof.

“Margin Deficit” shall have the meaning set forth in Section 5(b) hereof.

“Margin Deficit Payment” shall have the meaning set forth in Section 5(b) hereof.

“Margin Excess” shall have the meaning set forth in Section 5(e) hereof.

“Market Value” shall mean, as of any date with respect to any Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property, the price at which such Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property could readily be sold as determined by Buyer in its sole and good faith discretion; provided that the methodologies that Buyer uses to determine the Market Value of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties shall generally be similar to those used by Buyer to determine the market value for similar Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties financed for third parties through its Mortgage Finance Desk in New York, taking into account such variances as counterparty situation and product differences. The Buyer’s determination of Market Value will include the value of outstanding Servicing Advances related to the Eligible Assets.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations or financial condition of Seller, REO Subsidiary or Guarantor, or any Material Subsidiary, (b) the ability of Seller, REO Subsidiary, Guarantor or any Material Subsidiary to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or any Material Subsidiary under any of the Facility Documents, (e) the timely payment of amounts payable under the Facility Documents, or (f) the Asset Value of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property taken as a whole.

“Material Subsidiary” shall mean any directly or indirectly held Subsidiary of Seller or Guarantor whose Adjusted Tangible Net Worth equals or exceeds twenty percent (20%) of the Adjusted Tangible Net Worth of Seller (in the case of a Subsidiary of Seller) or Guarantor (in the case of a Subsidiary of Guarantor), and its respective Subsidiaries on a consolidated basis.

“Materially False Representation” shall have the meaning set forth in Section 15(b) hereof.

“Maximum Current Advance Capacity” shall mean, as of any date of determination with respect to each secured mortgage warehouse or similar financing facility, including this

Agreement and also including any of Guarantor’s other repurchase, credit or similar agreements for warehouse or similar financing of Guarantor’s mortgage loans or mortgage-backed securities that has been amended to provide, or in which the parties have otherwise agreed, that over/under accounts, buydown accounts or other similar accounts or deposits of Guarantor’s funds held by the buyer or lender under such agreement are no longer permitted, an amount equal to the excess of (x) the lesser of (i) the credit, funding or aggregate outstanding purchase price limit of such facility, including both committed and uncommitted amounts, and (ii) the aggregate borrowing base, asset value or other method of determining the maximum loan or purchase value of the assets sold, pledged or assigned to the buyer or lender under such agreement (with such value being determined in accordance with the methodology set forth in such agreement for determining the purchase or loan value of such assets under any margin test or borrowing base valuation method specified therein, including, without limitation, application of any applicable haircuts), minus (y) the aggregate purchase price or the advanced and unpaid principal amount of all outstanding transactions under such agreement.

“Maximum Facility Amount” shall have the meaning assigned thereto in the Pricing Side Letter.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.

“Modification Early Buyout” shall mean a Mortgage Loan that has been purchased from a Ginnie Mae Security due to modification of the original terms of the Mortgage Loan.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Moody’s” shall mean Moody’s Investor’s Service, Inc. or any successors thereto.

“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien on real property and other property and rights incidental thereto.

“Mortgage Loan” shall mean a mortgage loan that is a FHA Loan, VA Loan or USDA Loan, in each case, that is either non-performing or performing, seasoned, first lien, fixed or adjustable rate residential mortgage loan purchased from a Ginnie Mae Security, either due to a Delinquency Early Buyout or a Modification Early Buyout.

“Mortgage Note” shall mean the promissory note or other evidence of the Indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the residential one to four family real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean, with respect to Seller and Guarantor, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to (or required to be contributed to) by Seller, Guarantor or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Netting Agreement” shall mean a netting agreement between Buyer, Seller and Guarantor with respect to netting the Obligations under this Agreement with those owed to Buyer pursuant to the Quicken Repurchase Agreement, as the same may be amended from time to time.

“No-cure Default” shall have the meaning set forth in Section 15(s) hereof.

“Nominee” shall mean Quicken Loans Inc., or any successor Nominee appointed by Buyer following a Termination Event or Event of Default.

“Non-Chase Creditor” shall mean a Person or Persons other than Buyer, its Affiliates or Subsidiaries.

“Non-Excluded Taxes” shall have the meaning set forth in Section 8(a) hereof.

“Non-Exempt Buyer” shall have the meaning set forth in Section 8(e) hereof.

“Non-Performing Mortgage Loan” shall mean a Mortgage Loan that is sixty (60) days or more delinquent.

“Obligations” shall mean (a) Seller’s obligation to pay the Repurchase/Release Price on the Repurchase/Release Date and other obligations and liabilities of Seller to Buyer, arising under, or in connection with, the Facility Documents, whether now existing or hereafter arising; (b) any and all reasonable third-party out-of-pocket sums paid by Buyer pursuant to the Facility Documents in order to preserve any Purchased Assets, Pledged Assets, Underlying Mortgage Loans, Underlying REO Property, or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s Indebtedness, obligations or liabilities referred to in clause (a), the reasonable third-party out-of-pocket expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, Pledged Asset, Underlying Mortgage Loan or any Underlying REO Property, or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Facility Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the Facility Documents.

“OFAC-administered sanctions” shall have the meaning set forth in Section 13(z) hereof.

 “Optional Repurchase/Release” shall have the meaning set forth in Section 4(e) hereof.

“Other [***] Debt” shall mean debt of Guarantor, other than the debt under the Facility Documents, to a Non-Chase Creditor the outstanding principal amount of which individual debt to such Non-Chase Creditor exceeds [***].

“Other Taxes” shall have the meaning set forth in Section 8(b) hereof.

“Participation Agreement” shall mean that certain Master Participation Agreement, dated as of December 14, 2017, by and between Guarantor and the Seller.

“Participation Certificate” shall mean the certificates evidencing 100% of the Participation Interests.

“Participation Interests” shall mean, with respect to an Underlying Mortgage Loan, all of the economic, beneficial and equitable ownership interests (together with the related Servicing Rights) therein pursuant to the Participation Agreement.

“Payment Account” shall have the meaning set forth in Section 10(a) hereof.

“Payment Date” shall mean the 15th day of each month, or if such date is not a Business Day, the prior Business Day.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Periodic Advance Repurchase Payment” shall have the meaning set forth in Section 6(a) hereof.

“Permitted Debt” shall have the meaning set forth in Section 14(ll) hereof.

“Permitted Guaranties” shall have the meaning set forth in Section 14(mm) hereof.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) including, but not limited to, Seller.

“Plan” shall mean, with respect to any Seller Party or Guarantor, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established, maintained or contributed to by any Seller Party, Guarantor or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pledged Asset” shall mean the REO Subsidiary Interests pledged to Buyer to support the Obligations hereunder and not subsequently released from such pledge.

“Pledged Items” shall have the meaning provided in Section 9(a) hereof.

“Pooled Loan” shall mean any (a) Underlying Mortgage Loan that is subject to a Transaction hereunder and is part of a pool of Underlying Mortgage Loans certified by the

Custodian to the Agency for the purpose of being swapped for a Ginnie Mae Security backed by such pool, in each case, in accordance with the terms of guidelines issued by the Agency and (b) any Ginnie Mae Security to the extent received in exchange for, and backed by a pool of, Underlying Mortgage Loans subject to a Transaction hereunder.

“Pooling Documents” shall mean each of the original schedules, forms and other documents (other than the Mortgage Note) required to be delivered by or on behalf of Seller with respect to a Pooled Loan to the Agency and/or the Buyer and/or the Custodian, as further described in the Custodial Agreement.

“Post-Default Rate” shall have the meaning set forth in the Pricing Side Letter.

“Power of Attorney” shall mean the power of attorney in the form of Exhibit E of this Agreement.

“Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by multiplying daily application of the Pricing Rate (or, during the continuation of an Event of Default, the Post-Default Rate) for such Transaction and the Purchase Price for such Transaction, calculated daily, on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date or Purchase Price Increase Date for such Transaction and ending on (but excluding) the Repurchase/Release Date or Purchase Price Decrease Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.

“Pricing Side Letter” shall mean that certain letter agreement among Buyer, Seller Parties and Guarantor, dated as of the date hereof, as the same may be amended from time to time.

“Principal Payments” shall mean payments of principal, including full and partial prepayments, related to the Purchased Assets, Underlying Assets, or Pledged Assets, as applicable.

“Privacy Requirements” shall mean (a) Title V of the GLB Act, (b) federal regulations implementing such act codified at 12 CFR Parts 40, 216, 332 and 573, (c) any of the Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 CFR Parts 30, 168, 170, 208, 211, 225, 263, 308 and 364 that are applicable and (d) any other applicable federal, state and local laws, rules, regulations and orders relating to the privacy and security of Seller’s or Guarantor’s Customer Information, as such statutes and such regulations, guidelines, laws, rules and orders (the “Safeguards Rules”) may be amended from time to time.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” shall mean, with respect to each Transaction, the date on which each applicable Purchased Asset is sold by Seller to Buyer hereunder or a Purchase Price Increase Date.

“Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“Purchase Price Decrease” shall mean a decrease in the Purchase Price in connection with (a) the removal of an Underlying Mortgage Loan allocated to the Participation Interest, or (b) the removal of an Underlying REO Property from the REO Subsidiary.

“Purchase Price Decrease Date” shall mean the date upon which the Buyer and the Seller effectuate a Purchase Price Decrease.

“Purchase Price Increase” shall mean an increase in the Purchase Price for the Participation Interests based upon Guarantor allocating additional Underlying Mortgage Loans to the Participation Interests, as requested by Seller pursuant to Section 4(c) hereof. The allocation of Underlying Mortgage Loans to the Participation Interests and corresponding increase in value of the Participation Interests shall be used to determine a Purchase Price Increase with respect to such Participation Interests pursuant to the definition of Purchase Price, as further set forth in Section 4(d) hereof, and such Purchase Price Increase shall be added to the Purchase Price with respect to Participation Interests for purposes of determining the outstanding Purchase Price hereunder.

“Purchase Price Increase Date” shall mean the date on which a Purchase Price Increase is made.

“Purchase Price Increase Request” shall mean a request via email from Seller to Buyer requesting a Purchase Price Increase for Participation Interests or REO Subsidiary Interests, as applicable, and indicating that it is a Purchase Price Increase Request under this Agreement.

“Purchase Price Percentage” shall have the meaning set forth in the Pricing Side Letter.

“Purchased Asset” shall mean the Participation Interests transferred by Seller to Buyer in a Transaction hereunder, as evidenced by a Confirmation and/or a Trust Receipt and not subsequently repurchased.

“Qualified Subordinated Debt” shall mean, with respect to any Person, all unsecured debt of such Person, for borrowed money, that is, by its terms or by the terms of a subordination agreement (which terms shall have been approved by Buyer), in form and substance satisfactory to Buyer, effectively subordinated in right of payment to all other present and future obligations and all indebtedness of such Person, of every kind and character, owed to Buyer under the Facility Documents and which terms or subordination agreement, as applicable, include, among other things, standstill and blockage provisions approved by Buyer, restrictions on amendments without the consent of Buyer, non-petition provisions and maturity date or dates for any principal thereof at least 395 days after the date hereof.

“Quicken Repurchase Agreement” shall mean the Master Repurchase Agreement, dated as of May 2, 2013, by and among Buyer, the other buyers party thereto from time to time, Guarantor and J.P. Morgan Securities LLC.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Guarantor or any agent of Seller or Guarantor with respect to any Eligible Asset subject to any Transaction.

“Register” shall have the meaning set forth in Section 23(b) hereof.

“Regulations T, U or X” shall mean Regulations T, U or X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“REO Property” shall mean a Mortgaged Property acquired through foreclosure or by deed in lieu of foreclosure with respect to any Mortgage Loan that has been pledged to Buyer in connection with a Transaction that has not been released.

“REO Subsidiary” shall have the meaning assigned thereto in the Recitals hereof.

“REO Subsidiary Agreement” shall mean the organizing documents governing REO Subsidiary as contemplated by this Agreement.

“REO Subsidiary Certificate” shall mean the certificates evidencing 100% of the REO Subsidiary Interests.

“REO Subsidiary Interest” shall mean the Capital Stock of the REO Subsidiary and the beneficial interests in the Underlying REO Properties represented thereby.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA as to which the PBGC has not by regulation waived the reporting of the occurrence of such event.

“Reporting Date” shall mean two (2) Business Days prior to the related Payment Date each month.

“Repurchase/Release Date” shall mean the date on which Seller is to repurchase the Purchased Assets subject to a Transaction or obtain the release of the Pledged Assets (including, as applicable, the Underlying Mortgage Loans or Underlying REO Properties) from Buyer as specified in the related Confirmation, or if not so specified on a date requested pursuant to Section 4(e) or on the Termination Date, including any date determined by application of the provisions of Sections 4, 5 or 16, or the date identified to Buyer by Seller as the date that the related Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property is to be sold pursuant to a Take-out Commitment; provided that in no event shall the Repurchase/Release Date with respect to any Purchased Assets, Underlying Assets or Pledged Assets be later than the Termination Date. For the avoidance of doubt, in the event that an Underlying Mortgage Loan converts to Underlying REO Property, the date on which the Seller is to obtain the release of the Underlying REO Property and/or Pledged Asset from the pledge hereunder shall be the date specified in the applicable Confirmation as the date on which Seller was to repurchase the applicable Purchased Asset and/or pay for the release of the applicable Pledged Asset.

“Repurchase/Release Event” shall have the meaning set forth in Section 6(c) hereof.

“Repurchase/Release Price” shall mean the price at which the Purchased Asset or the related Pledged Asset (including Underlying Assets supporting any Purchase Price or Purchase Price Increase) is to be transferred from Buyer or its designee to Seller and/or released from any lien in favor of Buyer (and with respect to Underlying REO Property, released by REO Subsidiary to Guarantor) upon termination of a Transaction, which will be determined in each case as the sum of the Purchase Price and the accrued and unpaid Price Differential as of the date of such determination.

“Requirement of Law” shall mean as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Account” shall mean the account established at the Bank pursuant to Section 6(b) hereof.

“Reserve Account Required Balance” shall have the meaning set forth in the Pricing Side Letter.

“Responsible Officer” shall mean, (a) as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person, (b) as to Seller Parties and Guarantor, any manager or director or (c) any other Person validly designated as an authorized signatory.

“RHS” shall have the meaning set forth in Section 32(a)(i) hereof.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions- related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” shall mean the Securities and Exchange Commission.

“Section 8 Certificate” shall have the meaning set forth in Section 8(e)(ii) hereof.

“Securities Issuance Failure” shall mean the failure of a pool of Pooled Loans to back the issuance of a Ginnie Mae Security.

“Seller” shall mean QL Ginnie EBO, LLC and/or any successor in interest thereto.

“Seller Parties” shall mean Seller, REO Subsidiary and/or any successor in interest thereto.

“Seller Pledged Items” shall have the meaning set forth in Section 9(a) hereof.

“Seller’s Customer” shall mean any natural person who has applied to Seller or Guarantor for a financial product or service, has obtained any financial product or service from Seller or Guarantor or has a Mortgage Loan that is serviced or subserviced by Seller.

“Seller’s Customer Information” shall mean any information or records in any form (written, electronic or otherwise) containing a Seller’s Customer’s or Guarantor’s Customer’s personal information or identity, including such Seller’s Customer’s or Guarantor’s Customer’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information and the fact that such Seller’s Customer or Guarantor’s Customer has a relationship with Seller or Guarantor, as applicable.

“Servicer” shall mean Quicken Loans Inc., or any other servicer approved by Buyer in its sole discretion or otherwise appointed by Buyer pursuant to Section 32 hereof.

“Servicer Notice” shall mean the notice acknowledged by each Servicer (other than Guarantor) substantially in the form of Exhibit H hereto.

“Servicing Advances” shall mean any advances (including existing delinquency advances, Corporate Advances and all future Corporate Advances) by the Servicer, which advances shall be owned by the owner of the Eligible Asset, and to the extent first advanced by Servicer shall be reimbursed by Seller. For the avoidance of doubt, the rights of Servicer to reimbursement are a contract right and shall be subordinated to the rights of Seller and REO Subsidiary as owner of the related Eligible Assets and Buyer as the buyer hereunder.

“Servicing File” shall mean with respect to each Underlying Mortgage Loan and Underlying REO Property, the file retained by the Servicer in accordance with Accepted Servicing Practices, including copies (electronic or otherwise) of the Asset Documents, and all documents necessary to document and service the Underlying Mortgage Loans and Underlying REO Property in accordance with such standard.

“Servicing Records” shall mean with respect to each Underlying Mortgage Loan and each Underlying REO Property all servicing records, including but not limited to any and all servicing agreements, files, documents, records, databases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Underlying Mortgage Loans or Underlying REO Properties, as applicable.

“Servicing Rights” shall mean contractual, possessory or other rights to administer or service an Underlying Mortgage Loan subject to an outstanding Transaction hereunder or Underlying REO Property that underlies an REO Subsidiary Interest in connection with an outstanding Transaction hereunder or to possess related Servicing Records.

“Settlement Date” shall mean, with respect to Pooled Loans subject to a Transaction, that date specified as the contractual delivery and settlement date in the related Take-out Commitment pursuant to which Buyer or its designee under the Joint Securities Account Control Agreement has the right to deliver Ginnie Mae Securities to the Take-out Investor.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“SIPA” shall have the meaning set forth in Section 35(a) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Take-out Commitment” shall mean a commitment of Guarantor to either (a) sell one or more identified Underlying Mortgage Loans to a Take-out Investor or (b) (i) swap one or more identified Underlying Mortgage Loans with a Take-out Investor that is the Agency for a Ginnie Mae Security, and (ii) sell the related Ginnie Mae Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Guarantor to effectuate any of the foregoing, as applicable. With respect to any Take-out Commitment with the Agency, the applicable agency documents shall list Buyer or its designee under the Joint Securities Account Control Agreement as sole subscriber.

“Take-out Investor” shall mean (i) the Agency, (ii) other institution which has made a Take-out Commitment, with respect to Ginnie Mae Securities, and settles such Ginnie Mae Securities through the Mortgage-Backed Securities Clearing Corporation or the Fixed Income Clearing Corporation, or (iii) any third-party that is not an Affiliate of the Seller Parties which has made a Take-out Commitment for the purchase of Underlying Mortgage Loans; provided, that to the extent Underlying Assets are sent pursuant to a bailee letter with a third party bailee that is not a nationally known bank who will hold the files for the Take-out Investor prior to purchase, such third party bailee must be approved by Buyer in its reasonable discretion.

“Tax” or “Taxes” shall have the meaning set forth in Section 8(a) hereof.

“Tax Dividend” means as to any taxable period of Seller or Guarantor for which Seller or Guarantor is a Qualified Subchapter S Subsidiary or other pass-through entity for tax purposes, an annual or quarterly distribution intended to enable each shareholder of Guarantor to pay federal and state income taxes attributable to such shareholder resulting solely from the allocated share of income of Guarantor for such period.

“Termination Date” shall have the meaning set forth in the Pricing Side Letter.

“Termination Event” shall have the meaning set forth in Section 17(a) hereof.

“TILA RESPA Integrated Disclosure Rule” shall mean the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

“Transaction” shall have the meaning set forth in Section 1 hereof.

“Transaction Request” shall mean a request from Seller to Buyer to enter into a Transaction.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Underlying Asset” shall mean, collectively, the Underlying Mortgage Loans and Underlying REO Properties.

“Underlying Mortgage Loan” shall mean a Mortgage Loan the bare legal title of which is owned by Guarantor and allocated to the Participation Interest.

“Underlying REO Property” shall mean REO Property, including the related Asset File, 100% of the beneficial interest in which is represented by an REO Subsidiary Interest pledged by Seller to Buyer in connection with an outstanding Transaction.

“Underwriting Guidelines” shall mean the underwriting guidelines of Ginnie Mae, FHA, VA and USDA, as applicable.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Pledged Items or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“USDA” shall mean the United States Department of Agriculture or any successor thereto.

“USDA Loan” shall mean a first lien Mortgage Loan originated in accordance with the criteria in effect at the time of origination and established by and guaranteed by the USDA.

“USDA Regulations” shall mean the regulations promulgated by the USDA under the Helping Families Save Their Homes Act of 2009, as amended from time to time and codified in 7 Code of Federal Regulations, and other USDA issuances relating to USDA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Loan” shall mean a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“VA Regulations” shall mean the regulations promulgated by the U.S. Department of Veterans Affairs and codified in 38 Code of Federal Regulations, and other U.S. Department of Veterans Affairs issuances relating to VA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Verification Agent” shall mean a mortgage due diligence company mutually acceptable to the Guarantor and the Buyer.

“Verification Agent Agreement” shall mean the verification agent agreement, dated December 14, 2017, among Seller, REO Subsidiary, Guarantor and Verification Agent.

“Yield Protection Notice” shall have the meaning set forth in Section 7(c) hereof.

Section 4.              Initiation; Termination.     (a) Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(i)            Facility Documents. The Facility Documents, duly executed and delivered by the parties thereto;

(ii)           Opinions of Counsel. Legal opinions of counsel, substantially in form and substance acceptable to Buyer in its sole and absolute discretion relating to general corporate matters of the Seller Parties and Guarantor, including, without limitation, the enforceability of the Facility Documents and the Buyer’s security interest in the Pledged Items, application of the repo and securities contract safe harbors, the creation and perfection of such security interest under the UCC and compliance with the

Investment Company Act (indicating, among other things, that it is not necessary to register REO Subsidiary for express reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act); provided that a substantive non-consolidation opinion shall not be required;

(iii)          Organizational Documents. A certificate of corporate existence of each Seller Party and Guarantor delivered to Buyer prior to the Effective Date and certified copies of the charter and by-laws (or equivalent documents) of each Seller Party and Guarantor and of all corporate or other authority for each Seller Party and Guarantor with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by such Seller Party and Guarantor from time to time in connection herewith;

(iv)          Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party and Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder;

(v)           Incumbency Certificate. An incumbency certificate of the corporate secretary of each Seller Party and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents;

(vi)          Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and other Pledged Items have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC- 1;

(vii)         Insurance. Evidence that Buyer has been added as an additional loss payee under Guarantor’s mortgage banker’s blanket bond insurance policy;

(viii)        REO Subsidiary Certificate and Participation Certificate. Seller shall have delivered the REO Subsidiary Certificate and the Participation Certificate, in each case, re-registered in the name of the Buyer;

(ix)          Pooled Loans. Buyer shall have received (i) an amendment to the Intercreditor Agreement to address certain issues related to the Pooled Loans in form and substance acceptable to Buyer in its sole discretion and duly executed by the parties to the Intercreditor Agreement and (ii) an amendment to the Joint Securities Account Control Agreement in form and substance acceptable to Buyer in its sole discretion, and duly executed and delivered by the parties thereto; and

(x)           Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b)           Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 4(b), Buyer may enter into a Transaction with the Seller

Parties. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i)            Confirmation. Buyer shall have executed and delivered a Confirmation in accordance with the procedures set forth in Section 4(c);

(ii)           Due Diligence Review. Without limiting the generality of Section 21 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans to confirm their eligibility hereunder and each Seller Party, Guarantor and the Servicer;

(iii)          No Default or Termination Event. No Default or Event of Default or Termination Event shall have occurred and be continuing under the Facility Documents;

(iv)          Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by each Seller Party and Guarantor in Section 13, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(v)           Maximum Facility Amount. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Purchased Assets and the Pledged Assets subject to then outstanding Transactions under this Agreement, when combined with any outstanding Purchase Price then supported by the Pledged Assets, shall not exceed the Maximum Facility Amount;

(vi)          No Margin Deficit. After giving effect to the requested Transaction, the Asset Value of all Purchased Assets and Pledged Assets exceeds the aggregate Repurchase/Release Price for such Transactions;

(vii)         Transaction Request. On or prior to 12:00 p.m. (New York Time) five (5) Business Days prior to the related Purchase Date (or such other time agreed upon in writing by Buyer), Seller shall have delivered to Buyer (a) a Transaction Request, and (b) an Asset Schedule;

(viii)        Delivery of Asset File. Guarantor shall have delivered to the Custodian the Asset File with respect to each Purchased Asset, Underlying Asset and Pledged Asset and the Custodian shall have issued a Trust Receipt with respect to each such Purchased Asset, Underlying Asset and Pledged Asset acceptable to Buyer all in accordance with the Custodial Agreement;

(ix)          Fees and Expenses. Buyer shall have received all fees and expenses of counsel to Buyer as contemplated by the Pricing Side Letter and Section

18(b) hereof which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder;

(x)           Reserved;

(xi)          Funding by Guarantor. Guarantor shall have funded the acquisition of Underlying Assets from Ginnie Mae from its own funds prior to the related Purchase Date or as mutually agreed to in the applicable Confirmation;

(xii)         Transaction Timing. No more than one Transaction shall have been entered into in any calendar week;

(xiii)        Servicer Notices. To the extent not previously delivered with respect to a Servicer (other than Guarantor), Seller shall have provided to Buyer a Servicer Notice substantially in the form of Exhibit H hereto addressed to, agreed to and executed by Servicer, Seller and Buyer; and

(xiv)        Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 4(b) (other than clause (xi) hereof) have been satisfied (both as of the date of such notice or request and as of Purchase Date).

(c)           Initiation.

(i)            Seller shall deliver a Transaction Request or Purchase Price Increase Request, as applicable, to Buyer on or prior to the date and time set forth in Section 4(b)(vii) prior to entering into any Transaction. Such Transaction Request or Purchase Price Increase Request shall include an Asset Schedule with respect to the Underlying Assets to be sold in such requested Transaction. Buyer shall confirm the terms of each Transaction by issuing a written confirmation to the Seller promptly after the parties enter into such Transaction in the form of Exhibit A attached hereto (a “Confirmation”). Such Confirmation shall set forth (A) the Purchase Date, (B) the Purchase Price, (C) the Repurchase/Release Date, (D) the Pricing Rate applicable to the Transaction, (E) the applicable Purchase Price Percentages, and (F) additional terms or conditions not inconsistent with this Agreement. Seller shall execute and return the Confirmation to Buyer via facsimile or electronic mail on or prior to 5:00 p.m. (New York time) on the date one (1) Business Day prior to the related Purchase Date.

(ii)           The Repurchase/Release Date for each Transaction shall not be later than the Termination Date.

(iii)          Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

(iv)          Subject to the terms and conditions of this Agreement, during such period Seller may sell, repurchase and resell Purchased Assets, Pledged Assets, Underlying Assets and Eligible Assets hereunder.

(v)           No later than the date and time set forth in the Custodial Agreement, Seller shall deliver to the Custodian the Asset File pertaining to each Eligible Asset to be purchased by Buyer.

(vi)          Upon Buyer’s receipt of the Trust Receipt in accordance with the Custodial Agreement and subject to the provisions of this Section 4, the Purchase Price may then be made available to Seller by Buyer transferring, via wire transfer to the account designated by the Seller, in the aggregate amount of such Purchase Price in funds immediately available.

(d)           Each Underlying Mortgage Loan subject to a Transaction hereunder shall be an Early Buyout Mortgage Loan. After an Early Buyout:

(i)            if such Underlying Mortgage Loan remains a defaulted mortgage loan, it shall become subject to an Agency Claim Process as appropriate. On commencement of an Agency Claim Process, Seller shall give notice to Buyer of commencement of such Agency Claim Process. All Underlying Mortgage Loans subject to such Agency Claim Process shall designate the Nominee on the applicable Agency electronic submission as payee. Upon receipt of proceeds, Servicer shall transfer funds into the Collection Account within two (2) Business Days, as more particularly set forth in Section 32 hereof; and

(ii)           if such Underlying Mortgage Loan becomes subject to foreclosure and/or conversion to an Underlying REO Property, REO Subsidiary shall cause such real property to be taken by deed, or by means of such instruments as is provided by the Governmental Authority governing the transfer, or right to request transfer and issuance of the deed, or such instrument as is provided by the related Governmental Authority, or to be acquired through foreclosure sale in the jurisdiction in which the Underlying REO Property is located, in the name of the Nominee for the benefit of REO Subsidiary (the date on which any such event occurs, the “Conversion Date”). On the Conversion Date, (a) Seller shall (i) notify Buyer in writing that such Underlying Mortgage Loan has become an Underlying REO Property and the value attributed to such Underlying REO Property by Seller, (ii) deliver to Buyer and the Custodian an Asset Schedule with respect to such Underlying REO Property, and (iii) be deemed to make the representations and warranties listed on Schedule 1-A hereto with respect to such Underlying REO Property; and (b) (i) such Underlying REO Property shall be deemed an Underlying REO Property owned by the REO Subsidiary hereunder and its Market Value as determined by Buyer shall be included in the Market Value of the REO Subsidiary Interests and (ii) to the extent that such conversion results in a Margin Deficit, Seller shall pay such amount in accordance with Section 5(b). For the avoidance of doubt, to the extent that an Underlying Mortgage Loan is converted to an Underlying REO Property, a Purchase Price Increase shall be deemed to occur with respect to the related REO Subsidiary Interest and shall be offset against the current outstanding Purchase Price for the related Underlying Mortgage Loan by a Purchase Price Decrease with respect to the related Participation Interest. Notwithstanding anything to the contrary herein, Buyer shall have a continuous Lien on the Mortgage Loan through foreclosure of such Underlying Mortgage Loan and the resulting Underlying REO Property and any transfer thereof shall, in all cases, be made subject to the Lien of Buyer.

(e)          Repurchase.

(i)            Unless an Event of Default has occurred and is continuing, or there is an outstanding Margin Deficit, Seller may, in its sole option, repurchase Purchased Assets or obtain the release of Underlying Mortgage Loans or Underlying REO Properties without penalty or premium on any date (each, an “Optional Repurchase/Release”). The Repurchase/Release Price payable for the repurchase of any such Purchased Asset or release of Underlying Mortgage Loans or Underlying REO Property shall be reduced as provided in Section 5(f). If Seller intends to make such a repurchase or obtain such a release, Seller shall give one (1) Business Day’s prior written notice in the form of Exhibit F attached hereto to Buyer, designating the Purchased Asset to be repurchased or Underlying Mortgage Loans or Underlying REO Property to be released. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase/Release Price for the designated Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property. Immediately following receipt of the Repurchase/Release Price by Buyer, the related Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property shall cease to be subject to this Agreement and the other Facility Documents, and Buyer shall be deemed to have released all of its interests in such Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property, as applicable, including the Pledged Items related thereto, without further action by any Person. Provided that no Event of Default or Margin Deficit shall have occurred and be continuing or will result therefrom, and Buyer has received the applicable Repurchase/Release Price, Buyer shall be deemed to permit the release from the Seller of the related Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property attributable to such Optional Repurchase/Release (including the Pledged Items related thereto). The applicable Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property and the Pledged Items related thereto shall be delivered to Seller or the designee of Seller free and clear of any Lien created by or through Buyer.

(ii)           On the Repurchase/Release Date, termination of the Transaction will be effected by reassignment and release to Seller or its designee of the Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 6) against the simultaneous transfer of the Repurchase/Release Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase/Release Price for such Purchased Asset,

Pledged Asset, Underlying Mortgage Loan or Underlying REO Property on each Payment Date except as otherwise provided herein). Seller is obligated to obtain the Asset Files from Buyer or its designee at Seller’s expense on the Repurchase/Release Date.

(iii)          On the related Repurchase/Release Date following receipt of the Purchase Price, Buyer shall be deemed to have simultaneously released its interest in each applicable Purchased Asset and/or Pledged Asset (including the applicable Underlying Mortgage Loans, Underlying REO Property, and Pledged Items) in each case without any further action by Buyer or any other Person.

Section 5.              Margin Amount Maintenance; Determination of Asset Value. (a) Buyer shall determine the Asset Value (without duplication) of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property at such intervals as determined by Buyer in its sole discretion (which may be performed on a daily basis, at the Buyer’s good faith discretion).

(b)           If at any time the Asset Value of all Purchased Assets, Pledged Assets, Underlying Mortgage Loans subject to all Transactions and Underlying REO Properties (without duplication) in connection with all Transactions is less than the aggregate Purchase Price for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer cash so that the aggregate Asset Value of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties, including any such cash, will thereupon equal or exceed the aggregate Purchase Price for all Transactions (such transfer, a “Margin Deficit Payment”); provided that Buyer shall only make a Margin Call if a Margin Deficit in excess of [***] exists. If Buyer delivers a Margin Call to Seller on or prior to 10:00 a.m. (New York City time) on any Business Day, then Seller shall transfer cash to Buyer no later than 5:00 p.m. (New York City time) [***] day. In the event Buyer delivers a Margin Call to Seller after 10:00 a.m. (New York City time) on any Business Day, Seller shall be required to transfer cash no later than 10:00 a.m. (New York City time) on [***] Business Day.

(c)           Reserved.

(d)           Buyer’s election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

(e)           If at any time the Asset Value of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans subject to Transactions hereunder and Underlying REO Properties (without duplication) in connection with Transactions hereunder as of any date of determination is greater than the aggregate Purchase Price for all Transactions plus accrued and unpaid Price Differential (a “Margin Excess”), then, Seller may, by prior written notice to Buyer (an “Excess Margin Notice”), require Buyer to (i) remit such Margin Excess and such Margin Excess shall be added to Purchase Price outstanding or (ii) release Purchased Assets, Pledged Assets, Underlying Mortgage Loans and/or Underlying REO Properties equal to the amount of the Margin Excess. If Seller delivers an Excess Margin Notice to Buyer on or prior to 10:00 a.m. (New York City time) on any Business Day, then Buyer shall transfer such Margin Excess or release such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and/or Underlying REO Properties to Seller no later than 5:00 p.m. (New York City time) that same day. In the event Seller delivers an Excess Margin Notice to Buyer after 10:00 a.m. (New York City time) on any Business Day, Buyer shall be required to transfer such Margin Excess or release such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties no later than 10:00 a.m. (New York City time) on the second (2nd) succeeding Business Day. Buyer shall not be obligated to remit Margin Excess or release Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties to the extent (A) it would cause the outstanding Purchase Price to exceed the Maximum Facility Amount; (B) a Default has occurred and is continuing or would exist after such action by Buyer; (C) such action would be inconsistent with Buyer’s determination of Asset Value in accordance with this Agreement, or (D) such action would cause a Margin Deficit.

(f)            Any cash transferred to Buyer pursuant to Section 5(b) or 5(c) above shall be credited to the Repurchase/Release Price of the related Transactions.

Section 6.              Accounts; Income Payments. (a) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets for all purposes except accounting and tax purposes, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) plus the amount of any unpaid Margin Deficit (each such payment, a “Periodic Advance Repurchase Payment”) on each Payment Date. Notwithstanding the preceding sentence, if Seller fails to make all or part of the Periodic Advance Repurchase Payment by 3:00 p.m. (New York City time) on any Payment Date, the Pricing Rate shall be equal to the Post-Default Rate until the Periodic Advance Repurchase Payment is received in full by Buyer.

(b)           Buyer shall establish and maintain a Reserve Account, in the form of a deposit account, titled in the name of “JPMorgan Chase Bank, National Association”. The Reserve Account shall be established at the Bank. Seller shall maintain a balance in the Reserve Account at least equal to the Reserve Account Required Balance, which will be held as cash margin and additional collateral for all Obligations under this Agreement. Funds deposited in the Reserve Account may only be transferred in accordance with Section 6(c) hereof. Any interest on funds deposited in the Reserve Account shall be deposited in the Collection Account, subject to application pursuant to Section 6(c). Upon the Termination Date and the payment of all amounts due by the Seller to the Buyer hereunder, all amounts on deposit in the Reserve Account shall be remitted to the Seller. In the event that the amounts on deposit in the Collection Account are insufficient to cover the amounts due pursuant to Section 6(c)(i) through (iv), the Buyer shall withdraw from the Reserve Account on the Payment Date the lesser of such deficiency and the amount on deposit in the Reserve Account for application against such amounts as more particularly described in Section 6(c). In the event that the amounts on deposit in the Reserve Account are more than the Reserve Account Required Balance, the Buyer shall withdraw from the Reserve Account on the Payment Date the difference between the amount on deposit in the Reserve Account and the Reserve Account Required Balance for deposit in the Collection Account and application pursuant to Section 6(c). Upon the occurrence and continuance of an Event of Default, the distribution and application of funds on deposit in the

Reserve Account shall, at the direction of the Buyer, be applied as determined by Buyer in its sole discretion.

(c)           Seller shall, and shall cause Servicer to, hold for the benefit of, and in trust for, Buyer all Income received by or on behalf of Seller or the REO Subsidiary with respect to such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property. Seller shall cause Servicer to deposit such Income in the Collection Account (the title of which shall indicate that the funds therein are being held in trust for Buyer) with Bank, which account shall be subject to the Collection Account Control Agreement. All such Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of Seller, and shall not be commingled with other property of Seller or any Affiliate of Seller. Seller understands and agrees that the Collection Account shall be subject to the Collection Account Control Agreement. Seller shall cause Nominee to deposit all Income received in an Agency Account into the Collection Account within two (2) Business Days of receipt into the applicable Agency Account; provided that, for the avoidance of doubt, if Seller pays to Buyer the Repurchase/Release Price with respect to an Underlying Mortgage Loan after such Underlying Mortgage Loan becomes subject to an Agency Claim Process (a “Repurchase/Release Event”), then any amounts paid on such claim shall not be required to be deposited into the Collection Account. Funds deposited in the Collection Account during any month shall be held therein, in trust for Buyer, until the next Payment Date. On each Payment Date, Seller shall withdraw any funds on deposit in the Collection Account and apply such funds as follows:

(i)            first, to pay any invoiced and outstanding fees and expenses of Buyer;

(ii)           second, to Buyer in payment of any accrued and unpaid Price Differential;

(iii)          third, in an amount to prevent or cure any Margin Deficit;

(iv)          fourth, to deposit into the Reserve Account, to maintain a balance in such account equal to the Reserve Account Required Balance;

(v)           fifth, to pay to Buyer any other fees, expenses and the Obligations due and owing to the Buyer pursuant to the Facility Documents; and

(vi)          sixth, to the Seller, any amounts remaining.

(d)           To the extent that Buyer receives any funds from a Take-out Investor with respect to the purchase by such Take-out Investor of an Underlying Mortgage Loan, Buyer shall promptly apply such funds in accordance with the same order of priority set forth in Section 6(c) hereof.

(e)           Notwithstanding the preceding provisions, if an Event of Default has occurred, all funds in the Collection Account and Reserve Account shall be withdrawn and applied as determined by Buyer; provided that any excess funds remaining following the reimbursement to Buyer of the aggregate Obligations shall be remitted to Seller.

Section 7.              Requirements Of Law. (a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)            shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;

(ii)           shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii)          shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, following receipt by the Seller of the documentation required in Section 7(c) below Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

(b)           If Buyer shall have in good faith determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, following receipt by the Seller of the documentation required in Section 7(c) below, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

(c)           If Buyer becomes entitled to claim any additional amounts pursuant to this Section 7, it shall promptly notify Seller of the event by reason of which it has become so entitled (the “Yield Protection Notice”); provided that Seller shall only be obligated to pay those amounts pursuant to this Section 7 to the extent incurred by the Buyer within ninety (90) days prior to, or on or after delivery of notice thereof to the Seller. A certificate as to any additional amounts payable pursuant to this Section 7 submitted by Buyer to Seller shall be conclusive in the absence of manifest error. Within five (5) Business Days of receipt of a Yield Protection Notice, the Seller may either agree to pay such amount or may elect to terminate this Agreement and pay the outstanding Obligations including all unpaid fees and expenses due to the Buyer within ninety (90) days of such Yield Protection Notice.

Section 8.              Taxes.

(a)           Any and all payments by Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 8) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, (i) Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes) and (ii) Taxes attributable to a Buyer’s failure to comply with Sections 8(e) and (f) of this Agreement.

(b)           In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).

(c)           Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by Seller under this Section 8 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Seller provided for in this Section 8(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Seller under the indemnity set forth in this Section 8(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.

(d)           Within thirty (30) days after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.

(e)           For purposes of subsection (e) of this Section 8, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:

(i)            in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete, correct and executed (x) U.S. Internal Revenue Form W-8BEN or W-8BEN-E in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii)           in the case of an individual, (x) a complete, correct and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit D (a “Section 8 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii)          in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete, correct and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv)          in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete, correct and executed U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms thereto) and a Section 8 Certificate; or

(v)           in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete, correct and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 8 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this section if such beneficial owner were Buyer, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of the Seller, provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(vi)          in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section 8 if such beneficial owner were Buyer; or

(vii)         in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a complete, correct and executed U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 8 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section 8 if each such person were Buyer.

If Buyer provided a form pursuant to clause (e) and the form provided by Buyer at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 8, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes. Notwithstanding anything in Section 22 of this Agreement to the contrary, and unless a Seller Event of Default has occurred, Buyer shall not assign or grant a participation in this Agreement to any Person that is not a United States person without Seller’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); and, in the event any United States withholding taxes are imposed on any payment under this Agreement as a result of Buyer’s assignment or grant of a participation in this Agreement to any Person that is not United States person, any such United States withholding taxes (other than taxes described in Section 7 hereof that occur after the date of assignment or grant of a participation of this Agreement) shall constitute Excluded Taxes.

(f)            For any period with respect to which Buyer has failed to provide Seller with the appropriate form, certificate or other document as prescribed in subsection (e) of this Section 8 (other than if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by Buyer), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 8 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.

(g)           Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 8 shall survive the termination of this Agreement. Nothing contained in this Section 8 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(h)           Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as Indebtedness of Seller that is secured by the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties and the Purchased Assets as owned by Seller and the Underlying REO Properties as owned by the REO Subsidiary for federal income tax purposes in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 9.              Security Interest; Buyer’s Appointment as Attorney-in-Fact; Voting Rights.

(a)           Security Interest. On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the related Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its Obligations, and in any event, Seller hereby grants, conveys and assigns, as applicable, to Buyer, a first priority security interest in all of Seller’s rights, title and interest in and to the following property, whether now existing or hereafter created or acquired: (i) each Purchased Asset which is the subject of a Transaction hereunder and each Pledged Asset which is pledged in connection with a Transaction hereunder, including without limitation the REO Subsidiary Interests and the Participation Interests, (ii) all beneficial interest of Seller in any Underlying Mortgage Loans and Underlying REO Property identified on a Confirmation and in any Underlying REO Properties identified in a notice in accordance with Section 4(d)(ii), in each case delivered by Seller to Buyer from time to time, (iii) any other collateral pledged or other assets relating to the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, accounting records and other books and records relating thereto, (iv) Servicing Advances and rights to reimbursement thereof, (v) the Servicing Records, any applicable servicing agreement and the related Servicing Rights related to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties and Pledged Assets, (vi) all rights of Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File, Servicing File, all rights of Seller to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Asset File or Servicing File related to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties or Pledged Assets, (vii) the

Collection Account, (viii) all Ginnie Mae Securities related to Pooled Loans that are related to the Purchased Assets, (ix) the Payment Account, and all Income relating to any Purchased Asset, Underlying Mortgage Loan, Underlying REO Property and Pledged Asset, (x) all Income relating to such Underlying Mortgage Loans or Underlying REO Property and rights to receive payments and distributions with respect thereto, (xi) all rights to payment of mortgage guaranties and insurance (issued by governmental agencies or otherwise), including FHA, VA and USDA claims, and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Assets, Pledged Assets, Underlying Mortgage Loans or Underlying REO Properties and all claims and payments thereunder (including without limitation any rights to reimbursement of Servicing Advances) and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (xii) all interests in real property collateralizing any Mortgage Loans related to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties or Pledged Assets, (xiii) all other insurance policies and insurance proceeds relating to any Purchased Assets, Pledged Assets, or the related Mortgaged Property or any Underlying REO Property and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (xiv) any purchase agreements or other agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, (xv) the Reserve Account, (xvi) Seller’s Capital Stock in REO Subsidiary, (xvii) any Take-out Commitments relating to any Purchased Assets or Ginnie Mae Security, (xviii) the Participation Agreement and the REO Subsidiary Agreement, (xix) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the Purchased Assets, Underlying Mortgage Loans subject to Transactions and Underlying REO Properties in connection with Transactions or the Pledged Assets related thereto, and (xx) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively, the “Seller Pledged Items”). The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

In order to further secure Seller’s performance of all of its Obligations hereunder, REO Subsidiary hereby grants, conveys and assigns, as applicable, to Buyer, a first priority security interest in all of REO Subsidiary’s rights, title and interest in and to the following property, whether now existing or hereafter created or acquired and to the extent not prohibited by law: (i) each Underlying REO Property which is pledged in connection with a Transaction hereunder, (ii) Reserved, (iii) Reserved, (iv) the Collection Account, (v) Servicing Advances and rights to reimbursement thereof, solely with respect to Underlying REO Properties (vi) the Servicing Records, any applicable servicing agreement and the related Servicing Rights, solely with respect to Underlying REO Properties, (vii) all rights of REO Subsidiary to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File, Servicing File, all rights of REO Subsidiary to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Asset File or Servicing File, solely with respect to Underlying REO Properties, (viii) all Income relating to such Underlying REO Property and rights to receive payments and distributions with respect thereto, (ix) all rights to payment of mortgage guaranties and insurance (issued by governmental agencies or otherwise), including FHA, VA and USDA claims, and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Underlying REO Properties and all claims and payments thereunder (including without limitation any rights to reimbursement of Servicing Advances) and all rights of REO Subsidiary to receive from any third party or to take delivery of any of the foregoing, (x) any purchase agreements or other agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, all other insurance policies and insurance proceeds relating to any Underlying REO Property and all rights of REO Subsidiary to receive from any third party or to take delivery of any of the foregoing, (xi) any Take-out Commitments relating to any Underlying REO Property, (xii) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the Underlying REO Property in connection with Transactions, and (xiii) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Additional REO Subsidiary Pledged Items”). The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, and is further intended to be a guaranty of the Obligations to the Buyer by the REO Subsidiary to the extent of the Underlying REO Properties.

In order to further secure Seller’s performance of all Obligations hereunder, Guarantor hereby grants, conveys and assigns, as applicable, to Buyer, to the extent of Guarantor’s rights therein, a first priority security interest in all of Guarantor’s rights, title and interest in and to the following property, whether now existing or hereafter created or acquired: (i) each Purchased Asset, Pledged Asset or Underlying Mortgage Loan which is the subject of a Transaction hereunder or Underlying REO Property which is pledged in connection with a Transaction hereunder, (ii) the Participation Agreement, (iii) Servicing Advances and rights to reimbursement thereof solely with respect to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties and Pledged Assets, (iv) the Servicing Records, any applicable servicing agreement and the related Servicing Rights solely with respect to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties and Pledged Assets, (v) all rights of Guarantor to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File, Servicing File, all rights of Guarantor to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Asset File or Servicing File solely with respect to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties and Pledged Assets, (vi) the REO Subsidiary Agreement, (vii) all Ginnie Mae Securities related to Pooled Loans that are Purchased Assets, (viii) all Income relating to any Purchased Asset, Underlying Mortgage Loan, Underlying REO Property and Pledged Asset, (ix) all Income relating to such Underlying Mortgage Loan or Underlying REO Property and rights to receive payments and distributions with respect thereto, (x) all rights to payment of mortgage guaranties and insurance (issued by governmental agencies or otherwise), including FHA, VA and USDA claims, and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Assets, Pledged Assets, Underlying Mortgage Loans or Underlying

REO Properties and all claims and payments thereunder (including any rights to reimbursement of Servicing Advances) and all rights of Guarantor to receive from any third party or to take delivery of any of the foregoing, (xi) all interests in real property collateralizing any Purchased Asset, Underlying Mortgage Loan, Underlying REO Property or Pledged Asset, (xii) all other insurance policies and insurance proceeds relating to any Purchased Asset, Underlying Mortgage Loan, Underlying REO Property or Pledged Asset or the related Mortgaged Property or any REO Property and all rights of Guarantor to receive from any third party or to take delivery of any of the foregoing, (xiii) any Take-out Commitments relating to any Purchased Assets, Pledged Assets, Underlying Mortgage Loans or Underlying REO Property or the related Ginnie Mae Security to the extent assignable, (xiv) Reserved, (xv) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans subject to Transactions and Underlying REO Property in connection with Transactions, and (xvi) any and all dividends, replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively, the “Additional Guarantor Pledged Items”, and together with the Seller Pledged Items and the Additional REO Subsidiary Pledged Items, the “Pledged Items”). The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, and is further intended to be a guaranty of the Obligations to the Buyer by the REO Subsidiary to the extent of the Underlying REO Properties.

Each of Seller, REO Subsidiary and Guarantor acknowledges that it has no rights to service the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties or Pledged Assets except as a party to this Agreement. Without limiting the generality of the foregoing and in the event that Seller or Guarantor is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each of Seller and Guarantor grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Seller Parties and Guarantor hereby authorize Buyer to file such financing statement or statements relating to the Pledged Items as Buyer, at its option, may deem appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 9.

The parties acknowledge and agree that the Participation Interests and the REO Subsidiary Interests shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code; each of Seller and Guarantor covenants and agrees that (i) the Participation Interests and the REO Subsidiary Interests are not and will not be dealt in or traded on securities exchanges or securities markets and (ii) the Participation Interests and the REO Subsidiary Interests are not and will not be investment company securities within the meaning of

Section 8-103 of the Uniform Commercial Code. Seller shall, at its sole cost and expense, take all steps as may be necessary in connection with the endorsement, transfer, delivery and pledge of all Participation Interests and the REO Subsidiary Interests to Buyer.

If Seller shall, as a result of its ownership of the Participation Interests or REO Subsidiary Interests, become entitled to receive or shall receive any certificate evidencing any Participation Interest or REO Subsidiary Interest, any option rights, or any equity interest in REO Subsidiary, whether in addition to, in substitution for, as a conversion of, or in exchange for the Participation Interests or REO Subsidiary Interests, as applicable, or otherwise in respect thereof, Seller shall accept the same as the Buyer’s agent, hold the same in trust for the Buyer and deliver the same forthwith to the Buyer in the exact form received, duly indorsed by Seller to the Buyer, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, or if requested, deliver the Participation Interests or REO Subsidiary Interests, as applicable, re-registered in the name of Buyer, to be held by the Buyer subject to the terms hereof as additional security for the Obligations. Any sums paid upon or in respect of the Participation Interests or REO Subsidiary Interests upon the liquidation or dissolution of Seller or REO Subsidiary, as applicable, or otherwise shall be paid over to the Buyer as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of the Participation Interests or REO Subsidiary Interests shall be received by Seller, Seller shall, until such money or property is paid or delivered to the Buyer, hold such money or property in trust for the Buyer segregated from other funds of Seller, as additional security for the Obligations.

(b)           Voting Rights. Buyer shall exercise all voting rights with respect to the Participation Interests, as applicable. Notwithstanding the foregoing, with respect to the Pledged Assets, so long as no Event of Default has occurred and is continuing hereunder, (a) Buyer shall take direction from Seller prior to the exercise of any rights under this Section, and (b) Seller shall have the right to direct Buyer to take one or more actions or to not take one or more actions (in the event any action is requested or required to be taken) and Buyer shall comply with such direction unless Buyer shall determine in its sole discretion that such compliance with such direction shall result in a breach of a provision of this Agreement; provided that Buyer shall in no event be required to consent to any amendment, waiver or modification of this Agreement or any Facility Document. In no event shall Buyer be required to cast or exercise a vote or other action taken which would impair the Pledged Assets, or Buyer’s interests in the Pledged Assets, or which would be inconsistent with or result in a violation of any provision of this Agreement. Without limiting the generality of the foregoing, Buyer shall have no obligation to, (a) vote to enable, or take any other action to permit the REO Subsidiary to issue any interests of any nature or to issue any other interests convertible into or granting the right to purchase or exchange for any interests of such entity, or (b) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Assets, other than as contemplated by this Agreement or (c) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to Seller’s or REO Subsidiary’s interest in the Pledged Items, except for the Lien provided for by this Agreement and any transfer of Pledged Items contemplated hereby, or (d) enter into any agreement or undertaking restricting the right or ability of Guarantor, Seller, REO Subsidiary or Buyer to sell, assign or transfer the Pledged Items. Buyer shall, following the occurrence and during the continuation of an Event of Default, exercise all voting and member rights with respect to the Pledged Assets.

(c)           Buyer’s Appointment as Attorney in Fact. Each Seller Party and Guarantor hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller Party or Guarantor, as applicable, and in the name of such Seller Party or Guarantor, as applicable, or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Seller Party and Guarantor hereby gives Buyer the power and right, on behalf of such Seller Party or Guarantor, as applicable, without assent by, but with notice to, such Seller Party or Guarantor, as applicable, if an Event of Default shall have occurred and be continuing, to do the following:

(i)            in the name of such Seller Party or Guarantor, as applicable, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Pledged Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Pledged Items whenever payable;

(ii)           to pay or discharge Taxes and Liens levied or placed on or threatened against the Pledged Items;

(iii)          (A) to direct any party liable for any payment under any Pledged Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Pledged Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Pledged Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Items or any proceeds thereof and to enforce any other right in respect of any Pledged Items; (E) to defend any suit, action or proceeding brought against Seller with respect to any Pledged Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; provided that in no event shall Buyer agree to a settlement in which an admission of guilt or wrongdoing shall be imposed on Seller as a result of such settlement or compromise without the Seller’s prior written consent; (G) to cause the mortgagee of record to be changed to Buyer on the FHA, VA or USDA system, as applicable, with respect to any Pledged Items; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Pledged Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Pledged Items and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller Party or Guarantor, as applicable, might do.

Each Seller Party and Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition to the foregoing, each Seller Party and Guarantor agrees to execute a Power of Attorney, the form of Exhibit E hereto, to be delivered on the date hereof.

Each Seller Party and Guarantor also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 16 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Items.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Pledged Items and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to such Seller Parties or Guarantor for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

(d)           Subordination. The parties acknowledge that the Participation Interests have been sold by Guarantor to Seller pursuant to a Participation Agreement. Notwithstanding the foregoing, each Seller Party and Guarantor acknowledges and agrees that their respective rights with respect to the Pledged Items (including without limitation its security interest in the Purchased Assets, Pledged Assets, and any other Pledged Items) are and shall continue to be at all times junior and subordinate to the rights of Buyer under this Agreement. The parties further acknowledge that the Buyer shall enter into Transactions and Purchase Price Increases hereunder with respect to Purchased Assets, free and clear of any obligations under the Participation Agreement and that such Participation Agreement shall not confer any obligations or liabilities on Buyer to any Seller Party or Guarantor.

Section 10.            Payment, Transfer and Custody. (a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Account No. [***], for the account of JPMorgan Chase Bank, N.A., JPMorgan Chase, ABA No. [***], Attn: Sophia Redzaj, Ref: Quicken Loans, not later than 5:00 p.m. New York City time (the “Payment Account”), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b)           On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to the following account of Seller: Account No. [***], Quicken Loans Deposit Account, JPMorgan Chase Bank, N.A., ABA No. [***], Attn: Becky Vosler, simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction. With respect to the Purchased Assets being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee on a servicing released basis without recourse, but subject to the terms of this Agreement, all the right, title and interest of

Seller in and to the Purchased Assets (including the related Servicing Rights), together with all right, title and interest in and to the proceeds of any related Pledged Items. Buyer has the right to designate each servicer of the Purchased Assets; the Servicing Rights and other servicing provisions of this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement.

(c)           In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered and released to Buyer or its designee the Asset Files for the related Purchased Assets, Underlying Assets and Pledged Assets.

Section 11.            Fees. Seller shall pay Buyer any and all reasonable third-party out-of-pocket fees and expenses as and when contemplated by this Agreement and the Pricing Side Letter.

Section 12.            Hypothecation or Pledge of Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions or transfers with the Purchased Assets or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Assets and Pledged Items; provided, however, that, absent an Event of Default, Buyer shall have an obligation to transfer the Purchased Assets and Pledged Items to Seller upon payment in full of the full Repurchase/Release Price. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets and Pledged Items delivered to Buyer by the Seller Parties.

Section 13.            Representations. Each of Seller and Guarantor represents and warrants to Buyer that as of the Purchase Date of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:

(a)           Acting as Principal. Seller is engaging in the Transactions as a principal.

(b)           Asset Schedule. The information set forth in the related Asset Schedule and all other information or data furnished by, or on behalf of, Seller to Buyer is complete, true and correct in all material respects, and Seller acknowledges that Buyer has not verified the accuracy of such information or data.

(c)           Solvency. Both as of the date hereof and immediately after giving effect to each Transaction hereunder, the fair value of the assets of each Seller Party and Guarantor is greater than the fair value of the liabilities (including contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of such Seller Party or Guarantor, as applicable, and Seller Parties and Guarantor are solvent, are able to pay and intend to pay their debts as they mature and do not have an unreasonably small capital to engage in the business in which they are engaged and propose to engage. Seller Parties and Guarantor do not intend to incur, or believe that they have incurred, debts beyond their ability to pay such debts as they mature. No Seller Party nor Guarantor is transferring or pledging any Purchased Assets, Pledged Assets, Underlying Mortgage Loans or Underlying REO Property with any intent to hinder, delay or defraud any Person.

(d)           No Broker. Neither of Seller or Guarantor has dealt with any broker, investment banker, agent, or other person, who may be entitled to any commission or compensation in connection with the transactions pursuant to this Agreement.

(e)           Ability to Perform. No Seller Party nor Guarantor believes, nor do they have any reason or cause to believe, that they cannot perform, and Seller Parties and Guarantor intend to perform, each and every covenant that it is required to perform under this Agreement and the other Facility Documents.

(f)            Organization and Good Standing; Subsidiaries. Each Seller Party, Guarantor and their respective Subsidiaries are a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized, has full corporate or other organizational power and authority to own its property and to carry on its business as currently conducted, and is duly qualified as a foreign corporation or entity to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of any Seller Party and Guarantor and their respective consolidated Subsidiaries taken as a whole. For the purposes hereof, good standing shall include qualification for any and all required governmental licenses and payment of any and all taxes required, due and payable in the jurisdiction of its organization and in each jurisdiction in which a Seller Party or Guarantor or their respective Subsidiaries transact business. Each of the Seller Parties and Guarantor has no Subsidiaries except those set forth on Exhibit I hereto, or otherwise identified by such Seller Party or Guarantor to Buyer in writing, and such writing correctly states the name of each such Subsidiary as it appears in its articles of incorporation or formation filed in the jurisdiction of its organization, along with the address, place of organization, each state in which such Subsidiary is qualified as a foreign corporation or entity, and the percentage ownership (direct or indirect) of such Seller Party or Guarantor , as applicable, in such Subsidiary.

(g)           Financial Statements. The balance sheet of Guarantor and its consolidated Subsidiaries and the balance sheets of each of its Material Subsidiaries (if any) provided to Buyer pursuant to Section 14(d) as of the dates of such balance sheets, and the related consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows for the periods ended on the dates of such balance sheets heretofore furnished to Buyer, fairly present in all material respects the consolidated financial condition of Guarantor and its consolidated Subsidiaries and the financial condition of each such Material Subsidiary, respectively, as of such dates and the results of their operations for the periods ended on such dates, subject, in the case of interim statements, to year-end adjustments and a lack of footnotes. On the dates of such annual, fiscal year end, audited balance sheets, Guarantor had no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments that are required by GAAP to be disclosed in such balance sheets and related statements as of the dates that they were originally issued and that are not disclosed by, or reserved against on, said balance sheets and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as heretofore disclosed to Buyer in writing. Said financial statements were prepared in accordance with GAAP, except for interim statements, which are subject to year-end adjustments and a lack of footnotes. Since the date of the balance sheet most recently provided, there has been no Material Adverse Effect, nor does a Responsible Officer have actual knowledge of any state of facts particular to Guarantor that (with or without notice or lapse of time or both) would reasonably be expected to result in any such Material Adverse Effect.

(h)           No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with its terms and conditions, shall result in the breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than Liens created pursuant to this Agreement and the other Facility Documents) of any nature upon the properties or assets of any Seller Party or Guarantor under, any of the terms, conditions or provisions of such Seller Party’s or Guarantor’s, as applicable, organizational documents, or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which such Seller Party or Guarantor is now a party or by which it is bound (other than this Agreement).

(i)            Action. Each Seller Party and Guarantor has all requisite corporate power, authority and capacity to enter into this Agreement and each other Facility Document and to perform the obligations required of it hereunder and thereunder. This Agreement constitutes a valid and legally binding agreement of Seller Parties and Guarantor enforceable against Seller Parties and Guarantor, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship and similar laws, and by equitable principles. No consent, approval, authorization, license or order of or registration or filing with, or notice to, any Governmental Authority is required under any Requirement of Law before the execution, delivery and performance of or compliance by Seller Parties and Guarantor with this Agreement or any other Facility Document or the consummation by Seller Parties and Guarantor of any transaction contemplated thereby, except for those that have already been obtained by a Seller Party or Guarantor, as applicable, and the filings and recordings in respect of the Liens created pursuant to this Agreement and the other Facility Documents. If a Seller Party or Guarantor is a depository institution, this Agreement is a part of, and will be maintained in, such Seller Party’s or Guarantor’s, as applicable, official records.

(j)            Enforceability. This Agreement and all of the other Facility Documents executed and delivered by each Seller Party and/or Guarantor, as applicable, in connection herewith are legal, valid and binding obligations of such Seller Party and/or Guarantor, as applicable, and are enforceable against each Seller Party and/or Guarantor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and (ii) general principles of equity.

(k)           Reserved.

(l)            Material Adverse Effect. There has been no event nor, to Seller’s or Guarantor’s knowledge, any event, which has had or is reasonably likely to have a Material Adverse Effect.

(m)          No Default. No Default, Event of Default or Termination Event has occurred.

(n)           No Adverse Selection. Neither Seller nor Guarantor used selection procedures that identified the Purchased Assets, Underlying Mortgage Loans or Underlying REO Properties offered to Buyer for purchase hereunder as being less desirable or valuable than other assets comparable to the Purchased Assets, Underlying Mortgage Loans or Underlying REO Properties owned by Seller or Guarantor, as applicable.

(o)           Litigation; Compliance with Laws. Except as set forth in Schedule 3 (which shall be deemed automatically updated by the most recently delivered replacement schedule of litigation, if any, provided to Buyer by Seller pursuant to Section XV of the Compliance Certificate or with a notice to Buyer given pursuant to Section 14(c)(ii)), there is no litigation pending or, to the actual knowledge of any Responsible Officer, threatened, that will cause, or would reasonably be expected to cause, a Material Adverse Effect. No Seller Party nor Guarantor has violated any Requirement of Law applicable to such Seller Party or Guarantor, as applicable, that, if violated, would reasonably be expected to have a Material Adverse Effect.

(p)           Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(q)           Taxes. All federal, state and local income tax returns, and all material excise, property and other tax returns, required to be filed with respect to each of Seller’s and Guarantor’s operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions) and to each Responsible Officer’s actual knowledge, all such returns are true and correct in all material respects; all taxes, assessments, fees and other governmental charges upon Seller and Guarantor, and Seller’s and Guarantor’s, as applicable, respective Subsidiaries and upon their respective properties, income or franchises, that are, or should be shown on such tax returns to be, due and payable have been paid, including all Federal Insurance Contributions Act (FICA) payments and withholding taxes, if appropriate, other than those that are being contested in good faith by appropriate proceedings, diligently pursued and as to which Seller and Guarantor have established adequate reserves determined in accordance with GAAP. For purposes of this representation, a tax return shall be considered to have been timely filed if its late filing did not have a Material Adverse Effect. The amounts reserved, as a liability for income and other taxes payable in the consolidated financial statements described in Section 14(d), are in accordance with GAAP.

(r)            Investment Company Act. No Seller Party nor Guarantor nor any of their Subsidiaries is an “investment company” within the meaning of the Investment Company Act.

(s)            Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties and Pledged Assets.

(i)            Other than as contemplated by the Facility Documents, no Seller Party nor Guarantor has assigned, pledged, or otherwise conveyed or encumbered any

Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property to any other Person, other than to Buyer, Seller or REO Subsidiary, and immediately prior to the sale or pledge of such Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property to Buyer, the related Seller Party and/or Guarantor, as applicable, was the sole owner of such Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property and had good and marketable title thereto, free and clear of all Liens, other than Liens in favor of Buyer, in each case except for Liens to be released simultaneously with the sale or pledge to Buyer hereunder.

(ii)           The provisions of this Agreement are effective to either constitute a sale of Purchased Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller Parties in, to and under the Purchased Assets. The provisions of this Agreement are effective to constitute a pledge of Pledged Items to Buyer and to create in favor of Buyer a valid security interest in all right, title and interest of Seller Parties in, to and under the Pledged Items.

(t)            Jurisdiction of Organization. As of the date hereof, Seller’s jurisdiction of organization is Delaware, REO Subsidiary’s jurisdiction of organization is Delaware, Guarantor’s jurisdiction of organization is Michigan.

(u)           Location of Books and Records. The locations where each Seller Party and Guarantor keep their respective books and records, including all computer tapes and records related to the Pledged Items is their respective chief executive offices.

(v)           True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller Parties and Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact actually known by a Responsible Officer that, after due inquiry, would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(w)          ERISA.

(i)            No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Seller Parties or Guarantor to be incurred by Seller Parties, Guarantor or any ERISA Affiliate thereof with respect to any Plan which is a Single- Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(ii)           No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day. No Seller Party nor Guarantor nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.

(iii)          Each Plan of the Seller Parties and Guarantor and each of their Subsidiaries and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(iv)          No Seller Party nor Guarantor, nor any of their Subsidiaries has incurred a Tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such Tax or penalty would not result in a Material Adverse Effect.

(v)           No Seller Party nor Guarantor nor any of their Subsidiaries, nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(x)           Agency Approvals. Guarantor currently holds all approvals, authorizations and other licenses from the Agencies required under the Ginnie Mae Guide to originate, purchase, hold, service and sell Purchased Assets and Underlying Mortgage Loans of the types currently offered for sale or pledge by Seller and Guarantor to Buyer hereunder.

(y)           Anti-Money Laundering Laws. The operations of each Seller Party and Guarantor are conducted and, to the knowledge of such Seller Party or Guarantor, as applicable, have been conducted in all material respects in compliance with the applicable anti-money laundering statutes of all jurisdictions to which such Seller Party and Guarantor, as applicable, is subject and the rules and regulations thereunder, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Seller Party or Guarantor or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Seller Party and Guarantor, threatened.

(z)           No Prohibited Persons. No Seller Party nor Guarantor, or, to the knowledge of any Seller Party or Guarantor, no director, officer, agent or employee of a Seller Party, Guarantor or any of their respective Subsidiaries is a Person that is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC-administered sanctions”), or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions; and no Seller Party nor Guarantor will directly or indirectly use the proceeds of the Transactions hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, that at the time of such funding or facilitation, is the subject of OFAC-administered sanctions, or in a manner that would otherwise cause any Person (including any Person involved in or facilitating the Transactions, whether as underwriter, advisor, or otherwise) to violate any OFAC-administered sanctions.

(aa)         No Reliance. Seller Parties and Guarantor have made their own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for them based upon their own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller Party nor Guarantor is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(bb)         Plan Assets. No Seller Party nor Guarantor is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Pledged Items are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in Seller Parties’ and Guarantor’s hands, and transactions by or with Seller Parties and/or Guarantor are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(cc)         Fidelity Bonds. Seller Parties and Guarantor have purchased fidelity bonds, all of which are in full force and effect, insuring Seller Parties, Guarantor and Buyer and their successors and assigns in the amount required by the applicable Underwriting Guidelines, against loss or damage from any breach of fidelity by Seller Parties, Guarantor or any officer, director, employee or agent of Seller and Guarantor, and against any loss or damage from loss or destruction of documents, fraud, theft or misappropriation, or errors or omissions.

(dd)         Reporting. In its financial statements, each of the Seller Parties and Guarantor intends to report each sale of an Underlying Mortgage Loan hereunder as a financing in accordance with GAAP.

(ee)         Foreign Corrupt Practices Act. No Seller Party nor Guarantor is, or, to the knowledge of any Seller Party and Guarantor, no director, officer, agent or employee of a Seller Party or Guarantor is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and, to the extent applicable, Seller Parties and Guarantor have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure continued compliance therewith.

(ff)          Agreements. No Seller Party nor Guarantor nor any of their Subsidiaries is a party to any agreement, instrument or indenture, or subject to any restriction, materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 13(g). No Seller Party’s nor Guarantor’s nor any of Guarantor’s Subsidiaries is subject to any dividend restriction imposed by a Governmental Authority other than those under applicable statutory law. No Insolvency Event with respect to

Seller Parties, Guarantor, any of their Material Subsidiaries or any material amount of their respective properties is pending or, to a Responsible Officer’s actual knowledge, threatened.

(gg)         Proper Names. No Seller Party nor Guarantor operates in any jurisdiction under a trade name, division, division name or name other than those names previously disclosed in writing by Seller Parties or Guarantor, as applicable, to Buyer, and all such names are utilized by Seller Parties and Guarantor only in the jurisdiction(s) identified in such writing. The only names used by Seller Parties and Guarantor in their respective tax returns for the last ten (10) years are set forth in Schedule 4.

(hh)         No Undisclosed Liabilities. Other than as disclosed in the annual, fiscal year end, audited financial statements delivered pursuant to Section 13(g), no Seller Party nor Guarantor has any material liabilities or Indebtedness, direct or contingent, that are required by GAAP to be disclosed in such financial statements at the time that they were originally issued and that are not disclosed by and, to the extent required by GAAP, reserved against on, such financial statements.

Section 14. Covenants of Seller. On and as of the date of this Agreement and each Purchase Date and on each day until this Agreement is no longer in force, each Seller Party and Guarantor covenants as follows:

(a)           Preservation of Existence. Each Seller Party, Guarantor and each Material Subsidiary shall preserve and maintain its existence in good standing. Seller Parties and Guarantor shall keep adequate books and records of their respective business activities to the extent necessary to produce the financial statements required by Section 14(d), and make no material change in the nature of its business. No Seller Party nor Guarantor shall make any material change in its accounting treatment and reporting practices except as permitted by GAAP or approved by Buyer in writing. Each Seller Party and Guarantor shall preserve and maintain all of its rights, privileges, licenses and franchises materially necessary to the normal conduct of its business, including Guarantor’s eligibility as lender, seller/servicer and issuer described under Section 13(x). For the avoidance of doubt, nothing herein shall be deemed to prohibit (and shall permit) any transaction that does not result in a Change of Control.

(b)           Compliance with Applicable Laws. Each Seller Party, Guarantor and each Material Subsidiary shall each comply with all Requirements of Law applicable to them and the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property, in each case, a breach of which would, or would reasonably be expected to, result in a Material Adverse Effect except where contested in good faith and by appropriate proceedings and with adequate book reserves determined in accordance with GAAP established therefor, including (1) the Ginnie Mae Guide, (2) the Anti-Money Laundering Laws, (3) all Privacy Requirements, including the GLB Act and Safeguards Rule promulgated thereunder, (4) all consumer protection laws and regulations, (5) all licensing and approval requirements applicable to Seller’s and its Subsidiaries’ origination of Mortgage Loans and (6) all other laws and regulations referenced in item (f) of Schedule 1-B. Guarantor shall maintain in effect and enforce policies and procedures reasonably determined by such party to be designed to ensure compliance by Guarantor and its respective Subsidiaries and their respective directors, members, managers, partners, officers, employees and agents with the FCPA and applicable sanctions.

(c)           Notice of Proceedings or Adverse Change. Each of Seller and Guarantor will notify Buyer promptly after a Responsible Officer of Seller or Guarantor, as applicable, has actual knowledge of the occurrence of any of the following (which notice may be included in a Compliance Certificate delivered promptly thereafter), and Seller or Guarantor, as applicable, shall provide such additional documentation and cooperation as Buyer may reasonably request with respect to any of the following; provided that Seller and Guarantor will not be required to provide such additional documentation if Guarantor has provided such additional documentation to Buyer pursuant to the terms of the Quicken Repurchase Agreement:

(i)            the occurrence of any Default, Event of Default or Termination Event hereunder;

(ii)           any (a) other action, event or condition of any nature that, with or without notice or lapse of time or both, will constitute (1) with respect to each Seller Party, a default under or in respect of any Indebtedness in excess of [***] and (2) with respect to Guarantor, a default under or in respect of any Other [***] Debt, and that, if not timely cured by Seller Parties or Guarantor, as applicable, or waived by its holder or holders, would cause, or would permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, such Indebtedness in excess of [***] or Other [***] Debt, as applicable, to become or be declared due before its stated maturity, or its prepayment, redemption or defeasance (including repurchase of assets subject to any repurchase agreement, securities contract or similar agreement) to be required, before its stated maturity or termination date; (b)(i) entry of any court judgment or regulatory order requiring Seller Parties or Guarantor to pay a claim or claims that exceed (1) with respect to Seller Parties, [***], that is not covered by insurance, and (2) with respect to Guarantor, [***], that is not covered by insurance, or (ii) the filing of any petition, claim or lawsuit against Seller Parties or Guarantor, in which the amount involved exceeds (1) with respect to Seller Parties, [***], that is not covered by insurance, and (2) with respect to Guarantor, [***] that is not covered by insurance; or (c) any other action, event or condition of any nature that has, or would reasonably be expected to have, a Material Adverse Effect;

(iii)          reserved;

(iv)          any material change in accounting policies or financial reporting practices of Seller or Guarantor except such changes as required by GAAP;

(v)           reserved;

(vi)          the filing, recording or assessment of any federal, state or local tax Lien or security interest (other than security interests created hereby or under any other Facility Documents) on, or claim asserted against, any of the Pledged Items;

(vii)         any other event, circumstance or condition that has resulted, or would reasonably be expected to result in a Material Adverse Effect; and

(viii)     promptly, but no later than one (1) Business Day after any Seller Party or Guarantor receives notice of any termination or suspension of any approval described in Section 13(x) of Guarantor to sell Underlying Mortgage Loans to an Agency.

(d)           Financial Reporting. Guarantor shall deliver or cause to be delivered the following to Buyer; provided that Guarantor will not be required to deliver any of the following to Buyer if Guarantor, as applicable, has delivered such item to Buyer pursuant to the terms of the Quicken Repurchase Agreement:

(i)            Within forty-five (45) days after the end of each calendar month, (1) consolidated and consolidating statements of income and changes in shareholders’ equity and cash flows for such month of Guarantor and Guarantor’s consolidated Subsidiaries and (2) statements of income and changes in shareholders’ equity and cash flows for such month of each of Guarantor’s Subsidiaries (excluding any Subsidiary that is only a holding company), and for each of Guarantor and such Subsidiaries, the related balance sheet as at the end of such month, all in reasonable detail, prepared in accordance with GAAP, subject to year-end adjustments and a lack of footnotes;

(ii)           Within ninety (90) days after (1) Guarantor’s fiscal year end, consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of Guarantor and Guarantor’s consolidated Subsidiaries for such fiscal year, and (2) the fiscal year end of each Subsidiary of Guarantor, statements of income, changes in shareholders’ equity and cash flows of such Subsidiary (excluding any Subsidiary that is only a holding company), and for each of Guarantor and such Subsidiaries, the related balance sheet as at the end of such fiscal year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP and an opinion prepared by an accounting firm reasonably satisfactory to Buyer, or other independent certified public accountants of recognized standing selected by Guarantor, as to Guarantor’s and Guarantor’s consolidated Subsidiaries financial statements and, only if Guarantor elects to have them audited, as to such Subsidiaries’ financial statements;

(iii)          Together with each delivery of financial statements required in Sections 14(e)(i) and 14(e)(ii), a Compliance Certificate executed by the chief financial officer, chief executive officer or president of Guarantor, on behalf of Guarantor;

(iv)          Photocopies or electronic copies of all regular or periodic financial and other reports, if any, that Guarantor shall file with the SEC, not later than thirty (30) days after filing;

(v)           Photocopies or electronic copies of the relevant portions of any final written audits completed by any Agency of Guarantor that provide for material corrective action, material sanctions or classifications of the quality of Guarantor’s operations, not later than five (5) Business Days after receiving such audit;

(vi)          Weekly (and more frequently if reasonably requested by Buyer), a hedging report in a form mutually agreed to between Buyer and Guarantor; and

(vii)         From time to time, with reasonable promptness, such further information regarding the Pledged Items, or the business, operations, properties or financial condition of Guarantor as Buyer may reasonably request.

(e)           Visitation and Inspection Rights. Seller and Guarantor shall permit authorized representatives of Buyer to (i) discuss the business, operations, assets and financial condition of Seller and Guarantor and their respective Subsidiaries with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, (ii) inspect all of Seller’s and Guarantor’s property and all related information and reports, and (iii) audit Seller’s and Guarantor’s operations, in each case only to the extent reasonably necessary to ensure compliance with the terms of the Facility Documents, and the related applicable provisions of the GLB Act and other privacy laws and regulations, all at Seller’s or Guarantor’s expense, as applicable (subject to the limitations in Section 18 and the Due Diligence Cap, and at such reasonable times during normal business hours as Buyer may request upon reasonable (but no less than three (3) Business Days)) advance notice to Seller or Guarantor, as applicable, and without unreasonable disruption to Seller’s or Guarantor’s business; provided that no advance notice shall be required if an Event of Default has occurred and is continuing; and provided further that unless an Event of Default has occurred and is continuing, such on-site visits and/or on-site examinations shall be limited to one (1) per calendar year.

(f)            Reimbursement of Expenses. On the date of execution of this Agreement, Seller shall reimburse Buyer for all reasonable third-party out-of-pocket expenses incurred by Buyer on or prior to such date in which Buyer provided reasonable back-up supporting documentation. From and after such date, Seller shall promptly reimburse Buyer for all reasonable third party out-of-pocket expenses as the same are incurred by Buyer and within thirty (30) days of the receipt of invoices and reasonable back-up supporting documentation therefor.

(g)           Further Assurances. Seller Parties and Guarantor agree to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement and the other Facility Documents or to perfect the interests of Buyer in the Pledged Items.

(h)           True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor or any of their respective officers or agents or otherwise furnished in writing by or on behalf of Seller or Guarantor to Buyer hereunder and during Buyer’s diligence of Seller and Guarantor are and will be true and complete in all material respects and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading; provided that there shall be no breach of this covenant to the extent that, after a Responsible Officer of a Seller becomes aware of a fact or circumstance that would otherwise be a breach of this covenant in the absence of corrective action, Seller takes such prompt corrective action and such representation or warranty is capable of being cured in Buyer’s reasonable determination, except to the extent materially relied upon by Buyer and materially adversely affecting the Buyer’s decisions. All required financial statements, information and reports delivered by Seller and Guarantor to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in applicable, to SEC filings, the appropriate SEC accounting requirements.

(i)            ERISA Events.

(i)            Promptly upon Seller or Guarantor becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior 12 months involve a payment of money by or a potential aggregate liability of Seller, Guarantor or any ERISA Affiliate thereof or any combination of such entities in excess of $5,000,000, Seller and Guarantor shall give Buyer a written notice specifying the nature thereof, what action Seller, Guarantor or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(ii)           Promptly upon receipt thereof, each of Seller and Guarantor shall furnish to Buyer copies of (i) all notices received by Seller, Guarantor or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller, Guarantor or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $5,000,000; and (iii) all funding waiver requests filed by Seller, Guarantor or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $5,000,000, and all communications received by Seller, Guarantor or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(j)            Taxes. Seller Parties, Guarantor and their respective Subsidiaries shall timely file all tax returns that are required to be filed by them and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(k)           Financial Condition Covenants. Guarantor shall comply with the financial covenants set forth in Section 2 of the Pricing Side Letter.

(l)            No Adverse Selection. In the event that Guarantor has an alternative financing source (other than corporate cash) for mortgage loans repurchased by Guarantor from Ginnie Mae Securities, Guarantor shall not select the Underlying Mortgage Loans in a manner so as to intentionally adversely affect Buyer’s interests versus those of such alternative financing source.

(m)          Insurance. Seller Parties and Guarantor shall maintain, at no cost to Buyer, (a) blanket fidelity bond coverage, with such companies and in such amounts as to satisfy the requirements of the Ginnie Mae Guide, and shall cause each Seller Party’s and Guarantor’s policy to be endorsed with the Blanket Bond Required Endorsement and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies, in such amounts and against such risks as is customarily carried by similar businesses. Photocopies of such policies shall be furnished to Buyer at no cost to Buyer upon a Seller Party’s or Guarantor’s obtaining such coverage or any renewal of or modification to such coverage.

(n)           Books and Records. Seller and Guarantor shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pledged Items in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pledged Items.

(o)           Illegal Activities. No Seller Party nor Guarantor shall engage in any conduct or activity that could reasonably be foreseeable as subjecting its assets to forfeiture or seizure.

(p)           Anti-Money Laundering Laws. Each of Seller and Guarantor shall conduct their operations in all material respects in compliance with the applicable Anti-Money Laundering Laws.

(q)           Limitation on Dividends and Distributions.

(i)            If any Default or Event of Default described in Section 15(a) (Payment Default) in an aggregate amount of [***] or more shall have occurred and be continuing, neither Seller nor Guarantor shall declare, make or pay, or incur any liability to declare, make or pay, any dividend (excluding stock dividends) or other distribution on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Buyer, which Buyer may grant or withhold in its sole discretion.

(ii)           If any Default or Event of Default other than those specifically referred to in Section 14(q)(i) shall have occurred and be continuing, neither Seller nor Guarantor shall declare, make or pay, or incur any liability to declare, make or pay, any dividend (excluding stock dividends) or other distribution other than Tax Dividends on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest)

in itself, whether now or hereafter outstanding, without the prior written consent of Buyer, which Buyer may grant or withhold in its sole discretion.

(r)            Disposition of Assets; Liens. Except for sales and other dispositions, including securitizations, in the ordinary course of each of Seller Party’s, Guarantor’s, or any Material Subsidiary’s business, or as otherwise authorized by this Agreement, none of Seller Party, Guarantor, or any Material Subsidiary shall convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets (including receivables and leasehold interests) whether now owned or hereafter acquired.

(s)            Transactions with Affiliates. Except as contemplated by the Facility Documents, no Seller Party nor Guarantor nor any Material Subsidiary shall (i) enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise expressly permitted under this Agreement, (b) in the ordinary course of such Seller Party’s, Guarantor’s, or Material Subsidiary’s business, or (c) upon fair and reasonable terms no less favorable to such Seller Party, Guarantor, or Material Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, or (ii) make a payment that is not otherwise permitted by this Section 14(s) to any Affiliate; provided that the foregoing shall not apply to the extent that any such transaction is entered into or such payment is made pursuant to a lending arrangement with such Affiliate where the total amount of such transactions or payments are, when made, less than the amount that such Seller Party, Guarantor, or Material Subsidiary could otherwise have distributed as discretionary dividends to its shareholders without such distribution (after giving effect thereto and to all prior and still outstanding transactions or payment to Affiliates as if they were discretionary dividends paid to a Seller Party’s, or Guarantor’s shareholders) resulting in an Event of Default.

(t)            ERISA Matters.

(i)            Neither Seller nor Guarantor shall permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior 12 months, involves the payment of money by or an incurrence of liability of Seller, Guarantor or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of $250,000, that is not covered by insurance.

(ii)           Neither Seller nor Guarantor shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and neither Seller nor Guarantor shall use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with Seller or Guarantor are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(u)           Consolidations, Mergers and Sales of Assets. No Seller Party shall (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(v)           Asset Schedules. Unless otherwise agreed to by Buyer, on the Reporting Date or with such greater frequency as reasonably requested by Buyer, Seller will furnish to Buyer monthly electronic Mortgage Loan performance data in the form of Exhibit C attached hereto, including, without limitation, an Asset Schedule that includes all data fields required by FHA, VA, USDA and Ginnie Mae and any other additional data fields Buyer may reasonably request (and available electronically without undue burden and expense) in order to determine the Market Value of the Eligible Assets, delinquency reports and static pool reports (i.e., delinquency, foreclosure and net charge-off reports) and monthly stratification reports summarizing the characteristics of the Mortgage Loans, in each case, as of the last day of the immediately preceding month. Seller shall provide monthly representation and warranty claim reports as well as reports detailing any repurchases or indemnification. Notwithstanding the foregoing, in the event that circumstances outside of the Seller’s reasonable control prevent delivery of the applicable data and reports referenced in this paragraph, which circumstances may include, but need not be limited to, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or, computer (software and hardware) services, then the delivery timelines set forth herein shall be deemed extended to the extent necessary to accommodate such circumstances; provided that Buyer may determine the Market Value of the Eligible Assets taking into account such lack of applicable data and reports referenced in this paragraph.

(w)          Use of Proceeds. Each Seller Party and Guarantor will not request any Transaction, and each Seller Party and Guarantor shall not use, and shall procure that their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Transaction (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Money Laundering Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(x)           Pooled Loans. Guarantor, as Nominee for Seller, shall deliver to Buyer copies of the relevant Pooling Documents (the originals of which shall have been delivered to the Agency) as Buyer may request from time to time and as required by the Custodial Agreement.

(y)           REO Subsidiary Interests; Participation Interests.

(i)            REO Subsidiary Interests.

(A)          Seller shall deliver to the Buyer the original of the REO Subsidiary Certificate re-registered in the name of the Buyer.

(B)          Neither Seller nor REO Subsidiary shall take any action which results in any REO Subsidiary Certificate being dealt or traded on securities exchanges or securities markets and none of the REO Subsidiary Certificates is nor will they be an investment company security within the meaning of Section 8-103 of the UCC.

(C)          Neither Seller nor REO Subsidiary shall issue any new classes under existing REO Subsidiary Certificates that are in connection with the Transactions hereunder without Buyer’s prior written consent which shall not be unreasonably withheld.

(ii)           Participation Interests.

(A)          Seller shall deliver to Buyer the original Participation Certificate re-registered in the name of Buyer.

(B)          Neither Guarantor nor Seller shall take any action which results in any Participation Certificate being dealt or traded on securities exchanges or securities markets and none of the Participation Certificates is nor will they be an investment company security within the meaning of Section 8-103 of the UCC.

(C)          Neither Seller nor Guarantor shall issue any new classes under existing Participation Certificates that are subject to Transactions hereunder without Buyer’s prior written consent which shall not be unreasonably withheld.

(z)           Take-out Payments. With respect to each Underlying Mortgage Loan subject to a Take-out Commitment, Seller shall arrange that all payments under the related Take-out Commitment shall be paid directly to Buyer at the account designated by Buyer in writing prior to such payment.

(aa)         HUD; FHA; VA and USDA Matters.

(i)            Conveyance of Eligible Assets; Submission of Claims. Each Underlying Mortgage Loan subject to a Transaction hereunder shall be an Early Buyout. After an Early Buyout:

(A)          if an Underlying Mortgage Loan shall become a Pooled Loan subject to a Transaction hereunder then, with respect to such Pooled Loan Seller shall be deemed to make the representations and warranties listed on Schedule 1-D hereto;

(B)          on commencement of an Agency Claim Process, Seller shall cause Servicer to give written notice to Buyer of commencement of such Agency Claim Process. All Underlying Mortgage Loans subject to such Agency Claim Process shall designate Guarantor on the USDA, FHA or VA electronic submission as payee, and Guarantor shall serve as Nominee for each Seller Party; and

(C)          if such Underlying Mortgage Loan becomes subject to foreclosure and conversion to an Underlying REO Property as contemplated by Section 4(d)(ii), (a) Seller shall (i) deliver to Buyer and the Custodian an updated Asset Schedule with respect to such Underlying REO Property pursuant to Section 14(v), and (ii) be deemed to make the representations and warranties listed on Schedule 1-A hereto with respect to such Underlying REO Property; and (b) solely with respect to an Underlying Mortgage Loan becoming a REO Property (i) such Underlying REO Property shall be deemed an Underlying REO Property owned by the REO Subsidiary hereunder and its Market Value as determined by Buyer shall be included in the Market Value of the REO Subsidiary Interests and (ii) to the extent that such conversion results in a Margin Deficit, Seller shall pay such amount in accordance with Section 5.

(ii)           Agency Accounts. Seller shall cause Guarantor (as each Seller Party’s Nominee) to be designated (A) with respect to each FHA Loan, as mortgagee of record on the FHA LEAP System under mortgagee number [***], (B) with respect to each VA Loan, as the payee on the VALERI system under payee vendor identification number [***], (C) with respect to each USDA Loan, as the lender of record. In addition, Seller shall provide the lender agreement with respect to Buyer to the Rural Housing Services. Seller shall cause Guarantor (as its Nominee) to submit all claims to HUD, VALERI or USDA under the applicable numbers set forth above or the lender agreement, as applicable, and to remit all amounts received in connection therewith to the applicable Agency Account. To the extent any of HUD, VA or USDA deducts any amounts owing by Nominee to HUD, VA or USDA, Seller shall deposit, or cause Nominee to deposit, to the Collection Account within two (2) Business Days following notice or knowledge of such deduction by HUD, VA or USDA, such deducted amounts into the applicable account. Seller shall instruct JPMorgan Chase Bank, N.A. to remit all amounts on deposit in any Agency Account to the Collection Account within two (2) Business Days of receipt, unless a Repurchase/Release Event has occurred with respect to the related Underlying Asset, as more particularly set forth in Section 32  hereof and thereafter in accordance with Section 6 hereof.

(iii)          Approvals. Guarantor shall be approved by Ginnie Mae as an approved issuer, and Guarantor shall be approved by FHA as an approved mortgagee, by VA as an approved VA lender and by USDA as an approved USDA lender, in each case in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or Guarantor having any reason whatsoever to believe or suspect will occur prior to the issuance of the Ginnie Mae Security, including without limitation a change in insurance coverage, which would either make Guarantor unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the Agency or, to HUD, FHA, VA or USDA (other than routine and customary notices not materially affecting its eligibility to service or sell mortgage loans for the applicable Agency, HUD, FHA or VA). Should Guarantor for any reason, cease to possess all such Agency Approvals, or should notification to the Agency or, to HUD, FHA, VA or USDA be required (other than routine and customary notices not materially affecting its eligibility to service or sell mortgage loans for the applicable Agency, HUD, FHA or VA), Guarantor shall so notify Buyer promptly in writing.

Notwithstanding the preceding sentence, Guarantor shall take all necessary action to maintain all of its Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Guarantor shall service all Underlying Assets in accordance with the FHA Regulations, VA Regulations or USDA Regulations, as applicable.

(iv)          Guarantor or Seller shall cooperate and do all things deemed necessary or appropriate by Buyer to effectuate the steps as contemplated in this Section 14(aa).

(bb)         Special Purpose Entity.       Except as contemplated by the Facility Documents, Seller shall, and shall cause the REO Subsidiary to (i) own no assets, and not engage in any business, other than the assets and transactions specifically contemplated by the Facility Documents; (ii) maintain books and records separate from those of all other Persons; (iii) maintain its bank accounts separate from each other Persons; (iv) not commingle its assets with those of any other Person; (v) pay its own debts and liabilities out of its own funds; (vi) maintain financial statements separate and apart from those of all other Persons; (vii) observe all organizational formalities and other applicable or customary formalities to preserve its existence; (viii) not engage in any business or activity other than as set forth in Seller’s organizational documents or the REO Subsidiary Agreement, as applicable; (ix) not guarantee or become obligated for the debts of any other Person or make any loans or advances to any other Person and shall not acquire obligations or securities of Seller’s or Guarantor’s Affiliates other than Seller’s ownership of the REO Subsidiary Interests and Participation Interests; (x) not acquire the direct or indirect obligations of, or securities issued by, its shareholders or any Affiliate; (xi) allocate fairly and reasonably any overhead for expenses that are shared with an Affiliate, including paying for the office space and services performed by any employee of any Affiliate; (xii) conduct business in its own name, promptly correct any known misunderstandings regarding its separate identity, hold all of its assets in its own name, and not identify itself as a division of any other Person; (xiii) reserved; (xiv) not engage or suffer any change in ownership, winding-up, dissolve or liquidate in whole or in part except as otherwise provided in Seller’s organizational documents or the REO Subsidiary Agreement, as applicable; (xv) not consolidate or merge, in whole or in part, with or into any other entity or sell, lease, assign, convey or otherwise transfer all or substantially all of its properties and assets to any Person; (xvi) not take any action that knowingly shall cause the Seller or the REO Subsidiary to become insolvent; (xvii) use separate stationery, invoices, and checks bearing its own name; (xviii) not incur or assume any Indebtedness; (xix) not hold out its credit as being available to satisfy the obligations of others; (xx) not make any loans or advances to any third party, and shall not acquire obligations or securities of its Affiliates; (xxi) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (xxii) file separate tax returns from those of each Person and entity except as may be required by law; (xxiii) have an Independent Member; (xxiv) except as contemplated by this Agreement and the other Facility Documents not form, acquire or hold any Subsidiary or own any equity interest in any other entity other than the REO Subsidiary Interests and the Participation Interests; and (xxv) maintain its assets in a manner that will not be costly or difficult to segregate ascertain or identify from those of any other Person. Seller and REO Subsidiary shall not permit any modification or restructuring of Seller’s organizational documents or the REO Subsidiary Agreement (including, without limitation, any changes in the cash flow with respect to the Seller’s organizational documents and the REO Subsidiary Agreement) without the consent of the Buyer.

(cc)         Ineligible Assets. To the extent that an REO Property fails to remain an Eligible Asset due to a material breach of Schedule 1-A(k) (Environmental Matters) which could result in material liability to the REO Subsidiary, the beneficial interest shall be repurchased or otherwise acquired by Guarantor within three (3) Business Days thereof.

(dd)         Reserved.

(ee)         No Prohibited Persons. None of any Seller Party nor Guarantor is and no director, officer, agent or employee of a Seller Party or Guarantor shall be a Person that is subject of any OFAC-administered sanctions, or shall be located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions; and none of any Seller Party nor Guarantor will directly or indirectly use the proceeds of the Transactions hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, that at the time of such funding or facilitation, is the subject of OFAC-administered sanctions, or in a manner that would otherwise cause any Person (including any Person involved in or facilitating the Transactions, whether as underwriter, advisor, or otherwise) to violate any OFAC-administered sanctions.

(ff)          Foreign Corrupt Practices Act. None of any Seller Party nor Guarantor and no director, officer, agent or employee of a Seller Party or Guarantor shall take any action, directly or indirectly, that would result in a violation by such persons of the FCPA; and Seller and Guarantor shall conduct their businesses in compliance with the FCPA and shall institute and maintain policies and procedures designed to ensure continued compliance therewith.

(gg)         Investment Company Act. None of any Seller Party nor Guarantor will be an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act, and it will not maintain the status of the REO Subsidiary such that it will be necessary for the REO Subsidiary to register under the Investment Company Act for specifically identified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

(hh)         Notices. Seller Parties and Guarantor (solely with respect to itself and as specifically referenced by name below) will notify Buyer promptly after a Responsible Officer has actual knowledge of the occurrence of any of the following (which notice may be included in a Compliance Certificate delivered promptly thereafter), and Seller Parties or Guarantor, as applicable, shall provide such additional documentation and cooperation as Buyer may reasonably request with respect to any of the following (provided, however, that notice and/or provision of documentation by any of the Seller Parties or Guarantor shall satisfy the obligations of all such parties pursuant to this Section 14(hh)):

(i)            any change in the business address and/or telephone number of any Seller Party or Guarantor;

(ii)           any material merger, consolidation or reorganization of any Seller Party or Guarantor, or any change in the ownership of any Seller Party or Guarantor by direct or indirect means that results in a Change in Control. “Indirect” means any change in ownership of a controlling interest of the relevant Person’s direct or indirect parent;

(iii)          any change of the name or jurisdiction of organization of any Seller Party or Guarantor;

(iv)          any material adverse change in the consolidated financial condition of any Seller Party or Guarantor;

(v)           any Seller Party, Guarantor or any of their Subsidiaries admits to committing, or is found to have committed, a violation of any Requirement of Law relating to its business operations, including its loan generation, sale or servicing operations, and such violation has, or would reasonably be expected to have, a Material Adverse Effect;

(vi)          except for regular or routine audits, inspections, investigations, examinations or reviews by the regulators of any Seller Party or Guarantor, the initiation of any audits, inspections, investigations, examinations or reviews of any Seller Party or Guarantor by any Agency or Governmental Authority relating to the origination, sale or servicing of Mortgage Loans by Guarantor or the business operations of any Seller Party or Guarantor;

(vii)         the occurrence of any “event of default” or “termination event” under any Hedging Arrangement (as those terms are defined or, if not defined, used in such Hedging Arrangement) in which any Seller Party or Guarantor has aggregate principal exposure of (1) with respect to any Seller Party, more than [***] and (2) with respect to Guarantor, more than [***], or the giving of written notice to Seller by a party to any such Hedging Arrangement that an event of default or termination event has occurred;

(viii)        any Seller Party or Guarantor shall have made a determination that Buyer is in breach of a material provision of this Agreement or any of the other Facility Documents and a Responsible Officer has formed the intention to pursue that claim either immediately or in the future.

(ii)           Reporting. In its consolidated financial statements, Seller will report each sale of a Mortgage Loan hereunder as a financing in accordance with GAAP.

(jj)           Defense of Title; Preservation of Pledged Items. Seller Parties and Guarantor warrant and will defend the right, title and interest of Buyer in and to all Pledged Items against all adverse claims and demands of all Persons whomsoever (other than any claim or demand related to any act or omission of any Buyer, which claim or demand does not arise out of or relate to any breach or potential breach of a representation or warranty by a Seller Party or Guarantor under this Agreement). Seller Parties and Guarantor shall do all things necessary to preserve the Pledged Items so that such Pledged Items remain subject to a first priority perfected Lien hereunder, excluding Hedging Arrangements that cover Purchased Assets, Underlying Assets or Pledged Assets that are subject to another Available Warehouse Facility, as to which Seller Parties and Guarantor will do all things necessary to keep Buyer’s Lien pari passu with the

Lien of the counterparty to such other Available Warehouse Facility. Without limiting the foregoing, Seller Parties and Guarantor will comply in all material respects with all Requirements of Law applicable to Seller Parties or Guarantor, as applicable, or relating to the Pledged Items and cause the Pledged Items to comply in all material respects with all applicable Requirements of Law. Seller Parties and Guarantor will not allow any default to occur for which Seller Parties or Guarantor is responsible under any Pledged Items or any Facility Documents and Seller Parties and Guarantor shall fully perform or cause to be performed when due all of its material obligations under any Pledged Items and the Facility Documents.

(kk)         Hedging Arrangements. Seller Parties and Guarantor shall hedge their interest rate risk with respect to Purchased Assets, Underlying Assets and Pledged Assets in accordance with its hedging policies. Seller Parties and Guarantor shall review their respective hedging policies periodically to confirm that they are adequate to meet each Seller Party’s or Guarantor’s as applicable, business objectives and that such hedging policies are being complied with in all material respects. Upon Buyer’s reasonable request made from time to time, Seller Parties and Guarantor will provide a current copy of a Seller Party’s or Guarantor’s hedging policies, as applicable.

(ll)           Only Permitted Debt. Guarantor shall not, and shall not permit any of its Material Subsidiaries to, incur, permit to exist or commit to incur any Indebtedness that has not been approved by Buyer in writing in advance (Buyer shall not unreasonably withhold or delay any such approval), except the following (collectively, “Permitted Debt”):

(i)            Guarantor’s obligations under this Agreement and the other Facility Documents;

(ii)           Guarantor’s and its Subsidiaries’ obligations under other Available Warehouse Facilities secured by Mortgage Loans, Servicing Rights or related servicing advances;

(iii)          obligations to pay taxes;

(iv)          liabilities for accounts payable, non-capitalized equipment or operating leases and similar liabilities;

(v)           accrued expenses, deferred credits and loss contingencies that are properly classified as liabilities under GAAP;

(vi)          other Indebtedness of not more than [***] in the aggregate incurred in any calendar year (determined at the later of the date that such Indebtedness (x) is contracted for, and (y) is increased by amendment, provided that for clause (y), only the amount of such increase of Indebtedness shall be considered “incurred in any calendar year” under this Section 14(ll)(vi));

(vii)         non-speculative Hedging Arrangements incurred in the ordinary course of business; and

(viii)        amendments, restatements, renewals, extensions or replacements of Indebtedness described or referred to in the other Sections of this Section 14(ll) or increases of Indebtedness described or referred to in any of the other Sections of this Section 14(ll) except Section 14(ll)(vi).

(mm)      Only Permitted Guaranties. Guarantor shall not, and shall not permit any of its Material Subsidiaries to, guarantee any Indebtedness that has not been approved by Buyer in writing in advance (Buyer shall not unreasonably withhold or delay any such approval), except guaranties of the following Permitted Debt (collectively, “Permitted Guaranties”):

(i)            Indebtedness incurred by a Subsidiary under warehouse lines of credit, purchase facilities, repurchase facilities, early purchase program facilities, off-balance sheet funding facilities and similar facilities (whether committed or uncommitted) to finance Mortgage Loans, owned Servicing Rights or mortgage servicing advances;

(ii)           Indebtedness described or referred to in the provisions of Section 14(ll);

(iii)          other Indebtedness that, when aggregated with other Indebtedness guaranteed in the same calendar year, does not exceed [***] in the aggregate guaranteed under this Section 14(mm)(iii) in any calendar year;

(iv)          amendments, restatements, renewals, extensions or replacements of Indebtedness described or referred to in the other clauses of this Section 14(mm).

(nn)         UCC. No Seller Party nor Guarantor will change its name, identity, corporate structure or location (within the meaning of Section 9-307 of the UCC) unless it shall have (i) given Buyer at least forty-five (45) days’ prior written notice thereof and (ii) delivered to Buyer all financing statements, amendments, instruments and other documents reasonably requested by Buyer in connection with such change.

(oo)         Ginnie Mae Securities. With respect to any Underlying Mortgage Loans that are Pooled Loans, Seller shall designate the agent under the Joint Securities Account Control Agreement as the party authorized to receive the related Ginnie Mae Security and shall designate the agent under the Joint Securities Account Control Agreement accordingly on the applicable Form HUD 11705 (Schedule of Subscribers).

Section 15.            Events Of Default. If any of the following events (each an “Event of Default”) occur, the Seller Parties and Buyer shall have the rights set forth in Section 16, as applicable:

(a)           Payment Default.      Seller (1) fails to remit any payment of (x) Repurchase/Release Price (other than for a Defective Asset for which any Margin Call has been paid), or (y) Price Differential when due pursuant to the terms of this Agreement or any other Facility Document, (2) fails to satisfy any Margin Call in the manner provided and within the time specified in Section 5 (Margin Amount Maintenance), or (3) defaults in the payment of (i) Expenses (and such failure to pay Expenses shall continue for more than [***]), (ii) any other Obligations, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise (and such failure to pay such other Obligations shall continue for more than two (2) Business Days) or (iii) any other payment due to Buyer pursuant to, and in breach of, the terms hereof (and such failure to pay such other payment shall continue for more than [***]); or;

(b)           Representation and Warranty Breach. (A) Any representation or warranty made by a Seller Party or Guarantor in this Agreement or any other Facility Document (x) is untrue, inaccurate or incomplete in any material respect (each such representation or warranty, a “Materially False Representation”) on or as of the date made and, (y) only as to Materially False Representations not made with intent to mislead or deceive Buyer, such Materially False Representation is not cured by correcting its untruth, inaccuracy or incompleteness within [***] after a Responsible Officer has actual knowledge that such Materially False Representation was untrue, inaccurate or incomplete in any material respect on or as of the date made; provided that any representation or warranty on Schedule 1-A (Representations and Warranties Re: Underlying REO Property), Schedule 1-B (Representations and Warranties Re: Underlying Mortgage Loans), Schedule 1-C (Representations and Warranties Re: REO Subsidiary Interests), Scheduled 1-D (Representations and Warranties Re: Pooled Loans), or Schedule 1-E (Representations and Warranties Re: Participation Interests) (each, an “Asset Level  Representation”) shall be considered solely for the purpose of determining (i) whether a Purchased Asset, an Underlying Asset or Pledged Asset is a Defective Asset and (ii) the Market Value of such Purchased Asset, Underlying Asset or Pledged Asset, including for purposes of Seller’s repurchase obligations and Margin Calls, and regardless of whether the Asset Level Representation was when made, or has become, a Materially False Representation, it will not constitute a Default or an Event of Default — although such Materially False Representation may cause each affected Purchased Asset, Underlying Asset or Pledged Asset to cease to be an Eligible Mortgage Loan, Eligible REO Property, Eligible Participation Interest, or Eligible REO Subsidiary Interest, or to have a lower Market Value, and Buyer may require that Seller repurchase the applicable Participation Interests (or Guarantor or Seller, as applicable, remove such Underlying Mortgage Loan from such Participation Interests or Underlying REO Property from the REO Subsidiary) or that Seller satisfy a Margin Call as provided in this Agreement — unless both (1) such Asset Level Representation shall be determined by Buyer in its good faith discretion to have been materially false or misleading on a regular basis and (2) when such Asset Level Representation was made, a Responsible Officer had actual knowledge that it was being made and that it was untrue, inaccurate or incomplete in any material respect, in which event such Materially False Representation will constitute an Event of Default; or (B) any fraudulent information contained in any written statement, report, financial statement or certificate made or delivered by Seller (either before or after the date hereof) to Buyer pursuant to the terms of this Agreement or any other Facility Document if (i) it was untrue, inaccurate or incomplete in any material respect on or as of the date made and (ii) a Responsible Officer knew it to be fraudulent as of the date when made or deemed made; or

(c)           Immediate Covenant Default. The failure of any Seller Party or Guarantor to perform, comply with or observe any term, covenant or agreement applicable to any Seller Party or Guarantor contained in any of Sections 14(a)(Preservation of Existence), (b)Compliance with Applicable Laws), (h)(True and Correct Information), (k)(Financial Condition Covenants), (l)(No Adverse Selection), (o)(Illegal Activities), (p)(Anti-Money Laundering Laws), (q)(Limitation on Dividends and Distributions), (r)(Disposition of Assets; Liens), (s)(Transactions with Affiliates), (t)(ERISA Matters), (u)(Consolidations, Mergers and Sales of

Assets), (w)(Use of Proceeds), (aa)(ii) and (iii) (HUD; FHA; VA and USDA Matters),] (bb)(Special Purpose Entity), (ee)(No Prohibited Persons), (ff)(Foreign Corrupt Practices Act) or (gg)(Investment Company Act); or

(d)           Judgments. One or more final judgments for the payment of money in excess of (i) with respect to Seller Parties, [***] and (ii) with respect to Guarantor, [***] in the aggregate, are entered against any Seller Party or Guarantor by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be paid (including by insurance), satisfied, vacated, discharged (or provision made for such discharge sufficient to prevent execution of any such judgment), or stayed, within [***], after their entry, and such Seller Party or Guarantor shall not, within such [***] period, or such longer or shorter period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(e)           Insolvency Event. Any Insolvency Event occurs with respect to any Seller Party, Guarantor or any Material Subsidiary; or

(f)            Enforceability. A Seller Party or Guarantor shall claim in writing that any Facility Document is not in full force and effect or is unenforceable, or seek to terminate or disaffirm any of Seller Party’s or Guarantor’s material obligations under it, at any time following its execution; provided that a claim or assertion by a Seller Party or Guarantor that Buyer has failed to comply with, or is in breach of, this Agreement or any other Facility Document shall not, in and of itself, be an Event of Default; or

(g)           Liens. Any Seller Party or Guarantor shall grant, or suffer to exist, any Lien on any Pledged Item (except any Lien in favor of Buyer or otherwise contemplated hereunder); or

(h)           Material Adverse Effect. There is a Material Adverse Effect; or

(i)            ERISA. (i) any Seller Party, Guarantor or ERISA Affiliate shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material “accumulated funding deficiency” (as defined in Section 304 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Seller Party, Guarantor or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) any Seller Party, Guarantor or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(j)                                    Change in Control. Any Change in Control of a Seller Party or Guarantor shall have occurred without Buyer’s prior written consent and Seller Parties shall fail to pay the applicable Repurchase/Release Price with respect to all Purchased Assets, Underlying Mortgage Loans and Underlying REO Properties then subject to outstanding Transactions on or before [***] after such Change in Control; or

(k)                                 Going Concern. Guarantor’s audited financial statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Guarantor, as applicable, as a “going concern” or reference of similar import; or

(l)                                     Investigations. Any investigation, audit, examination or review of a Seller Party or Guarantor by an Agency or any Governmental Authority relating to the origination, sale or servicing of Mortgage Loans by such Seller Party or Guarantor, or the business operations of such Seller Party or Guarantor, results in a final adjudication or non-appealable finding that poses a Material Adverse Effect on a Seller Party or Guarantor; or

(m)                             Inability to Perform. Any Seller Party or Guarantor shall admit its inability to, or its intention not to (without limiting the Buyer’s rights and remedies otherwise set forth in this Agreement), other than in connection with a good faith dispute pursuant to the Facility Documents, perform any of such Seller Party’s or Guarantor’s, as applicable, Obligations; or

(n)                                 Reserve Account Maintenance. The Seller shall fail to maintain the Reserve Account Required Balance for a period in excess of [***]; or

(o)                                 Servicer. There shall occur a Termination Event and a new Servicer has not been appointed within thirty (30) days of such Termination Event and the servicing of the Underlying Mortgage Loans and Underlying REO Property has not been transferred to such new Servicer within [***] of such Termination Event; or

(p)                                 Custodian. The Custodian fails to maintain its good standing under the Ginnie Mae Guide, FHA Regulations, VA Regulations or USDA Regulations and is not replaced in accordance with the Custodial Agreement; or

(q)                                 Guarantor Breach. A breach by Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Facility Document, any repudiation of the Guaranty by Guarantor, or if the Guaranty is not enforceable against Guarantor; or

(r)                                    Authority to Originate, Purchase, Sell or Service. Any Agency or federal Governmental Authority revokes the authority of Guarantor to originate, sell or service Mortgage Loans, or Guarantor shall fail to meet all requisite servicer eligibility qualifications promulgated by any Agency resulting in revocation of Guarantor’s status as an approved servicer with respect to such Agency; or

(s)                                   Other Debt to Chase or Certain Subsidiaries of JPMorgan Chase & Co. There is a default beyond the expiration of any applicable grace or cure period under any agreement for Indebtedness other than a Facility Document with more than (i) with respect to Seller Parties, [***] and (ii) with respect to Guarantor, [***]

[***] in aggregate principal amount outstanding, in each case of (i) or (ii) that the Seller Parties or Guarantor (as applicable) has entered into with Buyer or any of the Subsidiaries of JPMorgan Chase & Co. listed in Exhibit 21 of its Form 10-K most recently filed with the SEC and, if such default is neither a payment default, an Insolvency Event or another default for which such other agreement does not provide for or expressly allow for a cure (a “No- cure Default”), it has not been cured by such defaulting party or waived by such counterparty and [***] have elapsed since its occurrence (no cure or waiver period shall be applicable in respect of any such payment default, Insolvency Event or No-cure Default). For clarity, an “agreement for debt” under this Section 15(s) shall not include any agreement with Buyer or any of its Affiliates or Subsidiaries that relates to treasury management, brokerage or trading-related services; or

(t)                                    Other [***] Debt When Due. Seller Parties or Guarantor shall be in default, beyond the expiration of any applicable period of grace or opportunity to cure, with respect to its obligation to repay amounts outstanding at maturity (i) with respect to Seller Parties, in excess of [***] and (ii) with respect to Guarantor, under any Other [***] Debt; or

(u)                                 Other [***] Debt Breach. Seller Parties or Guarantor shall be in default (other than a default covered by Section 15(t)) beyond the expiration of any applicable period of grace or opportunity to cure provided for in the written agreement providing for and governing (i) with respect to Seller Parties, Indebtedness in excess of [***] and (ii) with respect to Guarantor, such Other [***] Debt, in (A) (i) any obligation to pay any repurchase price, margin amount or price differential, or any principal or interest on such Indebtedness in excess of [***] or any Other [***] Debt, as applicable, or (ii) any other material payment obligation under any Seller Party’s or Guarantor’s written agreements providing for and governing such Indebtedness in excess of [***] or Other [***] Debt, as applicable, which payment default under either clause (i) or clause (ii) above permits the holder or holders thereof (or a trustee on behalf of such holder or holders) to elect to accelerate the maturity of Seller Parties’ or Guarantor’s obligations under such Indebtedness in excess of [***] or Other [***] Debt, as applicable, or to elect to require its prepayment, redemption or defeasance (including repurchase of assets subject to any repurchase agreement, securities contract or similar agreement) before its stated maturity or termination date, whether or not the exercise by such holder or holders or their trustee of such elective acceleration or prepayment, redemption or defeasance requirement is conditioned on the giving or receiving of notice and whether or not any such notice has been given or received, or (B) any obligation, whether of payment or performance, under any Indebtedness in excess of [***] or Other [***] Debt, as applicable, which default either (i) results in automatic acceleration of the maturity of any Seller Party’s or Guarantor’s obligations under such Indebtedness in excess of [***] or Other [***] Debt, as applicable, or (ii) results in its holder’s or holders’ exercising an election under such Indebtedness in excess of [***] or Other [***] Debt, as applicable, to accelerate such obligations or exercising an election under such Indebtedness in excess of [***] or Other [***] Debt, as applicable, to require prepayment, redemption or defeasance before the stated maturity or termination date of such Indebtedness in excess of [***] or Other [***] Debt, as applicable; or

(v)                                 Governmental Seizure or Appropriation. Any Governmental Authority or any Person acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the assets of any Seller Party or Guarantor, or all or substantially all of the assets of any of a Seller Party’s or Guarantor’s Material Subsidiaries, or shall have taken any action to displace the management of any Seller Party, Guarantor or any of their respective Material Subsidiaries, and in either case such action shall not have been discontinued or stayed within [***]; or

(w)                               Additional Covenant Defaults.

(i)                                     (A) any Seller Party or Guarantor shall fail to perform, comply with or observe any term, covenant or agreement applicable to any Seller Party or Guarantor contained in Section 14(v)(Asset Schedule), and such failure remains uncured or unremedied for a period of one (1) Business Day following notice from the Buyer or knowledge by any Seller Party or Guarantor; provided that Buyer shall have the right to adjust the Market Value during any such cure period under this clause (A); or (B) any Seller Party or Guarantor shall breach any covenant in Section 14 other than a covenant that is specifically referred to in one of the subsections of this Section 15 preceding this Section 15(w), for the breach of which covenant no grace, notice or opportunity to cure period is expressly provided elsewhere in this Agreement, and such breach continues unremedied for a period of [***] after a Responsible Officer has actual knowledge of such breach.

(ii)                                  Any Seller Party or Guarantor shall fail to observe, keep or perform any duty, responsibility or obligation imposed or required by any provision of this Agreement or any other Facility Document, other than a duty, responsibility or obligation that is specifically referred to in one of the subsections of this Section 15 preceding this Section 15(w), that has, or would reasonably be expected to have, a material adverse impact on any Seller Party, Guarantor or Buyer and for the breach of which duty, responsibility or obligation no grace, notice or opportunity to cure period is expressly provided elsewhere in this Agreement, and such breach continues unremedied for a period of [***] after a Responsible Officer has actual knowledge of such breach.

Section 16.                                    Remedies. (a) If an Event of Default occurs with respect to a Seller Party or Guarantor, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

(i)                                     At the option of Buyer, exercised by written notice to each Seller Party and Guarantor (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of a Seller Party or Guarantor), the Repurchase/Release Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Insolvency Event of a Seller Party or Guarantor) give notice to the applicable Seller Party of exercise of such option as promptly as practicable.

(ii)                                  If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A)                               Seller’s obligations in such Transactions to pay the applicable Repurchase/Release Price with respect to all Purchased Assets, Underlying Assets and Pledged Assets on the Repurchase/Release Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase/Release Price and any other amounts owed by Seller hereunder, and (3) Seller shall immediately deliver to Buyer any Purchased Assets, Underlying Assets and Pledged Items (including any Pledged Assets) then subject to this Agreement and in Seller’s possession or control;

(B)                               to the extent permitted by applicable law, the Repurchase/Release Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase/Release Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase/Release Price for such Transaction as of the Repurchase/Release Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Assets, Underlying Assets and Pledged Items (including Pledged Assets) applied to the Repurchase/Release Price pursuant to subsection (a)(iv) of this Section; and

(C)                               all Income actually received by Buyer pursuant to Section 6 shall be applied to the aggregate unpaid Obligations owed by Seller.

(iii)                               Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the Purchased Assets, Underlying Assets and the Pledged Items (including the Pledged Assets) and all documents relating to the Purchased Assets, Underlying Assets and Pledged Items (including the Pledged Assets) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in Facility Documents.

(iv)                              At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(i) of this Section), in the event Seller has not repurchased all Purchased Assets and paid any applicable Repurchase/Release Price with respect to the Pledged Items (including Pledged Assets),

Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets subject to such Transactions hereunder and any related Pledged Items (including Pledged Assets) and apply the proceeds thereof to the aggregate unpaid Repurchase/Release Prices and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets and Pledged Items, to give Seller credit for such Purchased Assets and the Pledged Items in an amount equal to the Market Value of the Purchased Assets and Pledged Items against the aggregate unpaid Repurchase/Release Price and any other amounts owing by Seller hereunder.

(v)                                 The proceeds of any disposition or the amount of any credit described above shall be applied first, to the costs and expenses incurred by Buyer in connection with or as a result of an Event of Default (including legal fees, consulting fees, accounting fees, file transfer and inventory fees, costs and expenses incurred in respect of a transfer of the servicing of the Underlying Assets and costs and expenses incurred in connection with a disposition of the Purchased Assets, Underlying Assets and Pledged Assets); second, to costs of cover and/or related hedging transactions; third, to the aggregate and accrued Price Differential owed hereunder, fourth, to the remaining aggregate Repurchase/Release Price owed hereunder; fifth, to any other accrued and unpaid obligations of the Seller Parties and Guarantor hereunder and under the other Facility Documents and sixth, any remaining proceeds shall be paid to Seller or other Person legally entitled thereto.

(vi)                              Each Seller Party shall be liable to Buyer for (i) the amount of all reasonable legal or other third-party out-of-pocket expenses (including, without limitation, all reasonable third-party out-of-pocket costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the reasonable third-party out-of-pocket cost (including all reasonable third-party out-of-pocket fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other reasonable third-party out-of-pocket loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(vii)                           Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(b)                                 All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c)                                  Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller Party and Guarantor hereby expressly waives any defenses such Seller Party or Guarantor might otherwise have to require Buyer to enforce its rights by judicial process. Each Seller Party and Guarantor also waives any defense (other than a defense of payment or performance) such Seller Party or Guarantor might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets, Pledged Assets or Underlying Assets, or from any other election of remedies. Each Seller Party and Guarantor recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d)                                 To the extent permitted by applicable law, each Seller Party and Guarantor shall be liable to Buyer for interest on any amounts owing by a Seller Party hereunder, from the date any Seller Party or Guarantor becomes liable for such amounts hereunder until such amounts are (i) paid in full by such Seller Party or Guarantor or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by a Seller Party to Buyer under this paragraph 16(d) shall be at a rate equal to the Post-Default Rate.

(e)                                  Seller and Guarantor agree that, following an Event of Default, they shall cooperate with the Buyer to name the Buyer or its designee as the mortgagee of record on the FHA LEAP System and VA and USDA electronic registration systems.

Section 17.                                    Termination Event. If one of the following events (a “Termination Event”) occurs, Buyer shall have the right to immediately terminate the Servicer:

(i)                                     An Event of Default under the Facility Documents;

(ii)                                  Reserved;

(iii)                               Servicer ceases to be an approved servicer for Ginnie Mae, HUD, VA or USDA, or is terminated by any of Ginnie Mae, HUD, VA or USDA;

(iv)                              The amount on deposit in the Reserve Account is below the Reserve Account Required Balance and the deficiency is not deposited by the next Payment Date;

(v)                                 Servicer demonstrates a consistent pattern of failing to make any required servicing advance, to the extent that such failure materially impairs FHA Mortgage Insurance coverage, or VA Loan Guaranty Agreement coverage or USDA guaranty coverage, with respect to any Underlying Mortgage Loan or Underlying REO Property, or gives rise to a material liability to HUD, FHA, VA or USDA as determined by Buyer in its good faith discretion;

(vi)                              Servicer fails to make a required deposit to the Payment Account within two (2) Business Days after the date such deposit is required to be made;

(vii)                           Servicer provides a notice of its intent to resign as Servicer of the Underlying Mortgage Loans and Underlying REO Property and a new Servicer reasonably acceptable to Buyer is not appointed within sixty (60) calendar days;

(viii)                        the Servicer has notice or knowledge of a final and binding FHA, HUD, VA or USDA fee or penalty which has not been paid or is subject to a set-off by any of FHA, HUD, VA or USDA, in either case, in excess of $1,000,000 and which is not paid within five (5) Business Days of the applicable due date; or

(ix)                              The occurrence of an FHA Loss Rate Trigger 3.

Section 18.                                    Indemnification And Expenses. (a) Seller and Guarantor agree to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and actual and documented out-of-pocket costs and expenses (including reasonable fees of counsel) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including any losses due to servicing errors or omissions on the part of Guarantor, that, in each case, results from anything other than an Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of Seller and Guarantor agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets, Underlying Assets and Pledged Assets relating to or arising out of any Taxes incurred or assessed in connection with the ownership of the Purchased Assets, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Asset, Underlying Asset or Pledged Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Underlying Asset or Pledged Asset, Seller and Guarantor will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller or Guarantor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller and Guarantor also agree to reimburse an Indemnified Party promptly as and when billed by such Indemnified Party for all the Indemnified Party’s actual and documented out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(b)                                 Seller agrees to pay as and when billed by Buyer all of the reasonable third-party out-of-pocket costs and expenses incurred by Buyer in connection (i) with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith, provided, however, that Seller’s obligation with respect to payment of amounts due under this clause (i) shall be limited to the Fee Cap, assuming reasonable negotiation, no extensive delays from commencement to closing, no unanticipated issues arising or structural changes during the course of the negotiation, (ii) with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder, (iii) all reasonable third-party out-of-pocket expenses of the Buyer and the Buyer’s counsel (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Facility Documents and (iv) all reasonable fees and expenses of the Verification Agent and the Custodian. Subject to the limitations set forth in Section 32 hereof, Seller agrees to pay Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans and REO Properties submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 18(b) and 21 hereof.

(c)                                  The obligations of Seller from time to time to pay the Repurchase/Release Price, the Periodic Advance Repurchase Payments, and all other amounts due under this Agreement shall be full recourse obligations to the Seller.

Section 19.            Servicing. (a) Guarantor hereby agrees to service the Underlying Mortgage Loans and Underlying REO Properties consistent with the degree of skill and care that Guarantor customarily requires with respect to similar Underlying Mortgage Loans and Underlying REO Properties owned or managed by it and in accordance with Accepted Servicing Practices. Guarantor shall service the Underlying Mortgage Loans and Underlying REO Properties in accordance with this Agreement. Guarantor hereby agrees to (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Underlying Mortgage Loans and Underlying REO Properties or any payment thereunder. Buyer may terminate the servicing of any Underlying Mortgage Loan with the then existing servicer in accordance with Section 19(d) hereof.

(b)                                 Guarantor shall hold or cause to be held all escrow funds collected by Guarantor with respect to any Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties in trust accounts and shall apply the same for the purposes for which such funds were collected.

(c)                                  Guarantor shall deposit all collections received by it on behalf of Seller on account of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties in the Collection Account no later than two (2) Business Days following receipt.

(d)                                 Upon the occurrence and during the continuation of an Event of Default or Termination Event hereunder, Buyer shall have the right to immediately terminate the Servicer’s right to service the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties without payment of any penalty or termination fee. Guarantor and Seller shall cooperate in transferring the servicing of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties to a successor servicer appointed by Buyer in its sole discretion. For the avoidance of doubt any termination of the Servicer’s rights to service by the Buyer as a result of an Event of Default shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement. Upon the occurrence and during the continuation of an Event of Default or

Termination Event hereunder, Guarantor will comply with the Buyer’s instructions with respect to the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties, to the extent permitted by applicable law.

(e)                                  If Guarantor or Seller should discover that, for any reason whatsoever, any entity responsible to Seller by contract for managing or servicing any such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties has failed to perform fully Seller’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties, Seller shall promptly notify Buyer.

(f)                                   For the avoidance of doubt, neither Seller nor Guarantor shall retain any economic rights to the servicing of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties; provided that Guarantor shall continue to service the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties hereunder as part of its Obligations hereunder. As such, Seller and Guarantor expressly acknowledge that the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties are sold or pledged to Buyer, as applicable, on a “servicing released” basis.

(g)                                  Seller shall, with respect to any Servicer (other than Guarantor), provide promptly to Buyer (i) a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties, advising such Servicer of such matters as Buyer may reasonably request, including recognition by the Servicer of Buyer’s interest in such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties and any related Income with respect thereto.

Section 20.            Recording Of Communications. Buyer, Seller and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording.

Section 21.            Due Diligence. Each of Seller and Guarantor acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to Seller Parties, the Guarantor, the Servicer, the Purchased Assets, Pledged Assets, Underlying Mortgage Loans subject to any Transaction and Underlying REO Property in connection with any Transaction or otherwise pledged hereunder, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each of Seller and Guarantor agrees that (a) upon reasonable prior notice to Seller unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Assets, Pledged Assets, Underlying Mortgage Loans, Underlying REO Properties of the Seller (the “Due Diligence Documents”) in the possession or under the control of Seller, Guarantor, Servicer and/or the Custodian, or (b) upon request, Seller shall create and deliver to Buyer within twenty (20) calendar days of such request, an electronic copy on CD or DVD, in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may request. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files, the Purchased Assets, the Pledged Assets, the Underlying REO Property and the Underlying Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans subject to a Transaction or Underlying REO Properties pledged in connection with a Transaction, including, without limitation, ordering appraisals or BPOs, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan, performing compliance, legal, credit and servicing file reviews, as well as reviews of claim history and files with FHA, VA and USDA and verification of FHA Mortgage Insurance in place, VA Loan Guaranty Agreement in place and USDA Guaranty in place. Buyer may due diligence such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties itself or engage a mutually agreed upon third party due diligence firm to perform such due diligence, subject to such third party due diligence firm executing the Buyer’s standard form of non-disclosure agreement. Seller agrees to cooperate with Buyer and any third party due diligence firm in connection with such underwriting, including, but not limited to, providing Buyer and any third party due diligence firm with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties in the possession, or under the control, of Seller provided, however, that unless an Event of Default has occurred and is continuing, such on-site visits and/or on-site examinations shall be limited to one (1) per calendar year. Seller further agrees that Seller shall pay all reasonable third-party out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 21 (“Due Diligence Costs”) in an amount not to exceed the Due Diligence Cap per calendar year; provided that the Due Diligence Cap shall not apply upon the occurrence and continuance of an Event of Default. In addition, the Buyer may perform corporate level due diligence on the Seller and Servicer, provided, however, that prior to the occurrence and continuation of an Event of Default the Seller shall not be required to pay for such corporate level due diligence more than once per annum (which due diligence shall also be subject to the Due Diligence Cap; provided that the Due Diligence Cap shall not apply upon the occurrence and continuance of an Event of Default).

Section 22.                                    Assignability.

(a)                                 The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by any Seller Party or Guarantor without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned; provided that so long as no Event of Default has occurred and is continuing, to the extent such assignee is not an Affiliate of Buyer, Seller shall have the right to consent to such assignment, which consent shall not be unreasonably withheld or delayed. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents and (c) Buyer shall promptly notify the Seller of such assignment. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by a Seller Party or Guarantor.

(b)                                 Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Seller Party shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 8; provided that so long as no Event of Default has occurred and is continuing, to the extent such participant is not an Affiliate of Buyer, Seller shall have the right to consent to such participation, which consent shall not be unreasonably withheld or delayed.

(c)                                  Buyer shall, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 22, provide Seller and Guarantor at least ten (10) calendar days prior notice if the prospective assignee or participant is not an Affiliate of the Buyer.

(d)                                 Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 22, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to a Seller Party, Guarantor or any of their Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of a Seller Party, Guarantor or any of their Subsidiaries; provided that such assignee or participant agrees to hold such information subject to confidentiality provisions substantially similar in scope to the confidentiality provisions of this Agreement.

(e)                                  In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 23.            Transfer and Maintenance of Register.

(a)           Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 23, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 23 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 23(b) hereof.

(b)           Seller shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.

Section 24.            Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as Indebtedness of the Seller that is secured by the Purchased Assets and the Pledged Assets, and that the Purchased Assets are owned by Seller and the Underlying REO Properties are owned by REO Subsidiary in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 25.            Set-Off. (a) Except to the extent specifically permitted herein, each Seller Party and Guarantor hereby irrevocably and unconditionally waives all right to setoff for or on account of any obligation or liability of Buyer, any Buyer’s participant or any of their Affiliates under this Agreement or any other Facility Document, whether pursuant to contract or applicable law, in equity or otherwise, with respect to any funds or monies of Buyer, any Buyer’s participant or any of their Affiliates at any time held by or in the possession of any Seller Party or Guarantor.

(b)           Except to the extent specifically permitted herein, Buyer, Buyer’s participants and each of their Affiliates under this Agreement or any other Facility Document hereby irrevocably and unconditionally waives all right to setoff for or on account of any obligation or liability of any Seller Party or Guarantor under this Agreement or any other Facility Document, whether pursuant to contract or applicable law, in equity or otherwise, with respect to any funds or monies of any Seller Party, Guarantor or its Affiliates held by Buyer, Buyer’s participants and each of their Affiliates, including any bank accounts of any Seller Party or Guarantor or any of its Affiliates with any of them or any deposits in such accounts or any amounts due or owing under any Master Securities Forward Transaction Agreement among any of them, or any of Buyer’s or its Affiliates’ assets, rights or obligations under any other arrangement or agreement with Seller or any of its Affiliates; provided that if any Event of Default has occurred and is continuing, Buyer shall have the right, without prior notice to any Seller Party or Guarantor, any such notice being expressly waived by such Seller Party and

Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by any Seller Party or Guarantor under this Agreement or any other Facility Document (whether at the stated maturity, by termination, acceleration or otherwise) to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final) in the Payment Account or the Collection Account or any other funding, operating or other deposit account related to the facility provided for in this Agreement, for the benefit of Buyer; provided further that Buyer may set off funds or monies of any Seller Party or Guarantor on deposit in the Payment Account or the Collection Account or any other funding, operating or other deposit account related to the facility provided for in this Agreement, only against amounts any Seller Party or Guarantor owes to Buyer or any other Indemnified Party pursuant to the terms of this Agreement or another Facility Document; and provided further that the foregoing right of setoff shall not apply to any deposit of escrow monies being held on behalf of the mortgagors under Underlying Mortgage Loans. Buyer agrees to promptly notify Seller Parties and Guarantor after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 26.            Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of Seller under Section 18 hereof shall survive the termination of this Agreement.

Section 27.            Notices And Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 4 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by electronic transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

Section 28.            Entire Agreement; Severability; Single Agreement. (a) This Agreement, together with the Facility Documents, constitute the entire understanding among Buyer, the Seller Parties and Guarantor with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties. By acceptance of this Agreement, Buyer, the Seller

Parties and Guarantor acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement or the Facility Documents. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b)           Buyer, the Seller Parties and Guarantor acknowledge that each Transaction hereunder is made in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer, each Seller Party and Guarantor agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iii) to promptly provide notice to the other after any such set off or application.

Section 29.            GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

Section 30.            SUBMISSION TO JURISDICTION; WAIVERS. EACH SELLER PARTY, GUARANTOR AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)        SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)        CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)        AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM

OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(d)         AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e)          BUYER, EACH SELLER PARTY AND GUARANTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 31.            No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default and Termination Event shall each be deemed to be continuing unless expressly waived by Buyer in writing.

Section 32.            Nominee.

(a)                   Appointment of Nominee; Maintenance of Accounts.

(i)            Seller Parties and Buyer hereby acknowledge and agree, and Seller Parties hereby appoint, Guarantor as (i) their nominee as mortgagee of record and payee on the FHA LEAP System and Guarantor hereby accepts such appointment, (ii) their nominee as payee on the VALERI system and the Servicer hereby accepts such appointment, (iii) as their nominee as the lender of record and payee with the Rural Housing Services (“RHS”) and Guarantor hereby accepts such appointment, and (iv) as nominee and agent of Seller Parties and Buyer as set forth herein.

(ii)           With respect to those Underlying Mortgage Loans that are FHA Loans, Seller Parties and Buyer desire that the Nominee be designated as mortgagee of record on the FHA LEAP System under mortgagee number [***], and Guarantor shall submit all claims to HUD under such applicable number for remittance of amounts to the Agency Account. Seller Parties hereby instruct Nominee to remit all applicable amounts on deposit in the Agency Account to the Collection Account within two (2) Business Days of receipt.

(iii)          With respect to those Underlying Mortgage Loans that are VA Loans, Seller Parties and Buyer desire that the Nominee be designated as the payee under payee vendor identification number [***], and Servicer shall submit all claims to VALERI under such applicable number for remittance of amounts to the Agency Account. Any amounts paid by VALERI with respect to a VA Loan shall be paid to Nominee; such amounts shall be remitted by Nominee into the Collection Account within two (2) Business Days of receipt.

(iv)          With respect to those Underlying Mortgage Loans that are USDA Loans, Seller Parties and Buyer desire that the Nominee be designated as the lender of record under identification number [***], and Guarantor shall submit all claims to RHS under such applicable number for remittance of amounts to the Agency Account. RHS shall make payment of any claim with respect to a USDA Loan directly to Nominee for remittance into the Collection Account within two (2) Business Days of receipt. Seller Parties provide the lender agreement with respect to the Buyer to the RHS.

(v)           Following receipt by Nominee and Servicer each of written notice of the occurrence of a Termination Event, the Nominee and Servicer each agrees to take direction from the Buyer with respect to the FHA Loans, VA Loans and USDA Loans. Prior to such time, Nominee and Servicer each shall take direction from Seller Parties with respect to such FHA Loans, VA Loans and USDA Loans.

(vi)          It is the intent of the Seller Parties and the Buyer that the Nominee retain bare legal title to the Underlying Mortgage Loans and Underlying REO Property for all purposes including, without limitation, for purposes of Section 541(d) of the Bankruptcy Code and accordingly, Guarantor, in its capacity as servicer or nominee, shall have no property right to the Underlying Mortgage Loans or Underlying REO Property.

(vii)         Upon the occurrence of a Termination Event, Buyer may terminate Guarantor as Nominee and appoint itself or another person as the successor nominee.

(b)           Remittance of Collections.

(i)            The Nominee shall segregate all amounts collected on account of such Underlying Mortgage Loans and Underlying REO Properties, and shall remit such collections (collectively, the “Funds”) no later than two (2) Business Days following receipt to the Collection Account in accordance with the below instructions. Each Seller Party hereby notifies and instructs the Nominee and the Nominee is hereby authorized and instructed to remit any and all Funds which would be otherwise payable to Seller Parties with respect to the Underlying Mortgage Loans and/or Underlying REO Property to the Collection Account which instructions are irrevocable without the prior written consent of Buyer.

(ii)           To the extent any of HUD, VA or USDA deducts, from amounts otherwise due on account of Underlying Mortgage Loans or Underlying REO Property subject to this Agreement, any amounts owing by Nominee to HUD, VA or USDA, Nominee shall deposit, within two (2) Business Days following notice or knowledge of such deduction by HUD, VA or USDA, such deducted amounts into the Collection Account.

(c)           Agency Matters.

(i)            Guarantor shall maintain all Agency Approvals. Guarantor has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(ii)           Should Guarantor, for any reason, cease to possess all such Agency Approvals, or should notification to the Agency or, to HUD, FHA, VA or USDA be required with respect to any non-compliance or breach (other than routine and customary notices not materially affecting its eligibility to service mortgage loans for the applicable Agency, HUD, FHA or VA), Servicer shall so notify Seller Parties and Buyer immediately in writing. Notwithstanding the preceding sentence, Guarantor shall take all necessary action to maintain all of its Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Servicer shall service all Mortgage Loans in accordance with the FHA Regulations, VA Regulations or USDA Regulations, as applicable.

Section 33.            Confidentiality. (a) Each party hereto hereby acknowledges and agrees that all written or computer-readable information provided by one party to any other party hereto regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of the other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) after the occurrence of an Event of a Default, Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or Pledged Items or otherwise to enforce or exercise Buyer’s rights hereunder or (iv) it is necessary to do so in order to obtain necessary consents from lenders, bond holders, or investors to enter into the Facility Documents. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller and Guarantor may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The Buyer hereby acknowledges and agrees that all information provided by a Seller Party or Guarantor to Buyer regarding any servicing data, performance data, loan stratifications or any other data of any loans and REO properties a Seller Party, Guarantor or Seller Affiliate owns and/or is servicing, in each case, whether or not such information is related to Eligible Assets shall be kept confidential and shall not be divulged to any party without the prior written consent of the Seller Parties, Guarantor or Seller Affiliate (as applicable) except to the extent Buyer determines such information to be necessary to enforce or exercise Buyer’s rights hereunder. The provisions set forth in this Section 33 shall survive the termination of this Agreement.

(b)           Notwithstanding anything in this Agreement to the contrary, each party hereto shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets, Underlying Assets and Pledged Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Each party hereto understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and each party hereto agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Each Seller Party and Guarantor shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Guarantor shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570, and shall cause the Seller Parties to comply therewith, to the extent applicable. Upon request, each Seller Party and Guarantor will provide evidence reasonably satisfactory to allow Buyer to confirm that such Seller Party and/or Guarantor has satisfied its obligations as required under this Section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of each Seller Party and/or Guarantor. Each Seller Party and Guarantor shall notify Buyer promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to such Seller Party or Guarantor by Buyer or such Affiliate. Each Seller Party and Guarantor shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 34.            Intent. (a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Pledged Items constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

(b)           Buyer’s right to liquidate the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

(c)           The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)           It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)           This Agreement is intended to be a “master netting agreement”, “repurchase agreement” and a “securities contract,” within the meaning of Section 101(47), Section 555, Section 559, Section 561 and Section 741 under the Bankruptcy Code.

(f)            Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(g)           With respect to the security interest granted in Section 9, Section 9(a), as stated therein and affirmed by Seller here, is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, and is further intended to be a guaranty of the Seller’s Obligations to the Buyer.

Section 35.            Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that:

(a)           in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation

has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)         in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)          in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Section 36.            Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.

Section 37.            Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for a Seller Party or Buyer, as the case may be, under this Agreement.

Section 38.            Miscellaneous.

(a)           Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.

(b)           Captions. The captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c)           Acknowledgment. Each Seller Party and Guarantor hereby acknowledges that:

(i)         it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(ii)        Buyer has no fiduciary relationship to such Seller Party or Guarantor; and

(iii)       no joint venture exists between Buyer and such Seller Party and/or Guarantor.

(d)           Documents Mutually Drafted. Each Seller Party, Guarantor and Buyer agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

Section 39.            General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)           references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)           a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)           the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)            the term “include” or “including” shall mean without limitation by reason of enumeration;

(g)           all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated;

(h)           a Default or Event of Default or Termination Event shall be deemed to be continuing unless waived in writing by Buyer and once waived in writing by Buyer shall be deemed to be not continuing;

(i)            all references herein or in any Facility Document to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York; and

(j)            for purposes of determining the number of days an Underlying Mortgage Loan is subject to a Transaction or Underlying REO Property is related to a Transaction, such measure shall be based on the original Purchase Date or Purchase Price Increase Date of the Mortgage Loan regardless of when it converted to REO Property.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Jonathan P. Davis
Name: Jonathan P. Davis
Title: Executive Director

Address for Notices:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 31st Floor New York, New York 10179 Attention: Jonathan Davis
Telecopier No.: (917) 464-4160
Telephone No.: (212) 834-3850

Signature Page to Master Repurchase Agreement

SELLER:

QL GINNIE EBO, LLC

By:	/s/ Jay Farner
Name: Jay Farner
Title: Chief Executive Officer

Address for Notices:
1050 Woodward Ave.
Detroit, Ml 48226
Attention: Rob Wilson, Vice President, Treasury
Telephone No.: (313) 782-9165 Telecopier No.: (855) 655-0205 Email: RobWilson@OuickenLoans.com

With a copy to:

1050 Woodward Ave.
Detroit, Ml 48226
Attention: Jose Bartolomei, Senior Counsel Telephone No.: (313) 373-3636
Telecopier No.: (855) 961-6349
Email: JoseBartolomei@QuickenLoans.com

Signature Page to Master Repurchase Agreement

REO SUBSIDIARY:

QL GINNIE REO, LLC

By:	/s/ Jay Farner
Name: Jay Farner
Title: Chief Executive Officer

Address for Notices:
1050 Woodward Ave.
Detroit, MI 48226
Attention: Rob Wilson, Vice President, Treasury
Telephone No.: (313) 782-9165 Telecopier No.: (855) 655-0205 Email: RobWilson@QuickenLoans.com

With a copy to:

1050 Woodward Ave.
Detroit, MI 48226
Attention: Jose Bartolomei, Senior Counsel Telephone No.: (313) 373-3636
Telecopier No.: (855) 961-6349
Email: JoseBartolomei(@,QuickenLoans.com

Signature Page to Master Repurchase Agreement

GUARANTOR:

QUICKEN LOANS INC.

By:	/s/ Jay Farner
Name: Jay Farner
Title: Chief Executive Officer

Address for Notices:
1050 Woodward Ave.
Detroit, MI 48226
Attention: Rob Wilson, Vice President, Treasury
Telephone No.: (313) 782-9165 Telecopier No.: (855) 655-0205 Email: RobWilson@OuickenLoans.com

With a copy to:

1050 Woodward Ave.
Detroit, MI 48226
Attention: Jose Bartolomei, Senior Counsel Telephone No.: (313) 373-3636
Telecopier No.: (855) 961-6349
Email: JoseBartolomei(@.QuickenLoans.com

Signature Page to Master Repurchase Agreement

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES RE: UNDERLYING REO PROPERTY

With respect to each Underlying REO Property the beneficial interest in which is evidenced by the REO Subsidiary Interest pledged to further support the Obligations hereunder, Seller shall be deemed to make the representations and warranties set forth below to Buyer as of the Purchase Date and as of each date such Underlying REO Property is pledged in connection with a Transaction.

Seller is making these representations and warranties contained in Schedule 1-A  to the best of its knowledge. Notwithstanding the foregoing, if any Underlying REO Property would fail to comply with any applicable representation and warranty in this Schedule 1-A but for Seller’s lack of knowledge with respect thereto, then notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such Underlying REO Property shall nevertheless be deemed to have breached the applicable representation and warranty and Seller acknowledges that such Underlying REO Property shall be deemed to have a Market Value of zero in accordance with the definition of Market Value hereunder. For purposes of this Schedule 1-A and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to an Underlying REO Property if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying REO Property or when no portion of the Purchase Price is allocated to such Underlying REO Property.

(a)           Origin. Each Underlying REO Property was related to an Underlying Mortgage Loan which became an REO Property while in connection with to a Transaction.

(b)           Asset File. All documents required to be delivered as part of the Asset File, including a Buyer Deed, have been delivered to or are in transit to the Custodian, an attorney in connection with the prior foreclosure of the Underlying Mortgage Loan or a governmental entity (including without limitation, sheriff’s office, county court or county recorder’s office) and all information contained in the related Asset File (or as otherwise provided to Buyer) in respect of such Underlying REO Property is accurate and complete in all material respects; provided, however, that with respect to a deed in transit, a copy of the attorney bailee letter used to transmit the Asset File, as applicable, and a sale notice or sale confirmation, as applicable, has been delivered promptly to Buyer. To the extent that a deed has been sent out for recording, an unrecorded copy will be contained in the Asset File within a period of thirty (30) days and a recorded copy will be contained in the Asset File within one hundred and eighty (180) days from the date the Underlying Mortgage Loan became an Underlying REO Property; provided, however, that in the case of a delay caused by the recording office, an officer’s certificate shall be delivered to the Buyer by the Servicer stating that such deed has been dispatched to the appropriate recording office for recordation and that the recorded copy will be promptly delivered to the Custodian upon receipt, but in any event, such recorded copy shall be contained within the Asset File within two hundred seventy (270) days; provided further that such recorded copy may be contained within the Asset File within three hundred sixty five (365)

Sch. 1-A-1

days after the date the Underlying Mortgage Loan became an Underlying REO Property if Guarantor provides written notice to Buyer within two hundred seventy (270) days after the date such Underlying Mortgage Loan became an Underlying REO Property.

(c)           Ownership. The REO Subsidiary is the sole owner and holder of the Underlying REO Property and acquired the Underlying REO Property for reasonably equivalent value.

(d)           Underlying REO Property as Described. The information set forth in the Asset Schedule accurately reflects information contained in the Seller’s records in all material respects.

(e)           Taxes, Assessments and Other Charges. To the best of Seller’s knowledge, all Taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.

(f)            No Litigation. To the best of Seller’s knowledge, other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any Underlying REO Property, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to Seller, any prior owner, any Servicer or any of its Subsidiaries with respect to the Underlying REO Property that would materially and adversely affect the value of the Underlying REO Property.

(g)           Flood Insurance. If any improvement on, or any portion of, the Underlying REO Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the full insurable value of the Underlying REO Property, and (2) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973.

(h)           No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Underlying REO Property.

(i)            No Occupants. Other than with respect to an Underlying REO Property as to which the redemption period has not yet expired or the eviction process has not yet been completed, no holdover borrower has any right to occupy or is currently occupying any Underlying REO Property.

(j)            Underlying REO Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Underlying REO Property. The Underlying REO Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Underlying REO Property or the use for which the premises were intended and each Underlying REO Property is in good repair.

Sch. 1-A-2

(k)           Environmental Matters. There is no pending action or proceeding directly involving the Underlying REO Property in which compliance with any environmental law, rule or regulation is an issue or is secured by a secured lender’s environmental insurance policy.

(l)            Taxes and Assessments Not Delinquent. The real estate taxes and/or assessments with respect to the related Underlying REO Property are not delinquent in payment.

(m)          REO Property Insurance. Each Underlying REO Property is insured by a hazard insurance policy in an amount equal to the greater of (i) the lesser of (a) the fair market value of such Underlying REO Property or (b) 100% of the replacement value of the improvements on the Underlying REO Property (as indicated by the last known coverage amount for the Underlying REO Property) and (ii) the minimum amount of hazard insurance required by the applicable mortgage guaranty insurer. Each Underlying REO Property is also insured by a blanket general liability insurance policy in an amount equal to or greater than the minimum amount of blanket general liability insurance required by the Agency, FHA, VA, USDA and HUD.

(n)           FHA/VA/USDA Insurance. Each Underlying REO Property (i) is covered by FHA Mortgage Insurance and there exists no impairment to full recovery without indemnity to HUD or the FHA under the FHA Mortgage Insurance, (ii) is guaranteed, or eligible to be guaranteed by a VA Loan Guaranty Agreement, under the VA Regulations and there exists no impairment to full recovery without indemnity to the VA under the VA Loan Guaranty Agreement, or (iii) is guaranteed, or eligible to be guaranteed by an USDA guaranty, under the USDA Regulations and there exists no impairment to full recovery without indemnity to the USDA under the USDA guaranty.

(o)           Foreclosure. Each Underlying REO Property was foreclosed upon in accordance with Accepted Servicing Practices or was acquired by a deed-in-lieu of foreclosure.

(p)           Compliance with Law. Each Underlying REO Property shall comply with all requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including all environmental laws).

Sch. 1-A-3

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES RE: UNDERLYING MORTGAGE LOANS

With respect to each Underlying Mortgage Loan that is subject to a Transaction hereunder, Seller shall be deemed to make the representations and warranties set forth below to Buyer as of the Purchase Date and as of each date such Underlying Mortgage Loan is subject to a Transaction.

Seller is making these representations and warranties contained in Schedule 1-B  to the best of its knowledge. Notwithstanding the foregoing, if any Underlying Mortgage Loan would fail to comply with any applicable representation and warranty in this Schedule 1-B but for Seller’s lack of knowledge with respect thereto, then notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such Underlying Mortgage Loan shall nevertheless be deemed to have breached the applicable representation and warranty and Seller acknowledges that such Underlying Mortgage Loan shall be deemed to have a Market Value of zero in accordance with the definition of Market Value hereunder. For purposes of this Schedule 1-B and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to an Underlying Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying Mortgage Loan or when no portion of the Purchase Price is allocated to such Underlying Mortgage Loan.

(a)           Underlying Mortgage Loans as Described. The information set forth in the related Asset Schedule is complete, true and correct in all material respects. No Underlying Mortgage Loan is a reverse mortgage, a construction mortgage, a rehabilitation mortgage, HELOC or commercial loan.

(b)           No Outstanding Charges. All Taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.

(c)           Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Asset Schedule, and will not impair the applicable FHA Mortgage Insurance, VA Loan Guaranty Agreement or USDA guaranty. No Mortgagor in respect of the Underlying Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Custodian and the terms of which are reflected in the Asset Schedule.

Sch. 1-B-1

(d)           No Defenses. The Underlying Mortgage Loan is not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Underlying Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Underlying Mortgage Loan was originated.

(e)           Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer acceptable to FHA, VA, USDA and Ginnie Mae (a “Qualified Insurer”), and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller, any prior owner or any Servicer, as applicable, as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of (i) 100% of the replacement cost of all improvements to the Mortgaged Property or (ii) the outstanding principal balance of the Underlying Mortgage Loan, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) 100% of the replacement cost of all improvements to the Mortgaged Property, (2) the outstanding principal balance of the Underlying Mortgage Loan, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Servicer, its successors and assigns (including, without limitation, subsequent owners of the Underlying Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by Servicer. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, nor has any knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

Sch. 1-B-2

(f)            Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and unfair and deceptive practices laws applicable to the Underlying Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.

(g)           No Satisfaction of Mortgage. Except as permitted or required by Ginnie Mae, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Underlying Mortgage Loan to be in default, nor has Seller, any prior owner or any Servicer waived any default resulting from any action or inaction by the Mortgagor.

(h)           Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected (a) with respect to each first lien Underlying Mortgage Loan, first priority lien and first priority security interest, on the real property included in the Mortgaged Property (which criterion shall be deemed satisfied so long as any intervening Lien with priority, such as (but not limited to) an HOA Lien or PACE Lien, is curable and is promptly cured), including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(i)           the lien of current real property taxes and assessments not yet due and payable;

(ii)           covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in a lender’s title insurance policy delivered to the originator of the Underlying Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Underlying Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(iii)          other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Underlying Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein.

Sch. 1-B-3

(i)            Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with an Underlying Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Underlying Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties.

(j)            Full Disbursement of Proceeds. The Underlying Mortgage Loan has been closed and the proceeds of the Underlying Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder, and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Underlying Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage (with exception to escrow holdbacks).

(k)           Ownership. Other than Pooled Loans, Nominee is the sole owner of record and holder of the Underlying Mortgage Loan and the Indebtedness evidenced by each Mortgage Note and upon the sale of the Underlying Mortgage Loans to Buyer, Servicer will retain the Asset Files or any part thereof with respect thereto not delivered to the Custodian, Buyer or Buyer’s designee, in trust only for the purpose of servicing and supervising the servicing of each Underlying Mortgage Loan. Other than Pooled Loans, and except as contemplated by the Facility Documents, the Underlying Mortgage Loan is not assigned or pledged, and Nominee has good, indefeasible and marketable title thereto, free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to pledge each Underlying Mortgage Loan pursuant to this Agreement.

(l)            Doing Business. All parties which have had any interest in the Underlying Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(m)          Title Insurance. The Underlying Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Ginnie Mae and each such title insurance policy is issued by a title insurer acceptable to Ginnie Mae and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Nominee, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal

Sch. 1-B-4

amount of the Underlying Mortgage Loan, with respect to an Underlying Mortgage Loan (or to the extent a Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (h) of this Schedule 1-B, and in the case of adjustable rate Underlying Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the mortgage interest rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The applicable originator, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would or may invalidate any such policy.

(n)         TRID Compliance. With respect to each Underlying Mortgage Loan, where the Mortgagor’s loan application for such Underlying Mortgage Loan was taken on or after October 3, 2015, such Underlying Mortgage Loan was in compliance with the TILA RESPA Integrated Disclosure Rule.

(o)           Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, all except those that are insured against by the title insurance policy referred to in clause (m) above.

(p)           Origination; Payment Terms. The Underlying Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority.

(q)           Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption or other right available to the Mortgagor that would either (y) prevent the sale of the related Mortgaged Property at a trustee’s sale or otherwise, or (z) prevent the foreclosure on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Ginnie Mae.

(r)            Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Underlying

Sch. 1-B-5

Mortgage Loan (other than the Buyer in the capacity as a prior servicer) and Seller with respect to the Underlying Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected by Servicer in full compliance with state and federal law. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(s)            Compliance with Anti-Money Laundering Laws. Seller and Servicer have complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).

(t)            FHA/VA/USDA Insurance. Each Underlying Mortgage Loan (i) is covered by FHA Mortgage Insurance and there exists no impairment to full recovery without indemnity to HUD or the FHA under the FHA Mortgage Insurance, (ii) is guaranteed, or eligible to be guaranteed by a VA Loan Guaranty Agreement, under the VA Regulations and there exists no impairment to full recovery without indemnity to the VA under the VA Loan Guaranty Agreement, or (iii) is guaranteed, or eligible to be guaranteed by an USDA guaranty, under the USDA Regulations and there exists no impairment to full recovery without indemnity to the USDA under the USDA guaranty.

(u)           Conformance with Underwriting Standards. Each Underlying Mortgage Loan was originated in accordance with Ginnie Mae underwriting guidelines and FHA, VA or USDA requirements, as applicable, and other than due to delinquency or modification, would otherwise be acceptable for inclusion in a Ginnie Mae Security.

(v)           No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (h) above.

(w)          Appraisal. The Asset File contains an appraisal or an underwriting property valuation using an automated valuation model of the related Mortgaged Property signed prior to the funding of the Underlying Mortgage Loan by a qualified appraiser, duly appointed by Guarantor, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Underlying Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Underlying Mortgage Loan was originated.

(x)           Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or

Sch. 1-B-6

will become payable by the Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(y)           Transfer of Underlying Mortgage Loans. Except with respect to Underlying Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(z)           Reserved.

(aa)         Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Servicer maintains such statement in the Servicing File.

(bb)         Reserved.

(cc)         Reserved.

(dd)         Reserved.

(ee)         Reserved.

(ff)          Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to an Underlying Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(gg)         Reserved.

(hh)         Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by fire, earthquake, windstorm, flood, tornado or other similar casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Underlying Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.

(ii)           No Violation of Environmental Laws. To Seller’s knowledge, there is no violation of any applicable environmental law (including, without limitation, asbestos) with regard to pollutants or hazardous or toxic substances, with respect to the applicable Mortgaged Property.

(jj)           Due on Sale. Except with respect to Underlying Mortgage Loans intended for purchase by Ginnie Mae, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Underlying Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

Sch. 1-B-7

(kk)         Reserved.

(ll)           Predatory Lending Regulations; High Cost Mortgage Loans. No Underlying Mortgage Loan, as it pertains to itself or its origination, (i) triggers the thresholds of Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. § 226.32), (ii) is classified as a High Cost Mortgage Loan, or (iii) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any such applicable federal, state, county or municipal Law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal Law.

(mm)      Reserved.

(nn)         Reserved.

(oo)         Qualified Mortgage. Notwithstanding anything to the contrary set forth in this Agreement, solely with respect to each Underlying Mortgage Loan which the related Mortgagor’s application was dated on and after January 10, 2014 (or such later date as set forth in the relevant regulations, prior to consummation of a “covered transaction” as defined in 12 C.F.R. § 1026.43(b)(1) consummated after the Effective Date, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms as set forth in 12 CFR 1026.43 (c)(2), and each Underlying Mortgage Loan is, as applicable: (i) a “Qualified Mortgage” as defined in 12 C.F.R. § 1026.43(e); or (ii) a “Qualified Mortgage” as defined for loans eligible to be insured by HUD under the National Housing Act (12 U.S.C. § 1701 et seq.); provided that a modification subsequent to the date listed above shall not be considered an “origination” of an Underlying Mortgage Loan or a “covered transaction” as long as no new Note is executed and delivered and the interest rate of the related Underlying Mortgage Loan is not increased; and (iii) is supported by documentation that evidences compliance with 12 CFR 1026.43 (e) and 12 CFR 1026.43 (c)(2).

Sch. 1-B-8

SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES
RE: REO SUBSIDIARY INTERESTS

With respect to the REO Subsidiary Interest representing direct or indirect beneficial interests in an Underlying REO Property pledged to support the Obligations hereunder, Seller shall be deemed to make the representations and warranties set forth below to Buyer as of the Purchase Date and as of each date the REO Subsidiary Interest is pledged in connection with a Transaction.

Seller is making these representations and warranties contained in Schedule 1-C  to the best of its knowledge. Notwithstanding the foregoing, if the REO Subsidiary Interest would fail to comply with any applicable representation and warranty in this Schedule 1-C but for Seller’s lack of knowledge with respect thereto, then notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, the REO Subsidiary Interest shall nevertheless be deemed to have breached the applicable representation and warranty and Seller acknowledges that the REO Subsidiary Interest shall be deemed to have a Market Value of zero in accordance with the definition of Market Value hereunder. For purposes of this Schedule 1-C and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the REO Subsidiary Interest if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects the REO Subsidiary Interest or when no portion of the Purchase Price is allocated to the REO Subsidiary Interest.

(a)           REO Subsidiary Interest. The REO Subsidiary Interest consists of a certificate or note evidencing a debt or equity interest in a Delaware limited liability company.

(b)           No Material Adverse Effect. There shall not have occurred a Material Adverse Effect with respect to the REO Subsidiary.

(c)           Power and Authority. Seller has full right, power and authority to pledge and assign such REO Subsidiary Interest in accordance with the REO Subsidiary Agreement and such REO Subsidiary Certificate has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(d)           Consent and Approvals. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related documents governing such REO Subsidiary Interest, no consent or approval by any Person is required in connection with the Seller’s pledge of any REO Subsidiary Interest. No third party holds any “right of first refusal,” “right of first negotiation,” “right of first offer,” purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

Sch. 1-C-1

(e)           REO Subsidiary Certificate. With respect to any physical REO Subsidiary Interest, such REO Subsidiary Certificate and all transfer documents have been re-registered in Buyer’s name and delivered to Buyer.

(f)            Reserved.

(g)           Compliance with Laws. As of the date of its issuance, such REO Subsidiary Interest complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements (if any) of the Securities Act of 1933, as amended.

(h)           No Changes or Waivers. Except as set forth in the Facility Documents, there is no document that by its terms materially and adversely modifies or affects the rights and obligations of the holder of such REO Subsidiary Interest, the terms of the related REO Subsidiary Agreement and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.

(i)            Reserved.

(j)            Governmental Approvals. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer, pledge or assignment of such REO Subsidiary Interest.

(k)           Notices. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such REO Subsidiary Interest is or may become obligated.

(l)            Servicer Reports and Trustee Reports. There is no material inaccuracy in any servicer report or trustee report delivered to it (and, in turn, delivered pursuant to the terms of this Agreement) in connection with such REO Subsidiary Interest that would have a Material Adverse Effect.

(m)          Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Seller or any of its Subsidiaries with respect to the REO Subsidiary Interest before any Governmental Authority which might materially and adversely affect the value of the REO Subsidiary Interest.

(n)           Amendments and Modifications. There has been no amendment or modification, or waiver of any material term or condition of, or settlement or compromise of any material claim or condition in respect of any REO Subsidiary Interest, or amendment or modification of the REO Subsidiary Agreement or any other documents delivered in connection therewith that are related to a REO Subsidiary Interest that would be material or adverse to the rights of Buyer under this Agreement or the other Facility Documents.

(o)           REO Subsidiary Agreement. Neither (a) the execution and delivery of the REO Subsidiary Agreement, nor (b) the consummation of the transactions therein contemplated

Sch. 1-C-2

in compliance with the terms and provisions thereof will conflict with or result in a breach in any material respect of the charter or by-laws of the Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which Seller is a party or by which any of them or any of its Property is bound or to which it or its Property is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to the REO Subsidiary Agreement) result in the creation or imposition of any Lien upon any assets of Seller, pursuant to the terms of any such agreement or instrument.

Sch. 1-C-3

SCHEDULE 1-D

REPRESENTATIONS AND WARRANTIES RE: POOLED LOANS

With respect to Pooled Loans, Seller shall be deemed to make the representations and warranties set forth below to Buyer as of the Purchase Date and as of each date the Pooled Loans are subject to a Transaction.

Seller makes the following representations and warranties to Buyer with respect to each Pooled Loan, as of the date the Underlying Mortgage Loan became a Pooled Loan, and at all times while the applicable Transaction hereunder is in full force and effect. For purposes of this Schedule 1-D and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Pooled Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Pooled Loan. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)   Agency Approvals. Servicer (and each subservicer) is approved by Ginnie Mae as an approved issuer, Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer (as the case may be) and by FHA as an approved mortgagee and by VA as an approved VA lender, in each case in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or Servicer (or any subservicer) having any reason whatsoever to believe or suspect will occur prior to the issuance of the Ginnie Mae Security, including without limitation a change in insurance coverage which would either make Servicer (or any subservicer) unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD, FHA or VA (other than routine and customary notices not materially affecting its eligibility to service mortgage loans for the applicable Agency, HUD, FHA or VA). Should Servicer (or any subservicer), for any reason, cease to possess all such Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required (other than routine and customary notices not materially affecting its eligibility to service mortgage loans for the applicable Agency, HUD, FHA or VA), Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Servicer shall take all necessary action to maintain all of its (and each subservicer’s) Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Servicer (and any subservicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(b)   Agency Eligibility. Each Pooled Loan is an Agency Eligible Mortgage Loan.

(c)   Agency Representations. As to each Pooled Loan, all of the representations and warranties made or deemed made respecting same contained in (or incorporated by reference

Sch. 1-D-1

therein) the Ginnie Mae Guide provisions and Ginnie Mae Program (collectively, the “Standard Agency Mortgage Loan Representations”) are (and shall be as of all relevant dates) true and correct in all material respects; and except as may be expressly and previously disclosed to Buyer, Seller has not negotiated with the Agency any exceptions or modifications to such Standard Agency Mortgage Loan Representations.

(d)   Aggregate Principal Balance. The Cut-off Date Principal Balance respecting each Pooled Loan shall be at least equal to the original unpaid principal balance of the Ginnie Mae Security for the Pooled Loans designated to be issued.

(e)   Committed Mortgage Loans. The Ginnie Mae Security to be issued on account of the Pooled Loans is covered by a Take-out Commitment, does not exceed the availability under such Take-out Commitment. Each Take-out Commitment is a legal, valid and binding in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(f)    Certification. With respect to Pooled Loans being placed in a Ginnie Mae Security, the Custodian has certified such Pooled Loans to the Agency for the purpose of being swapped for a Ginnie Mae Security backed by such pool, in each case, in accordance with the terms of the Ginnie Mae Guide.

(g)   Sole Subscriber. As to the Ginnie Mae Security being issued with respect to Pooled Loans, Buyer or the agent under the Joint Securities Account Control Agreement has been listed as the sole subscriber thereto.

(h)   No Securities Issuance Failure. With respect to Pooled Loans being placed in a Ginnie Mae Security, no Securities Issuance Failure shall have occurred.

Sch. 1-D-2

SCHEDULE 1-E

REPRESENTATIONS WITH RESPECT TO PARTICIPATION INTERESTS

Seller makes the following representations and warranties to Buyer with respect to each Participation Interest as of the Purchase Date for the purchase of any Participation by Buyer from Seller and as of the date of this Agreement and the Transactions hereunder and at all times while the Facility Documents and the Transactions hereunder are in full force and effect. With respect to those representations and warranties that are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)           Participation Interests. If the Participation Interest represents a Participation Interest in an Underlying Mortgage Loan, the representations and warranties with respect to the related Underlying Mortgage Loan set forth on Schedule 1-B are true and correct in all material respects.

(b)           Compliance with Law. Each Participation Interest complies in all respects with, or is exempt from, all applicable requirements of federal, state or local law relating to such Participation Interest.

(c)           Good and Marketable Title. Immediately prior to the sale, transfer and assignment to Buyer thereof, the Seller has good and marketable title to, and is the sole owner and holder of, the Participation Interests, and Seller is transferring such Participation Interests free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Participation Interests. Upon consummation of the purchase contemplated to occur in respect of such Participation Interests, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Participation Interests free and clear of any pledge, lien, encumbrance or security interest and upon the filing of a financing statement covering the Participation Interests in the State of Delaware and naming Seller as debtor and Buyer as secured party, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Participation Interests in favor of Buyer enforceable as such against all creditors of Seller and any Persons purporting to purchase the Participation Interests from Seller.

(d)           No Fraud. No fraudulent acts were committed by any Seller Party or Servicer or any of their respective Affiliates in connection with the issuance of such Participation Interests.

(e)           No Defaults. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Participation Interests, (ii) non-monetary default, breach or violation exists with respect to such Participation Interests, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation of such Participation Interests.

Sch. 1-D-3

(f)            No Modifications. Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Participation Interests and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

(g)           Power and Authority. Seller has full right, power and authority to sell and assign such Participation Interests and such Participation Interests have not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(h)           Consents and Approvals. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Participation Interests, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Participation Interests, for Buyer’s exercise of any rights or remedies in respect of such Participation Interests or for Buyer’s sale, pledge or other disposition of such Participation Interests. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Participation Interests.

(i)            No Governmental Approvals. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment by the holder of such Participation Interests to the Buyer.

(j)            Original Certificates. Seller has delivered to Buyer or Custodian the original certificate or other similar indicia of ownership of such Participation Interests, however denominated, reissued in Buyer’s name.

(k)           No Litigation. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation Interests is or may become obligated.

(l)            Duly and Validly Issued. Each of the Participation Interests is duly and validly issued.

Sch. 1-D-4

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Name: Rob Wilson

Title: Vice President, Treasury

Telephone: (313) 782-9165

Facsimile: (855) 655-0205

Email: RobWilson@QuickenLoans.com

Address: 1050 Woodward Ave.

                Detroit, MI 48226

With a copy to:

Name: Jose Bartolomei

Title: Senior Counsel

Telephone: (313) 373-3636

Facsimile: (855) 961-6349

Email: JoseBartolomeiaQuickenLoans.com

Address: 1050 Woodward Ave.

                Detroit, MI 48226

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for the Seller under this Agreement:

Name	Title	Signature
Jay Farner	CEO	/s/ Jay Farner
Robert Walters	President and COO	/s/ Robert Walters
William Banfield	EVP, Capital Markets	/s/ William Banfield
Julie Booth	CFO & Treasurer	/s/ Julie Booth
Angelo V. Vitale	Secretary, Executive Vice President and General Counsel	/s/ Angelo V. Vitale

Schedule 2

Rob Wilson	Vice President, Treasury	/s/ Rob Wilson
Jennifer (Becky) Vosler	Director of Treasury Operations	/s/ Jennifer (Becky) Vosler
Julie Erhardt	Team Leader, Treasury Operations	/s/ Julie Erhardt
Renee Jones	Senior Treasury Operations Analyst	/s/ Renee Jones
Sarah Holtz	Senior Treasury Operations Analyst	/s/ Sarah Holtz
Danny Mahoney	Treasury Operations Analyst	/s/ Danny Mahoney
Duane Kniffen	Vice President, Capital Markets	/s/ Duane Kniffen
Jessica Goers	Director, Transaction Management	/s/ Jessica Goers
Matt Boylan	Transaction Manager	/s/ Matt Boylan
Jonathan Leija	Transaction Manager	/s/ Jonathan Leija
Mike Hoover	Transaction Manager	/s/ Mike Hoover
Stephanie Milici	Transaction Manager	/s/ Stephanie Milici
Michael Codd	Team Leader, Capital Markets	/s/ Michael Codd
Brandon Janness	Team Captain, Capital Markets	/s/ Brandon Janness
Heather McPherson	Team Leader, Capital Markets	/s/ Heather McPherson
Jamie Licavoli	Dir. Post Closing	/s/ Jamie Licavoli
Daniel Domagala	Team Captain, Capital Markets	/s/ Daniel Domagala

Schedule 2

Haley Edmunds	Collateral Coordinator	/s/ Haley Edmunds
Rachel Volpe	Team Leader, Treasury Operations	/s/ Rachel Volpe

Schedule 2

REO SUBSIDIARY NOTICES

Name: Rob Wilson

Title: Vice President, Treasury

Telephone: (313) 782-9165

Facsimile: (855) 655-0205

Email: RobWilson@QuickenLoans.com

Address: 1050 Woodward Ave.

                Detroit, MI 48226

With a copy to:

Name: Jose Bartolomei

Title: Senior Counsel

Telephone: (313) 373-3636

Facsimile: (855) 961-6349

Email: JoseBartolomei@QuickenLoans.com

Address: 1050 Woodward Ave.

                Detroit, MI 48226

REO SUBSIDIARY AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for REO Subsidiary under this Agreement:

Name	Title	Si nature
Jay Farner	CEO	/s/ Jay Farner
Robert Walters	President and COO	/s/ Robert Walters
William Banfield	EVP, Capital Markets	/s/ William Banfield
Julie Booth	CFO & Treasurer	/s/ Julie Booth
Angelo V. Vitale	Secretary, Executive V’’ President and General Counsel	/s/ Angelo V. Vitale
Rob Wilson	Vice President, Treasury	/s/ Rob Wilson
Jennifer (Becky) Vosler	Director of Treasury Operations	/s/ Jennifer (Becky) Vosler

Schedule 2

Julie Erhardt	Team Leader, Treasury Operations	/s/ Julie Erhardt
Renee Jones	Senior Treasury Operations Analyst	/s/ Renee Jones
Sarah Holtz	Senior Treasury Operations Analyst	/s/ Sarah Holtz
Danny Mahoney	Treasury Operations Analyst	/s/ Danny Mahoney
Duane Kniffen	Vice President, Capital Markets	/s/ Duane Kniffen
Jessica Goers	Director, Transaction Management	/s/ Jessica Goers
Matt Boylan	Transaction Manager	/s/ Matt Boylan
Jonathan Leija	Transaction Manager	/s/ Jonathan Leija
Mike Hoover	Transaction Manager	/s/ Mike Hoover
Stephanie Milici	Transaction Manager	/s/ Stephanie Milici
Michael Codd	Team Leader, Capital Markets	/s/ Michael Codd
Brandon Janness	Team Captain, Capital Markets	/s/ Brandon Janness
Heather McPherson	Team Leader, Capital Markets	/s/ Heather McPherson
Jamie Licavoli	Dir. Post Closing	/s/ Jamie Licavoli
Daniel Domagala	Team Captain, Capital Markets	/s/ Daniel Domagala
Haley Edmunds	Collateral Coordinator	/s/ Haley Edmunds

Schedule 2

Rachel Volpe	Team Leader, Treasury Operations	/s/ Rachel Volpe

Schedule 2

GUARANTOR NOTICES

Name: Rob Wilson

Title: Vice President, Treasury

Telephone: (313) 782-9165

Facsimile: (855) 655-0205

Email: RobWilson(d)QuickenLoans.com

Address:                                               1050 Woodward Ave.

                                                                                                Detroit, MI 48226

With a copy to:

Name: Jose Bartolomei

Title: Senior Counsel

Telephone: (313) 373-3636

Facsimile: (855) 961-6349

Email: JoseBartolomei(u)QuickenLoans.com

Address:                                               1050 Woodward Ave.

                                                                                                Detroit, MI 48226

GUARANTOR AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Guarantor under this Agreement:

Name	Title	Signature
Jay Farner	CEO	/s/ Jay Farner
Robert Walters	President and COO	/s/ Robert Walters
William Bonfield	EVP, Capital Markets	/s/ William Bonfield
Julie Booth	CFO & Treasurer	/s/ Julie Booth
Angelo V. Vitale	Secretary, Executive Vice President and General Counsel	/s/ Angelo V. Vitale
Rob Wilson	Vice President, Treasury	/s/ Rob Wilson

Jennifer (Becky) Vosler	Director of Treasury Operations	/s/ Jennifer (Becky) Vosler
Julie Erhardt	Team Leader, Treasury Operations	/s/ Julie Erhardt
Renee Jones	Senior Treasury Operations Analyst	/s/ Renee Jones
Sarah Holtz	Senior Treasury Operations Analyst	/s/ Sarah Holtz
Danny Mahoney	Treasury Operations Analyst	/s/ Danny Mahoney
Duane Kniffen	Vice President, Capital Markets	/s/ Duane Kniffen
Jessica Goers	Director, Transaction Management	/s/ Jessica Goers
Matt Boylan	Transaction Manager	/s/ Matt Boylan
Jonathan Leija	Transaction Manager	/s/ Jonathan Leija
Mike Hoover	Transaction Manager	/s/ Mike Hoover
Stephanie Milici	Transaction Manager	/s/ Stephanie Milici
Michael Codd	Team Leader, Capital Markets	/s/ Michael Codd
Brandon Janness	Team Captain, Capital Markets	/s/ Brandon Janness
Heather McPherson	Team Leader, Capital Markets	/s/ Heather McPherson
Jamie Licavoli	Dir. Post Closing	/s/ Jamie Licavoli
Daniel Domagala	Team Captain, Capital Markets	/s/ Daniel Domagala

Haley Edmunds	Collateral Coordinator	/s/ Haley Edmunds
Rachel Volpe	Team Leader, Treasury Operations	/s/ Rachel Volpe

BUYER NOTICES Name: Jonathan Davis Title: Executive Director Telephone: (212) 834-3850 Facsimile: (917) 464-4160 Email: Jonathan.p.davis@jpmorgan.com	Address: JPMorgan Chase Bank, National Association 383 Madison Avenue, 31st Floor New York, New York 10179

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature
Jonathan Davis	Executive Director	/s/ Jonathan Davis
Seth Fenton	Vice President	/s/ Seth Fenton
Rifat Chowdhury	Executive Director	/s/ Rifat Chowdhury
Michael Brown	Managing Director	/s/ Michael Brown

SCHEDULE 3

LITIGATION

See attached.

Sch. 3-1

I.         Ordinary Course of Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Quicken Loans Inc. (and its Subsidiaries) may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. and on account of consumer bankruptcies. In many of these actions, Quicken Loans (and its Subsidiaries) may not be the real party of interest (because Quicken Loans is not the servicer of the loan or the holder of the note) but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. Such matters are turned over to the servicer of the loan for those loans Quicken Loans or its Subsidiary do not service. In other cases, such as lien avoidance cases brought in bankruptcy, Quicken Loans or its Subsidiary are insured by title insurance and the case is turned over to the title insurer who tenders our defense.

As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Quicken Loans’ consolidated financial position in a material way. However, regardless of the outcome of this or other matters referred to herein, litigation can have a significant effect on Quicken Loans and its Subsidiaries for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Quicken Loans’ information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II.       Non-Ordinary Course of Business Litigation

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
United States of America vs. Quicken Loans Inc.	US District Court, Eastern District, Michigan	16-cv-14050	False Claims Act	The U.S. claims that QL violated the False Claims Act by falsely certifying that FHA loans made by Quicken Loans met FHA underwriting requirements.	4/23/2015
Alex Jacobs vs. Quicken Loans Inc.	US District Court, Southern District, Florida	15-cv-81386	TCPA

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming QL used prerecorded voice messaging and automatic dialers for marketing purposes on cell phones without consent.

10/8/2015
Deutsche Bank National Trust Company, solely as Trustee of the Harborview Mortgage Loan Trust (2007-7) vs. Quicken Loans Inc.	Supreme Court, New York County, New York	13-653048	Breach of Contract

Plaintiff-trustee, on behalf of Freddie Mac, claims that Quicken Loans breached a contract to sell loans consistent with certain representations and warranties and failed to repurchase loans when required.

8/30/2013

Sch. 2-2

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
* Notice of Appeal filed by Plaintiff, Deutsche Bank National Trust Company.
Phillip Alig, et al. vs. Quicken Loans Inc., et al.	US District Court, Northern District, West Virginia	11-c-428	Lender Liability	Class action lawsuit alleging violation of state consumer protection statutes for providing homeowner’s estimated values to appraisers.	6/25/2012
Eileen Nece vs. Quicken Loans Inc.	United States District Court Middle District of Florida	8:16-cv-02605- SDM-TBM	Lender Liability

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming: (a) QL called her, without express consent, on her landline using a prerecorded message; (b) QL called her, without express consent, even though her number was on the national DNC list; (c) QL called her without having procedures in place for maintaining an internal DNC list; and (d) QL failed to timely opt her out.

9/8/2016
Re/Max, LLC vs. Quicken Loans Inc.	US District Court, Colorado	16-CV-02357- CMA	Breach of Contract

Breach of contract claim alleging that Re/Max fulfilled their duties under the terms of the contract and that Quicken Loans failed to perform its obligations, namely, to make payment for services provided.

9/20/2016
Rogers and Davis vs. Quicken Loans Inc.	U.S. District Court, Northern District of Georgia	1:17-cv-07181- TCB	Lender Liability

Putative, Georgia class action, alleges Quicken Loans improperly collected interest payments on FHA loans when the loans were paid in full between 1985 and 2015. Specifically, plaintiffs allege that regardless of when the loan was paid in full, Quicken Loans collected interest through the end of the month. Although the

5/19/2017

Sch. 2-3

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
collection of a full month of interest when the loan is paid in full is allowed, plaintiffs allege Quicken Loans failed to provide a specific FHA approved form with the payoff statement.
Rhonda Leggett-Melton v. Quicken Loans Inc.	US District Court, Eastern District of Michigan	2:17-cv-12818	Consumer Protection	Class action lawsuit alleging that QL violated the Equal Credit Reporting Act (ECOA) and the Fair Credit Reporting Act (FCRA) by not providing the Plaintiff with statutorily required disclosures.	09/13/2017

III. Regulatory and Administrative Matters

As a non-depository mortgage banker, Quicken Loans (and its Subsidiaries) are regulated by and subject to various state agencies that oversee and regulate (a) mortgage lending and the activities of bank and/or non-bank financial institutions and/or (b) insurance agency / escrow agent activities and practices. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken.

These agencies also have the authority to seek revocation of an institution’s or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business and in any given year, Quicken Loans (and its Subsidiaries) participate in and respond to numerous regular periodic state examinations, while at the same time responding to examination findings from other states. In some instances, Quicken Loans (and its Subsidiaries) may dispute the state agency’s findings and/or attempt to reconcile our differences. In other instances Quicken Loans (and its Subsidiaries) may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage banker, we are in the ordinary course of business, subject to such inquiries and investigations. Quicken Loans and its Subsidiaries have thirty team members on its legal/compliance team consisting of in-house lawyers, paralegals and compliance personnel who manage this part of the business. Although Quicken Loans (and its Subsidiaries) may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans’ consolidated financial position or operations in a material way.

Dated: December 14, 2017

Sch. 2-4

SCHEDULE 4

SELLER PARTY AND GUARANTOR NAMES FROM TAX RETURNS

Seller: QL Ginnie EBO, LLC

REO Subsidiary: QL Ginnie REO, LLC

Guarantor: Quicken Loans Inc.

Sh. 4-1

EXHIBIT A

FORM OF CONFIRMATION LETTER

JPMorgan Chase Bank, National Association                                               ,
383 Madison Avenue, 31st Floor

New York, New York 10179

Attention: Jonathan Davis

Confirmation No.:

Ladies/Gentlemen:

This letter confirms our oral agreement to purchase from you the Mortgage Loans listed in Appendix I hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Mortgage Loans among you, QL GINNIE REO, LLC, Quicken Loans Inc., as owner, servicer and guarantor, and us, dated as of December 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), as follows:

Purchase Date:        ,

Mortgage Loans to be Purchased: See Appendix I hereto.

[Appendix I to Confirmation Letter will list Mortgage Loans]

Aggregate Principal Amount of Purchased Assets:

Asset Value:

Purchase Price:

Repurchase/Release Date:

Repurchase/Release Price:

Names and addresses for communications:

Buyer:

JPMorgan Chase Bank, National Association

383 Madison Avenue, 31st Floor

New York, New York 10179

Attention: Jonathan Davis

Email: jonathan.p.davis@jpmorgan.com

Seller:

QL GINNIE EBO, LLC

Exh. A-1

1050 Woodward Ave.

Detroit, MI 48226

Attention: Rob Wilson, Director of Treasury

Email: RobWilson@QuickenLoans.com

With a copy to:

QL GINNIE EBO, LLC

1050 Woodward Ave.

Detroit, MI 48226

Attention: Jose Bartolomei, Senior Counsel

Email: JoseBartolomei@QuickenLoans.com

[FOR SIMULTANEOUS FUNDED MORTGAGE LOANS. SUBJECT TO REVISION.] [Buyer’s agreement to purchase the Mortgage Loans listed in Appendix I hereto is subject to the satisfaction, immediately prior to or concurrently with the making of such purchase and sale, of the following conditions precedent:

1.              Seller shall remit to Buyer the balance of funds required to effectuate the purchase and sale of the related Mortgage Loans;

2.              Buyer shall wire the Purchase Price to the Agency Account on the Purchase Date;

3.              Custodian shall provide Buyer and Seller with a Notice of Intent to issue a Trust Receipt on the Purchase Date; and

4.              Following transfer of the Purchase Price into the Agency Account, but no later than 6:00 p.m. (New York City time) on the Purchase Date, Seller shall provide written confirmation via e-mail to Buyer that Seller has completed the purchase and sale of the Mortgage Loans.

5.              Notwithstanding anything to the contrary set forth herein or in any other Facility Document, in the event the Purchase Price is deposited into the Agency Account but the purchase is not completed on the Purchase Date, Seller shall transfer the Purchase Price back to Buyer at its designated account no later than one (1) Business Day following such Purchase Date.]

Agreed and Acknowledged:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Exh. A-2

QL GINNIE EBO, LLC

By:
Name:
Title:

Exh. A-3

EXHIBIT B

SELLER PARTIES’ AND GUARANTOR’S TAX IDENTIFICATION NUMBERS

Seller: [***]

REO Subsidiary: [***]

Guarantor: [***]

Exh. B-1

EXHIBIT C

FORM OF ASSET SCHEDULE

Loan Number

Borrower First Name

Borrower Last Name

Address

City

State

Zip Code

As Of Date

UPB

Current Rate

Current LTV

Lien Position

Loan Status

Next Pmt Due

P+I Pmt

Most Recent Prop Value

Most Recent Prop Value Date

Property Valuation Type

Property Value Provider

Int Only Flag

Int Only End Date

Balloon Pmt

DTI

Loan Purpose

Units

Property Type

Occupancy

Note Date

First Pay Date

Maturity Date

FICO

OG Balance

OG Rate

OG Term

OG P+I Pmt

OG Prop Value

OG LTV

Prepay Penalty Flag

ARM Flag

Index

Exh. C-1

Margin

Periodic Cap

Life Cap

Floor

Max Rate

Modification Flag

Mod Type

Mod Date

Mod Rate

Mod P+I Pmt

Deferred Balance

Loan Type (FHA/VA/USDA)

FHA Case #

VA #

SCRA Flag

BK Flag

BK Chapter

BK Status

BK Filing Date

BK Post-Petition Due

FCL Flag

FCL Start Date

First Legal Date

FCL Status

FCL Complete Date

Redemption End Date

FCL Sale Date

FCL Sale Price

Convey Condition?

REO Flag

REO Status

Conveyance Flag

REO Complete Date

Posession Type

REO Occupancy Status

Eviction Start Date

Eviction Comp Date

REO Sale Price

Reconveyance Flag

Debenture Rate

Curtailment Flag

Curtailment Reason

P&I Advance Balance

Corportate Advance Balance

Exh. C-2

Escrow Advance Balance

Buyout Type

Buyout Date

Exh. C-3

EXHIBIT D

FORM OF SECTION 8 CERTIFICATE

Reference is hereby made to the Master Repurchase Agreement dated as of December 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among QL Ginnie EBO, LLC (“Seller”), QL Ginnie REO, LLC (“REO  Subsidiary”, and together with Seller, the “Seller Parties”), Quicken Loans Inc. (“Guarantor”) and JPMorgan Chase Bank, N.A. (the “Buyer”). Pursuant to the provisions of Section 8 of the Agreement, the undersigned hereby certifies that:

1.   It is a     natural individual person,      treated as a corporation for U.S. federal income tax purposes,      disregarded for federal income tax purposes (in which case a copy of this Section 8 Certificate is attached in respect of its sole beneficial owner), or      treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.   It is the beneficial owner of amounts received pursuant to the Agreement.

3.   It is not a bank, as such term is used in section 881 (c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.   It is not a 10-percent shareholder of Seller within the meaning of section 871 (h)(3) or 881(c)(3)(B) of the Code.

5.   It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.

6.   Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.

Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

[NAME OF UNDERSIGNED]

By:

Title:

Date: ,

Exh. D-1

EXHIBIT E

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of [QL Ginnie EBO, LLC (the “Seller”)] [QL Ginnie REO, LLC (the “REO Subsidiary”] [Quicken Loans Inc. (“Guarantor”)] hereby irrevocably constitutes and appoints JPMorgan Chase Bank, National Association (“Buyer) ”and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of [Seller] [REO Subsidiary] [Guarantor] and in the name of Seller or in its own name, from time to time in Buyer’s discretion:

(a)           in the name of each [Seller][REO Subsidiary][Guarantor], or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) dated December 14, 2017, among Seller, REO Subsidiary, Guarantor and Buyer (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)           to change the mortgagee of record in connection with FHA Loans, VA Loans or USDA Loans, as applicable;

(c)           to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(d)           (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against [Seller] [REO Subsidiary] [Guarantor] with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; provided that Buyer is not granted any power of attorney to agree to a settlement in which an admission of guilt or wrongdoing is imposed on the [Seller] [REO Subsidiary] [Guarantor] as a result of such settlement or compromise and (vi) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and such [Seller] [REO Subsidiary] [Guarantor]’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize

Exh. E-1

upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as [Seller] [REO Subsidiary] [Guarantor] might do;

(e)           for the purpose of carrying out the transfer of servicing with respect to the Assets from [Seller] [REO Subsidiary] [Guarantor] to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, [Seller] [REO Subsidiary] [Guarantor] hereby gives Buyer the power and right, on behalf of [Seller] [REO Subsidiary][Guarantor], without assent by [Seller] [REO Subsidiary] [Guarantor], to, in the name of [Seller] [REO Subsidiary] [Guarantor] or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

(f)            for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

[Seller] [REO Subsidiary] [Guarantor] hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

[Seller] [REO Subsidiary] [Guarantor] also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to [Seller] [REO Subsidiary] [Guarantor] for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, [SELLER][REO SUBSIDIARY][Guarantor] HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exh. E-2

IN WITNESS WHEREOF [Seller] [REO Subsidiary] [Guarantor] has caused this power of attorney to be executed and [Seller] [REO Subsidiary] [Guarantor]’s seal to be affixed this    day of      , 20  .

[QL GINNIE EBO, LLC][QL GINNIE REO, LLC] [QUICKEN LOANS INC.]

By:
Name:
Title:

Signature Page to the Power of Attorney

Acknowledgment of Execution by [Seller] [REO Subsidiary] [Guarantor] (Principal):

STATE OF	)
	)	ss.:
COUNTY OF	)

On the    day of                             , 20   before me, the undersigned, a Notary Public in and for said State, personally appeared                                    , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity                                      as for [QL Ginnie EBO, LLC][QL Ginnie REO, LLC] [Quicken Loans Inc.] and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Signature Page to the Power of Attorney

EXHIBIT F

FORM OF REPURCHASE/RELEASE REQUEST

[CLIENT NAME]
[CLIENT PHONE #]	[CLIENT ADDRESS]

REPURCHASE/RELEASE REQUEST

[DATE]

J.P. Morgan

1111 Fannin, 12th Floor

Houston, TX 77002

Attn: [JPMorgan CONTACT NAME]

Please debit acct#                                    to repurchase or release at the Repurchase/Release Price the following loans and real estate owned property.

Loan Number Borrower Name	Repurchase/Release Price	Investor Name	Wire Amount

* See Attached List *

Please move excess amount to acct#                                          .

Should you have any questions, please call [CLIENT CONTACT NAME] at [CLIENT CONTACT PHONE # / EXT.]

Thank you for your assistance.

[CLIENT NAME]

[AUTHORIZED OFFICER NAME]
[AUTHORIZED OFFICER TITLE]

Exhibit F

EXHIBIT G

RESERVED

Exhibit G

EXHIBIT H

SERVICER NOTICE

[Date]

[                              ], as Servicer

[ADDRESS]

Attention:

Re:                             Master Repurchase Agreement, dated as of December 14, 2017 (the “Repurchase Agreement”), by and among QL GINNIE EBO, LLC (the “Seller”), QL GINNIE REO, LLC, Quicken Loans Inc., as owner, servicer and guarantor (“Guarantor”) and JPMorgan Chase Bank, N.A. (the “Buyer”).

Ladies and Gentlemen:

[                                ] (the “Servicer”) is servicing certain mortgage loans and REO properties for Seller pursuant to that certain Servicing Agreement between the Servicer and Seller dated as of [ ] (the “Servicing Agreement”). Pursuant to the Repurchase Agreement between Buyer and Seller, the Servicer is hereby notified that Seller has pledged to Buyer certain mortgage loans and REO properties, which are serviced by Servicer which are subject to a security interest in favor of Buyer.

Upon receipt of a notice of Event of Default from Buyer in which Buyer shall identify the mortgage loans and REO properties which are then pledged to Buyer under the Repurchase Agreement (the “Assets”), the Servicer shall segregate all amounts collected on account of such Assets, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Following such notice of Event of Default, Servicer shall follow the instructions of Buyer with respect to the Assets, and shall deliver to Buyer any information with respect to the Assets reasonably requested by Buyer.

Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.

Servicer hereby acknowledges and agrees that Buyer is a third party beneficiary to the Servicing Agreement.

Exhibit H

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: JPMorgan Chase Bank, N.A., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Jonathan Davis, Telecopier No.: (917) 464 4160, Telephone No.: (212) 834-3850.

Very truly yours,

[SELLER]

By:
Name:
Title:

ACKNOWLEDGED:

[SERVICER], as Servicer

By:
Name:
Title:

EXHIBIT I

SELLER PARTIES’ AND GUARANTOR’S SUBSIDIARIES

Quicken Loans, Inc.

Subsidiary Name: One Mortgage Holdings, LLC

Jurisdiction of Organization: Delaware

Each State Qualified as a Foreign Corporation or Entity: N/A

Percentage Ownership by Guarantor: 100%

Percentage Ownership by Seller: 0%

Percentage Ownership by REO Subsidiary: 0%

Note: One Mortgage Holdings, LLC is the 100% owner of One Reverse Mortgage, LLC, which is also organized in Delaware.

Subsidiary Name: QL Ginnie EBO, LLC

Jurisdiction of Organization: Delaware

Each State Qualified as a Foreign Corporation or Entity: N/A

Percentage Ownership by Guarantor: 100%

Percentage Ownership by Seller: 0%

Percentage Ownership by REO Subsidiary: 0%

QL Ginnie EBO, LLC

Subsidiary Name: QL Ginnie REO, LLC

Jurisdiction of Organization: Delaware

Each State Qualified as a Foreign Corporation or Entity: N/A

Percentage Ownership by Guarantor: 0%

Percentage Ownership by Seller: 100%

Percentage Ownership by REO Subsidiary: 0%

QL Ginnie REO, LLC        N/A

Exhibit I